Exhibit 10.3

SECOND AMENDMENT TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of January 31, 2014, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (“American Tire”); AM-PAC TIRE DIST. INC., a California corporation (“Am-Pac”; together with American Tire, collectively, “U.S. Borrowers” and each individually, a “U.S. Borrower”); TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC., a corporation organized under the laws of Canada (and the entity resulting from the amalgamations of ATD Acquisition Co. V Inc., Triwest Trading (Canada) Ltd. and Trican Tire Distributors Inc., and of Trican Tire Distributors Inc. and Wholesale Tire Distributors Inc.), in its capacity as a Canadian Borrower (“Trican”; together with U.S. Borrowers, collectively, “Borrowers” and each individually, a “Borrower”); AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”); TIRE WHOLESALERS, INC., a Washington corporation (“Wholesalers”; together with Holdings, collectively, “Guarantors” and each individually, a “Guarantor”; Borrowers and Guarantors, collectively, “Loan Parties” and each individually, a “Loan Party”); BANK OF AMERICA, N.A., as administrative and collateral agent (in such capacities, together with its successors in such capacities, “Agent”) for certain financial institutions (collectively, “Lenders”), and the Lenders signatory hereto.

Recitals:

Loan Parties, Agent, Lenders and the other parties named therein are parties to a certain Sixth Amended and Restated Credit Agreement dated as of November 30, 2012 (as amended by the First Amendment to Sixth Amended and Restated Credit Agreement dated as of March 22, 2013, the “Credit Agreement”), pursuant to which Lenders have agreed to make certain loans and other extensions of credit to Borrowers.

Borrowers have advised Agent and Lenders of the formation of a new, wholly-owned subsidiary of American Tire, ATD Merger Sub II, LLC, a Delaware limited liability company (“ATD Merger Sub”), and the proposed merger of ATD Merger Sub with and into Hercules Tire Holdings LLC, a Delaware limited liability company (“Hercules Holdings”), with Hercules Holdings as the surviving legal entity of such merger, pursuant to an Agreement and Plan of Merger dated on or about the date hereof among ATD Merger Sub, Hercules Holdings, and the equityholders of Hercules Holdings that are party thereto (the “Hercules Merger Agreement”), and after giving effect to such merger (the “Proposed Hercules Merger”), Hercules Holdings shall be immediately merged into American Tire, with The Hercules Tire & Rubber Company, a Connecticut corporation (“Hercules Tire”), as a wholly-owned subsidiary of American Tire.

In connection with the Proposed Hercules Merger, Borrowers desire for Hercules Tire and certain of its subsidiaries to be joined as Loan Parties to the Credit Agreement and the other Loan Documents, with Hercules Tire to be joined as a U.S. Borrower, Hercules Asia Pacific, LLC, a Connecticut limited liability company (“Hercules Pacific”), to be joined as a U.S. Guarantor, and Hercules Tire Company of Canada Inc., a corporation organized under the laws of Canada (“Hercules Canada”) to be joined as a Canadian Borrower, and Borrowers have requested that Agent and the requisite Lenders consent to such Proposed Hercules Merger and acknowledge that such Proposed Hercules Merger will constitute a “Permitted Acquisition” under the Credit Agreement.

Further, in connection with the Proposed Hercules Merger, Borrowers have requested that the Credit Agreement be amended to provide for, among other things, (i) the increase by certain Revolving Lenders of their respective Revolving Commitments resulting in the maximum aggregate amount of all Canadian Revolving Commitments increasing to an aggregate principal amount of $125,000,000 (such

Revolving Lenders whose Revolving Commitments are increasing are collectively referred to here as “Increasing Revolving Lenders” and individually as an “Increasing Revolving Lender”), (ii) (A) the increase by certain U.S. Lenders of their existing Tranche B Commitments (or the provision by certain U.S. Lenders of new Tranche B Commitments) resulting in the maximum aggregate amount of all Tranche B Commitments increasing to an aggregate principal amount of up to $80,000,0000 (such Tranche B Lenders whose Tranche B Commitments are newly provided or increasing are collectively referred to here as “Increasing Tranche B Lenders” and individually as an “Increasing Tranche B Lender”), (B) the extension of the Tranche B Maturity Date to the date that is 36 months after the effective date hereof, and (C) the increase of the inventory advance rate under the Tranche B Borrowing Base from 7.5% to 10% of Net Orderly Liquidation Value (clauses (ii)(A) – (C) are collectively referred to herein as the “Tranche B Amendments”); and (iii) the addition of a new credit facility under the Credit Agreement pursuant to which certain Canadian Lenders agree to make available to Canadian Borrowers a first-in last-out “Tranche C” facility in an aggregate principal amount of up to $15,000,0000 (such Canadian Lenders are collectively referred to here as “Tranche C Lenders” and individually as a “Tranche C Lender”); and to make certain other changes to the Credit Agreement, in each case as set forth in the modified version of the Credit Agreement attached as Annex 1 hereto and incorporated herein by reference (the “Modified Credit Agreement”).

At the request of Borrowers, the Increasing Revolving Lenders, the Increasing Tranche B Lenders, and the Tranche C Lenders have agreed to confirm to Borrowers their Commitments to provide the loans described above (collectively, the “Modified Commitments”) in the amounts set forth in Annex 2 hereto (the “Revised Commitment Schedule”), subject to the conditions set forth herein, and with the consent of requisite Lenders, to amend the Credit Agreement as set forth in the Modified Credit Agreement attached hereto as Annex 1, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment (including the preamble and recitals hereto), unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement subject to the rules of construction described in Section 1.03 thereof.

2. Consent to Proposed Hercules Merger. Subject to satisfaction of the conditions precedent set forth in Section 10 hereof, Agent and the requisite Lenders hereby consent to the Proposed Hercules Merger, and acknowledge and agree that the Proposed Hercules Merger will constitute a “Permitted Acquisition” under the Credit Agreement, notwithstanding any failure by Borrowers to comply with any requirements set forth in the definition thereof.

3. Confirmation of Lenders’ Modified Commitments. Capitalized terms used in this Section, unless otherwise defined in this Amendment, shall have the meaning ascribed to such terms in the Modified Credit Agreement.

(a) Each Increasing Revolving Lender hereby confirms its Commitment to make Revolving Loans and to acquire participations in Protective Advances, Letters of Credit and Swingline Loans in the amount of each such Revolving Lender’s increased Revolving Commitments as reflected on the Revised Commitment Schedule, in each case upon satisfaction of the conditions precedent set forth in Section 10 hereof. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments as of the Second Amendment Effective Date (as defined in Section 10 hereof) is $125,000,000.

(b) Each Tranche B Lender hereby confirms its Commitment to make Tranche B Loans to U.S. Borrowers in the amount of each such Tranche B Lender’s increased Tranche B Commitment set forth on the Revised Commitment Schedule, pursuant to the amended terms for the Tranche B Loans and Tranche B Commitments set forth in the Modified Credit Agreement, in each case upon satisfaction of the conditions precedent set forth in Section 10 hereof. The aggregate amount of all Tranche B Lenders’ Tranche B Commitments as of the Second Amendment Effective Date is $80,000,000.

(c) Each Tranche C Lender hereby confirms its Commitment to make Tranche C Loans to Canadian Borrowers in the amount of each such Tranche C Lender’s Tranche C Commitment set forth on the Revised Commitment Schedule, in each case upon satisfaction of the conditions precedent set forth in Section 10 hereof. The aggregate amount of all Tranche C Lenders’ Tranche C Commitments as of the Second Amendment Effective Date is $15,000,000.

(d) (i) No Increasing Revolving Lender shall be required to make Canadian Revolving Loans or acquire participations in Canadian Protective Advances, Canadian Letters of Credit and Canadian Swingline Loans in excess of its Canadian Revolving Commitment under the Credit Agreement as in effect prior to the Second Amendment Effective Date, (ii) no Increasing Tranche B Lender shall be required to make any Tranche B Loans in excess of its Tranche B Commitment under the Credit Agreement as in effect prior to the Second Amendment Effective Date or enter into any of the other Tranche B Amendments, and (iii) no Tranche C Lender shall be required to fund any Tranche C Loans, in each case, unless and until the conditions precedent set forth in Section 10 hereof have been satisfied and the Second Amendment Effective Date has occurred.

(e) Until the Second Amendment Effective Date, none of the Increasing Revolving Lenders’ increased Canadian Revolving Commitments, the Increasing Tranche B Lenders’ increased Tranche B Commitments, nor the Tranche C Lenders’ Tranche C Commitments shall be included in the determination of the calculation of Average Revolving Loan Utilization and Canadian Excess Availability under the Modified Credit Agreement.

4. Amendments to Credit Agreement.

(a) The Credit Agreement is, effective as of the Second Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex 1 hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex 1 shall remain in effect without any amendment or other modification thereto.

(b) The Credit Agreement is, effective as of the Second Amendment Effective Date, hereby further amended by (i) replacing the Commitment Schedule attached thereto with the Revised Commitment Schedule, (ii) supplementing each of the other Schedules to the Credit Agreement with the disclosure set forth on the supplements to Schedules attached to this Amendment, (iii) replacing Exhibit A and Exhibit F-1 attached thereto with the attached Exhibit A and Exhibit F-1 and (iv) adding as Exhibit G-4 thereto the attached Exhibit G-4.

(c) Upon or prior to the occurrence of the Second Amendment Effective Date, Borrowers and Agent will update the form of Borrowing Base Certificate attached to the Credit Agreement as Exhibit B thereto to reflect the Tranche C Loans.

5. Ratification and Reaffirmation. Each Loan Party agrees that (i) all of its obligations, liabilities and indebtedness under each Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to this Amendment and the Modified Credit Agreement; (ii) all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest (subject to the Intercreditor Agreement) continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment as collateral security for its obligations, liabilities and indebtedness under the Modified Credit Agreement and under its guarantees in the Loan Documents; and (iii) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Modified Credit Agreement and the other Loan Documents.

6. Acknowledgments and Stipulations. Each Loan Party acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Loan Party are legal, valid and binding obligations of such Loan Party that are enforceable against such Loan Party in accordance with the terms thereof, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

7. Representations and Warranties. Each Loan Party represents and warrants to Agent and each Lender, to induce Agent and such Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof and after giving effect hereto; the execution, delivery and performance of this Amendment are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, equityholder action of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party. As of the Second Amendment Effective Date, all of the representations and warranties made by Loan Parties in the Credit Agreement and any other Loan Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

8. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

9. Loan Document. This Amendment shall be deemed to be a Loan Document.

10. Conditions Precedent to Second Amendment Effective Date. The effectiveness of (a) the consent to the Proposed Hercules Merger described in Section 2 hereof, (b) the modified Commitments of the Increasing Revolving Lenders, the Increasing Tranche B Lenders, and the Tranche C Lenders described in Section 3 hereof, (c) the Tranche B Amendments and the other amendments to the Credit Agreement contained in Section 4 hereof, and (d) the ability of (1) the Canadian Borrowers to borrow under the Canadian Revolving Commitments in excess of the Canadian Revolving Commitments available to the Canadian Borrowers immediately prior to the Second Amendment Effective Date (2) the U.S. Borrowers to borrow under the Tranche B Commitments in excess of the Tranche B Commitments available to the U.S. Borrowers immediately prior to the Second Amendment Effective Date and (3) the ability of the Canadian Borrowers to borrow Tranche C Loans (and, for the avoidance of doubt, the inclusion of such amounts in the calculation of Average Revolving Loan Utilization or Canadian Excess Availability as described in Section 3(e) above) are each subject to the satisfaction of each of the following conditions precedent on or before February 28, 2014 or such later date as may be reasonably acceptable to

Agent, the Increasing Revolving Lenders, the Increasing Tranche B Lenders, and the Tranche C Lenders, in form and substance reasonably satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent (the date on which Agent has confirmed that all such conditions precedent are satisfied is hereinafter referred to as the “Second Amendment Effective Date”):

(a) Agent shall have received duly executed counterparts of this Amendment by all Loan Parties and the Super Majority Lenders, each Increasing Revolving Lender, each Increasing Tranche B Lender, the Tranche B Period Super Majority Lenders, and each Tranche C Lender.

(b) There shall exist no Default or Event of Default on the Second Amendment Effective Date both before and after giving effect to this Amendment under the Modified Credit Agreement.

(c) Agent shall have received duly executed promissory notes or amended and restated promissory notes as requested by any Increasing Revolving Lender, Increasing Tranche B Lender and Tranche C Lender, which shall be in substantially the form of Exhibits G-1, G-3 or G-4, as applicable, to the Modified Credit Agreement.

(d) Agent shall have received duly executed counterparts of each of the fee letters entered into by Borrowers, Agent and the other applicable parties thereto.

(e) Agent shall have received a complete and correct copy of the Hercules Merger Agreement (as defined in the Modified Credit Agreement) and all schedules and exhibits thereto.

(f) On or prior to the consummation of the Proposed Hercules Merger, American Tire shall have received the proceeds of equity contributions to Accelerate Parent Corp. from affiliates of TPG Accelerate V, L.P. and TPG Accelerate VI Capital, L.P. and certain co-investors, in a minimum amount of $35,000,000 and maximum amount of $50,000,000 (the “Equity Contribution”) and shall have provided Agent satisfactory evidence thereof.

(g) On or prior to the consummation of the Proposed Hercules Merger, American Tire and its U.S. Subsidiaries shall have received the gross proceeds in a minimum principal amount of $225,000,000 from the issuance of additional unsecured subordinated indebtedness in the form of senior subordinated notes due 2019 (the “Supplemental Senior Subordinated Notes”).

(h) Agent shall have received duly executed counterparts of the following documents:

(i) Joinder Agreements in the form of Exhibit D to the Credit Agreement and Exhibit J to the U.S. Security Agreement (or, in the case of Hercules Canada, Exhibit H to the Canadian Security Agreement) by each of Hercules Tire, Hercules Pacific, and Hercules Canada (collectively, the “Hercules Loan Parties”), together with any applicable schedules thereto and other deliverables required pursuant to Section 5.11 of the Credit Agreement and 7.11 of the applicable Security Agreement with respect to such Hercules Loan Parties;

(ii) (A) a closing certificate of each of the Hercules Loan Parties certifying to, among other things, the certified articles of incorporation or organization of such Hercules Loan Party and the bylaws or operating agreement of such Hercules Loan Party and the consent of the board of directors of each Hercules Loan Party to the respective Joinder Agreements described in clause (i) above and (B) evidence of consent of the board of directors of each applicable Loan Party to the increase in the Canadian Revolving Commitments and the Tranche B Commitments, and the provision of the Tranche C Commitments; and

(iii) a favorable written opinion of Loan Parties’ counsel in the jurisdictions required by Agent addressed to Agent and Lenders, which shall be substantially similar to the opinion delivered on the Effective Date, opining that, among other things, this Amendment and the Modified Credit Agreement are permitted under and do not violate the Senior Secured Note Documents, the Senior Subordinated Note Documents, the Intercreditor Agreement, the definitive documentation with respect to the Supplemental Senior Subordinated Notes or any other material agreement of a Loan Party.

(i) The Agent (or its bailee), or such other Person as may be required under the Intercreditor Agreement shall have received (i) the certificates representing the shares of Equity Interests of the Hercules Loan Parties required to be pledged pursuant to the applicable Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) required to be pledged to the Agent (or its bailee) pursuant to the applicable Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) The Agent shall have received with respect to each of the Hercules Loan Parties substantially simultaneously with the Second Amendment Effective Date evidence of Agent’s perfected Lien on such Person’s assets, prior in right to any other Person (other than with respect to Liens expressly permitted pursuant to the Modified Credit Agreement).

(k) Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to the modified Canadian Commitments and Tranche B Loans and the Tranche C Loans, and, after giving effect to the increase in the Canadian Revolving Commitments hereunder (and assuming the Proposed Hercules Merger has occurred, and after giving effect to the Hercules Initial Borrowing Base (as defined in the Modified Credit Agreement), Excess Availability is not less than $250,000,000. For the avoidance of doubt, Excess Availability shall not include any availability under the Tranche B Borrowing Base or Tranche C Borrowing Base.

(l) Each Lender shall have received in immediately available funds the fees payable to such Lender on the Second Amendment Effective Date (including the fees described in the fee letters and in Section 12 below), and Borrowers shall have paid to Agent the fees and expenses of Agent and its legal counsel in connection with this Amendment to the extent invoices for such fees and expenses have been presented to the Company at least two (2) Business Days prior to the Second Amendment Effective Date (including the reasonable and documented expenses of legal counsel).

(m) Agent shall have received (i) the unqualified, audited consolidated balance sheets of Hercules Holdings and its consolidated subsidiaries for each of the fiscal years ending 2011, 2012, and 2013, and the related consolidated statements of income, changes in stockholders’ equity, and of cash flows of Hercules Holdings and its consolidated subsidiaries for each such fiscal year, together with the notes thereto, and (ii) the unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders’ equity, and cash flow statement of Hercules Holdings and its consolidated subsidiaries for the most recently ended fiscal month, and, in each case, Agent shall have determined that such audited financial statements are consistent with the Financial Statements delivered pursuant to (and as defined in) the Hercules Merger Agreement, and are otherwise in form and substance satisfactory to Agent.

(n) The Proposed Hercules Merger shall have been consummated substantially simultaneously with the Second Amendment Effective Date in accordance with the terms of the Hercules Merger Agreement in all material respects and without giving effect to any modifications, amendments, consents or waivers that are material and adverse to the Lenders or the Agent as reasonably determined by the Agent, without the prior consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned). The merger of Hercules Holdings with and into American Tire, with American Tire as the surviving legal entity of such merger shall occur immediately following consummation of the Hercules Merger.

11. Additional Covenant Regarding Equity Contribution. To the extent that the aggregate amount of the Equity Contribution made to American Tire on the Second Amendment Effective Date is less than $50,000,000, the Borrowers shall cause affiliates of TPG Accelerate V, L.P. and TPG Accelerate VI Capital, L.P. or certain co-investors to make an additional equity contributions to American Tire in an aggregate amount equal to the difference between the actual amount of the Equity Contribution made on the Second Amendment Effective Date and $50,000,000, and shall provide Agent satisfactory evidence thereof on or before February 21, 2014.

12. Commitment Increase Closing Fee; Expenses of Agent. The Borrowers agree to pay a commitment increase closing fee to the Agent, in an amount equal to 0.30% of the aggregate increase in the total Commitments pursuant to this Amendment and the Modified Credit Agreement, to be allocated among the Increasing Revolving Lenders, the Increasing Tranche B Lenders and the Tranche C Lenders based on the aggregate increase in each such Lender’s total Commitments. Such commitment increase closing fee shall be earned, due and payable in full on the Second Amendment Effective Date. In addition, subject to the limitations set forth in Section 10 of the Credit Agreement, the Borrowers agree to pay, on demand, all reasonable out-of-pocket costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, the Modified Credit Agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s outside legal counsel to the extent of its obligations under Section 9.03 of the Credit Agreement.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

16. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

17. Further Assurances. The parties hereto agree to take such further actions as Agent or Borrowers shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein.

18. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank;

signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

AMERICAN TIRE DISTRIBUTORS, INC., as a U.S. Borrower

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Executive Vice President and General Counsel

AM-PAC TIRE DIST. INC., as a U.S. Borrower

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Vice President and Secretary

TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC., as a Canadian Borrower

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Vice President and Secretary

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

GUARANTORS:

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Executive Vice President and General Counsel

TIRE WHOLESALERS, INC.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Vice President and Secretary

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent, a U.S. Revolving Lender and a Tranche B Lender

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch), as a Canadian Revolving Lender and a Tranche C Lender

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

WELLS FARGO CAPITAL FINANCE, LLC, as a U.S. Revolving Lender and a Tranche B Lender

By:	/s/ Michael P. Henry
Name:	Michael P. Henry
Title:	Duly Authorized Signatory

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Revolving Lender and a Tranche C Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

BARCLAYS BANK PLC, as a U.S. Revolving Lender and a Canadian Revolving Lender

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

ROYAL BANK OF CANADA, as a U.S. Revolving Lender

By:	/s/ Ben Thomas
Name:	Ben Thomas
Title:	Authorized Signatory

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

ROYAL BANK OF CANADA, as a Canadian Revolving Lender

By:	/s/ Ben Thomas
Name:	Ben Thomas
Title:	Authorized Signatory

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

UBS AG, STAMFORD BRANCH, as a U.S. Revolving Lender and a Canadian Revolving Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director Banking Products Services, US

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director Banking Product Services, US

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as a U.S. Revolving Lender, a Canadian Revolving Lender, a Tranche B Lender, and a Tranche C Lender

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

SUNTRUST BANK, as a U.S. Revolving Lender, a Canadian Revolving Lender, a Tranche B Lender, and a Tranche C Lender

By:	/s/ Stephen D. Motts
Name:	Stephen D Motts
Title:	Director

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

TD BANK, N.A., as a U.S. Revolving Lender and a Tranche B Lender

By:	/s/ Stephen A. Caffrey
Name:	Stephen A. Caffrey
Title:	Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

THE TORONTO-DOMINION BANK, as a Canadian Revolving Lender and a Tranche C Lender

By:	/s/ Michael Ho	/s/ Darcy Mack
Name:	Michael Ho	Darcy Mack
Title:	Analyst	Vice-President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Revolving Lender and a Tranche B Lender

By:	/s/ Scot Turner
Name:	Scot Turner
Title:	Senior Vice President

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

U.S. BANK NATIONAL ASSOCIATION, Canada branch, as a Canadian Revolving Lender and a Tranche C Lender

By:	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

REGIONS BANK, as a U.S. Revolving Lender and a Tranche B Lender

By:	/s/ Tom Buda
Name:	Tom Buda
Title:	VP

Second Amendment to Sixth Amended and

Restated Credit Agreement (American Tire)

Annex 1

Modified Credit Agreement

(See attached.)

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 30, 2012,

as amended by the First Amendment, dated as of March 21, 2013,

and as amended by the Second Amendment, dated as of January 31, 2014 among

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as the Lenders,

and

BANK OF AMERICA, N.A.,

as the Administrative Agent and Collateral Agent,

and

AMERICAN TIRE DISTRIBUTORS, INC.

and the other U.S. Borrowers referred to herein from time to time party hereto,

as the U.S. Borrowers,

and

TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC.

and the other Canadian Borrowers from time to time party hereto as Canadian Borrowers,

and

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.,

as Holdings

and

The Subsidiaries of American Tire Distributors, Inc.

from time to time parties hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO CAPITAL FINANCE, LLC, and

SUNTRUST ROBINSON HUMPHREY, INC.,

as the Joint-Lead Arrangers and Joint Book Managers,

and

WELLS FARGO CAPITAL FINANCE, LLC and

SUNTRUST BANK,

as Syndication Agents

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS

SECTION 1.01	Defined Terms	- 2 -
SECTION 1.02	Classification of Loans	- 68 -
SECTION 1.03	Terms Generally	- 68 -
SECTION 1.04	Accounting Terms; GAAP	- 68 -
SECTION 1.05	Amendment and Restatement of Existing Credit Agreement	- 69 -
SECTION 1.06	Interpretation (Quebec)	- 69 -
SECTION 1.07	Currency Calculations	- 70 -

ARTICLE II. THE CREDITS

SECTION 2.01	Revolving Commitments	- 70 -
SECTION 2.02	Revolving Loans and Borrowings	- 71 -
SECTION 2.03	Requests for Revolving Borrowings	- 72 -
SECTION 2.04	Protective Advances and Overadvances	- 73 -
SECTION 2.05	Swingline Loans	- 75 -
SECTION 2.06	Letters of Credit	- 77 -
SECTION 2.07	Funding of Borrowings	- 82 -
SECTION 2.08	Type; Interest Elections	- 83 -
SECTION 2.09	Termination and Reduction of Revolving Commitments	- 84 -
SECTION 2.10	Repayment of Loans; Evidence of Debt	- 85 -
SECTION 2.11	Prepayment of Loans	- 87 -
SECTION 2.12	Fees	- 88 -
SECTION 2.13	Interest	- 89 -
SECTION 2.14	Alternate Rate of Interest	- 91 -
SECTION 2.15	Increased Costs	- 91 -
SECTION 2.16	Break Funding Payments	- 92 -
SECTION 2.17	Taxes	- 93 -
SECTION 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	- 95 -
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	- 97 -
SECTION 2.20	Illegality	- 98 -
SECTION 2.21	Cash Receipts	- 99 -
SECTION 2.22	Reserves; Change in Reserves; Decisions by Agent	- 100 -
SECTION 2.23	Revolving Commitment Increases	- 101 -
SECTION 2.24	Borrower Agent	- 103 -
SECTION 2.25	Joint and Several Liability of the U.S. Borrowers	- 103 -
SECTION 2.26	Loan Account; Statement of Obligations	- 105 -
SECTION 2.27	Extensions of Tranche A Revolving Loans and Tranche A Revolving Commitments	- 106 -
SECTION 2.28	Defaulting Lenders	- 108 -
SECTION 2.29	Currency Matters	- 110 -
SECTION 2.30	Currency Fluctuations	- 110 -
SECTION 2.31	Obligations of the Canadian Loan Parties	- 111 -

i

ARTICLE III. REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	- 111 -
SECTION 3.02	Authorization; Enforceability	- 111 -
SECTION 3.03	Governmental Approvals; No Conflicts	- 111 -
SECTION 3.04	Financial Condition; No Material Adverse Change	- 112 -
SECTION 3.05	Properties	- 112 -
SECTION 3.06	Litigation and Environmental Matters	- 113 -
SECTION 3.07	Compliance with Laws, No Default	- 113 -
SECTION 3.08	Investment Company Status	- 113 -
SECTION 3.09	Taxes	- 113 -
SECTION 3.10	ERISA; Canadian Pension Plans	- 113 -
SECTION 3.11	Disclosure	- 114 -
SECTION 3.12	Solvency	- 114 -
SECTION 3.13	Insurance	- 114 -
SECTION 3.14	Capitalization and Subsidiaries	- 115 -
SECTION 3.15	Security Interest in Collateral	- 115 -
SECTION 3.16	Labor Disputes	- 115 -
SECTION 3.17	Federal Reserve Regulations	- 116 -
SECTION 3.18	Senior Indebtedness	- 116 -
SECTION 3.19	Intellectual Property	- 116 -
SECTION 3.20	Use of Proceeds	- 116 -
SECTION 3.21	Anti-Terrorism Laws	- 116 -

ARTICLE IV. CONDITIONS

SECTION 4.01	Effective Date	- 117 -
SECTION 4.02	Each Credit Event	- 119 -

ARTICLE V. AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements; Borrowing Base and Other Information	- 120 -
SECTION 5.02	Notices of Material Events	- 123 -
SECTION 5.03	Existence; Conduct of Business	- 124 -
SECTION 5.04	Payment of Obligations	- 124 -
SECTION 5.05	Maintenance of Properties	- 124 -
SECTION 5.06	Books and Records; Inspection Rights; Appraisals; Field Examinations	- 124 -
SECTION 5.07	Reserved	- 125 -
SECTION 5.08	Compliance with Laws	- 125 -
SECTION 5.09	Use of Proceeds	- 125 -
SECTION 5.10	Insurance	- 126 -
SECTION 5.11	Additional Loan Parties; Additional Collateral; Further Assurances	- 126 -
SECTION 5.12	Designation of Subsidiaries	- 128 -

ARTICLE VI. NEGATIVE COVENANTS

SECTION 6.01	Indebtedness	- 128 -
SECTION 6.02	Liens	- 133 -
SECTION 6.03	Fundamental Changes	- 138 -
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	- 139 -
SECTION 6.05	Asset Sales	- 142 -

SECTION 6.06	Sale and Lease-Back Transactions	- 144 -
SECTION 6.07	Accounting Changes	- 144 -
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	- 144 -
SECTION 6.09	Transactions with Affiliates	- 148 -
SECTION 6.10	Restrictive Agreements	- 149 -
SECTION 6.11	Amendment of Material Documents	- 149 -
SECTION 6.12	Fixed Charge Coverage Ratio	- 150 -
SECTION 6.13	Canadian Pension Plans	- 150 -

ARTICLE VII. EVENTS OF DEFAULT

SECTION 7.01	Events of Default	- 150 -
SECTION 7.02	Cure Right	- 153 -
SECTION 7.03	Exclusion of Immaterial Subsidiaries	- 153 -

ARTICLE VIII. THE AGENT

ARTICLE IX. MISCELLANEOUS

SECTION 9.01	Notices	- 157 -
SECTION 9.02	Waivers; Amendments	- 158 -
SECTION 9.03	Expenses; Indemnity; Damage Waiver	- 160 -
SECTION 9.04	Successors and Assigns	- 162 -
SECTION 9.05	Survival	- 167 -
SECTION 9.06	Counterparts; Integration; Effectiveness	- 167 -
SECTION 9.07	Severability	- 168 -
SECTION 9.08	Right of Setoff	- 168 -
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	- 168 -
SECTION 9.10	WAIVER OF JURY TRIAL	- 169 -
SECTION 9.11	Headings	- 169 -
SECTION 9.12	Confidentiality	- 169 -
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	- 170 -
SECTION 9.14	USA PATRIOT Act	- 170 -
SECTION 9.15	Disclosure	- 170 -
SECTION 9.16	Appointment for Perfection	- 170 -
SECTION 9.17	Interest Rate Limitation	- 171 -
SECTION 9.18	Cumulative Effect; Conflict of Terms; Entire Agreement; Credit Inquiries; No Advisory or Fiduciary Responsibility	- 171 -
SECTION 9.19	Confirmation, Ratification and Affirmation by Loan Parties	- 172 -
SECTION 9.20	INTERCREDITOR AGREEMENT	- 172 -
SECTION 9.21	Judgment Currency	- 173 -
SECTION 9.22	Canadian Anti-Money Laundering Legislation	- 173 -
SECTION 9.23	Amendments During Tranche B Period	- 174 -

ARTICLE X. LOAN GUARANTY

SECTION 10.01	Guaranty	- 174 -
SECTION 10.02	Guaranty of Payment	- 174 -
SECTION 10.03	No Discharge or Diminishment of Loan Guaranty	- 175 -
SECTION 10.04	Defenses Waived	- 175 -
SECTION 10.05	Rights of Subrogation	- 176 -

SECTION 10.06	Reinstatement; Stay of Acceleration	- 176 -
SECTION 10.07	Information	- 176 -
SECTION 10.08	Maximum Liability	- 176 -
SECTION 10.09	Contribution	- 177 -
SECTION 10.10	Liability Cumulative	- 178 -
SECTION 10.11	Termination; Release of Guarantors and Borrowers	- 178 -

SCHEDULES:

Commitment Schedule

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Immaterial Subsidiaries
Schedule 1.01(c)	Mortgaged Properties
Schedule 1.01(d)	Permitted Inventory Locations
Schedule 3.14	Capitalization and Subsidiaries
Schedule 4.01(b)	Local Counsel
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.05	Specified Asset Sales
Schedule 6.09	Transactions with Affiliates
Schedule 6.10	Existing Restrictions

EXHIBITS:

Exhibit A –	Form of Assignment and Assumption
Exhibit B –	Form of Borrowing Base Certificate
Exhibit C –	Form of Compliance Certificate
Exhibit D –	Form of Joinder Agreement
Exhibit E –	Form of Letter of Credit Request
Exhibit F-1 –	Form of Borrowing Request
Exhibit F-2 –	Form of Swingline Borrowing Request
Exhibit G-1 –	Form of Canadian Revolving Note
Exhibit G-2 –	Form of U.S. Revolving Note
Exhibit G-3 –	Form of Tranche B Note
Exhibit G-4 –	Form of Tranche C Note
Exhibit H –	Form of Vendor Lien Subordination Agreement
Exhibit I –	Form of Mortgage
Exhibit J –	Form of Intercompany Note

v

This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 30, 2012, and amended as of the First Amendment Effective Date pursuant to the First Amendment to the Sixth Amended and Restated Credit Agreement and as of the Second Amendment Effective Date pursuant to the Second Amendment to the Sixth Amended and Restated Credit Agreement (this “Agreement”), is made by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (the “Company”) and successor by merger to ATD Acquisition Co. III, a Delaware corporation, and successor by merger to The Bowlus Service Company, an Ohio corporation, TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC., a corporation organized under the laws of Canada (“Trican”), AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”), each other subsidiary of the Company from time to time party hereto, the Lenders, and BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder and as collateral agent for the Secured Parties (in such capacities, together with its successors in such capacities, the “Agent”).

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, pursuant to the Canadian Acquisition Agreement, contemporaneously with the funding of the initial Loans hereunder on the Effective Date, ATD Acquisition Co. V Inc. (the “Initial Canadian Borrower”) will purchase the Equity Interests of Triwest (the “Canadian Acquisition”), and the Initial Canadian Borrower will amalgamate with Triwest (the Initial Canadian Borrower, after giving effect to the amalgamation with Triwest, the “Amalgamated Company”) on or after the Effective Date;

WHEREAS, the Company, certain of the other Loan Parties, certain of the Lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 28, 2010 (as amended, restated, modified or supplemented prior to the date hereto, the “Existing Credit Agreement”);

WHEREAS, the Company has requested that, immediately upon the satisfaction in full of the applicable conditions precedent set forth in Article IV below, the Existing Credit Agreement be amended and restated as provided herein and that, from and after the Effective Date, (a) the U.S. Revolving Lenders extend credit in the form of U.S. Revolving Loans at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not in excess of $850,000,000 or the aggregate amount of U.S. Revolving Commitments in effect from time to time, (b) the U.S. Swingline Lender extend credit at any time and from time to time during the Availability Period in the form of U.S. Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $85,000,000, (c) the Applicable Issuing Banks issue Letters of Credit for the account of U.S. Borrowers in an aggregate face amount at any time outstanding not in excess of $50,000,000, (d) the Canadian Revolving Lenders extend credit in the form of Canadian Revolving Loans at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent Amount of $60,000,000 or the aggregate amount of Canadian Revolving Commitments in effect from time to time, (e) the Canadian Swingline Lender extend credit at any time and from time to time during the Availability Period in the form of Canadian Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent Amount of $6,000,000, and (f) the Applicable Issuing Banks issue Letters of Credit for the account of a Canadian Borrower in an aggregate face amount at any time outstanding not in excess of the Dollar Equivalent Amount of $10,000,000; and

WHEREAS, the U.S. Revolving Lenders have indicated their willingness to so amend and restate the Existing Credit Agreement, and the Revolving Lenders have indicated their willingness to enter into this Agreement, and to extend such credit, and the Applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as set forth herein as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL First Lien Collateral” has the meaning specified in the Intercreditor Agreement.

“ABR Loan” means a U.S. Revolving Loan or a Tranche B Loan or portion thereof, funded in Dollars and bearing interest calculated by reference to the Alternate Base Rate.

“Account” means an “Account,” as defined in Article 9 of the UCC or in the PPSA, as applicable.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Company and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” has the meaning assigned to such term in the definition of the term “EBITDA”.

“Additional Canadian Revolving Commitment Lender” has the meaning assigned to such term in Section 2.23(b).

“Additional Revolving Commitment Lender” has the meaning assigned to such term in Section 2.23(b).

“Additional U.S. Revolving Commitment Lender” has the meaning assigned to such term in Section 2.23(b).

“Adjusted LIBOR Rate” means, for any Interest Period, the LIBOR Rate for such Interest Period or, if the Board imposes a Reserve Percentage with respect to eurodollar deposits in dollars in the London interbank market, the rate obtained by dividing (a) the LIBOR Rate for such Interest Period by (b) 1 minus the Reserve Percentage.

“Adjustment Date” means (i) with respect to determinations of the Applicable Rate and the Average Historical Excess Availability, the first day of each calendar month, and (ii) with respect to determinations of the Average Revolving Loan Utilization, the first day of each January, April, July and October.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Aggregate Borrowing Base” means the sum of the U.S. Borrowing Base and the Canadian Borrowing Base, but for the avoidance of doubt, the “Aggregate Borrowing Base” shall not include the Tranche B Borrowing Base or the Tranche C Borrowing Base.

“Aggregate Incremental Capacity” has the meaning assigned to such term in Section 2.23(a).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the U.S. Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%, and (c) the LIBOR Rate for an Interest Period of one month commencing on such date plus 1%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on such day by reference to BBA LIBOR (as published by Reuters or other commercially available source designated by the Agent) for a period equal to one-month. Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the U.S. Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.

“Amalgamated Company” has the meaning assigned to such term in the recitals of this Agreement.

“Anticipated 2014 Acquisition” means Borrowers’ anticipated acquisition of the Equity Interests or assets of any of the Anticipated 2014 Targets, in each case, only so long as any such acquisition constitutes a Permitted Acquisition hereunder and is consummated on or prior to December 31, 2014.

“Anticipated 2014 Acquisition Closing Date” means any date on which an Anticipated 2014 Acquisition is consummated in compliance with the terms hereof.

“Anticipated 2014 Target” means those Persons identified by the Company to the Agent as an “Anticipated 2014 Target” prior to the Second Amendment Effective Date; provided, that, in each case such Person or entity is joined as a U.S. Borrower or Canadian Borrower hereunder, as applicable, pursuant to the terms of this Agreement prior to or concurrently with the applicable Anticipated 2014 Acquisition Closing Date.

“Anticipated 2014 Target Initial Borrowing Base Period” means, with respect to any Anticipated 2014 Target, the period commencing on the Anticipated 2014 Acquisition Closing Date with respect to the applicable Anticipated 2014 Acquisition and ending on the earlier of (a) the sixtieth (60th) day after such Anticipated 2014 Acquisition Closing Date and (b) such earlier date as the applicable Borrower may elect following delivery to the Agent of both a field examination and inventory appraisal with respect to the applicable Anticipated 2014 Target’s Borrowing Base Assets, in each case in form and substance reasonably satisfactory to the Agent.

“Anticipated 2014 Target Initial Canadian Borrowing Base” means at any time during the Anticipated 2014 Target Initial Borrowing Base Period, the sum of the following: (a) 60% of the Value of the Receivables of the applicable Anticipated 2014 Target plus (b) 40% of the Value of the Inventory of the applicable Anticipated 2014 Target, minus (c) without duplication (including without duplication of clause (d) of the definition of “U.S. Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that the sum of the Anticipated 2014 Target Initial Canadian Borrowing Base and the Anticipated 2014 Target Initial U.S. Borrowing Base shall not at any time exceed $75,000,000 in the aggregate.

“Anticipated 2014 Target Initial U.S. Borrowing Base” means at any time during the Anticipated 2014 Target Initial Borrowing Base Period, the sum of the following: (a) 60% of the Value of the Receivables of the applicable Anticipated 2014 Target plus (b) 40% of the Value of the Inventory of the applicable Anticipated 2014 Target, minus (c) without duplication (including without duplication of clause (d) of the definition of “Canadian Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that the sum of the Anticipated 2014 Target Initial U.S. Borrowing Base and the Anticipated 2014 Target Initial Canadian Borrowing Base shall not at any time exceed $75,000,000 in the aggregate.

“Anti-Terrorism Laws” shall mean any Requirement of Law relating to terrorism or money laundering including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the PATRIOT Act and the Proceeds of Crime Act.

“Applicable Defaulting Lender” means, with respect to a Borrower Group, a Lender having Borrower Group Commitments to the Borrowers within such Borrower Group that is a Defaulting Lender.

“Applicable Funding Account” means, with respect to the Borrowers within any Borrower Group, the Funding Account for such Borrowers.

“Applicable Funding Lender” means, with respect to a Borrower Group, an Extending Lender having a Borrower Group Commitment to the Borrowers within such Borrower Group.

“Applicable Guaranteed Obligations” means (a) with respect to the U.S. Obligations, the U.S. Guaranteed Obligations, and (b) with respect to the Canadian Obligations, the Canadian Guaranteed Obligations.

“Applicable Guarantor” means (a) with respect to the U.S. Obligations, the U.S. Guarantors, and (b) with respect to the Canadian Obligations, the Canadian Obligations Guarantors.

“Applicable Issuing Bank” means, with respect to a Borrower Group, an Issuing Bank for such Borrower Group.

“Applicable Lenders” means the Applicable Tranche A Lenders ~~or~~, the Applicable Tranche B Lenders or the Applicable Tranche C Lenders, as applicable; provided, that for purposes of Sections 2.04, 2.05 and 2.06, Applicable Lenders shall include only Applicable Tranche A Lenders.

“Applicable Obligated Party” has the meaning assigned to such term in Section 10.02.

“Applicable Percentage” means (a) with respect to any U.S. Revolving Lender, with respect to U.S. Revolving Loans, U.S. LC Exposure or U.S. Swingline Loans, a percentage equal to a fraction the numerator of which is such U.S. Revolving Lender’s U.S. Revolving Commitment and the denominator of which is the aggregate U.S. Revolving Commitments of all U.S. Revolving Lenders (if the U.S. Revolving Commitments have terminated or expired, the Applicable Percentage of any U.S. Revolving Lender shall be determined based upon such U.S. Revolving Lender’s share of the aggregate U.S. Revolving Exposures at that time), (b) with respect to any Canadian Revolving Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure or Canadian Swingline Loans, a percentage equal to a fraction the numerator of which is such Canadian Revolving Lender’s Canadian Revolving Commitment and the denominator of which is the aggregate Canadian Revolving Commitments of all Canadian Revolving Lenders (if the Canadian Revolving Commitments have terminated or expired, the Applicable Percentage of any Canadian Revolving Lender shall be determined based upon such Canadian Revolving Lender’s share of the Dollar Equivalent Amount of the aggregate Canadian Revolving Exposures at that time), ~~and~~ (c) with respect to any Tranche B Lender, with respect to Tranche B Loans, a percentage equal to a fraction the numerator of which is such Tranche B Lender’s Tranche B Commitment and the denominator of which is the aggregate Tranche B Commitments of all Tranche B Lenders (if the Tranche B Commitments have been terminated or expired, the Applicable Percentage of any Tranche B Lender shall be determined based upon such Tranche B Lender’s share of the aggregate Tranche B Exposures at that time)~~.~~ and (d) with respect to any Tranche C Lender, with respect to Tranche C Loans, a percentage equal to a fraction the numerator of which is such Tranche C Lender’s Tranche C Commitment and the denominator of which is the aggregate Tranche C Commitments of all Tranche C Lenders (if the Tranche C Commitments have been terminated or expired, the Applicable Percentage of any Tranche C Lender shall be determined based upon such Tranche C Lender’s share of the aggregate Tranche C Exposures at that time).

“Applicable Rate” means, for any day, with respect to any Floating Rate Loan or Interest Period Loan, the applicable rate per annum set forth below under the caption “Floating Rate Spread” or “Interest Period Spread”, as the case may be, based upon the Average Historical Excess Availability as of the most recent Adjustment Date; provided that until the first Adjustment Date occurring on or after the date that is three (3) months after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Historical Excess Availability	Floating Rate Spread	Interest Period Spread
Category 1 Average Historical Excess Availability less than 33% of the lesser of (i) the aggregate Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base	1.00%	2.00%

Category 2 Average Historical Excess Availability greater than or equal to 33% of the lesser of (i) the aggregate Tranche A Revolving Commitments and (ii) the Aggregate	0.75%	1.75%

Borrowing Base, but less than 66% of the lesser of (i) the aggregate Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base

Category 3 Average Historical Excess Availability greater than or equal to 66% of the lesser of (i) the aggregate Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base	0.50%	1.50%

Notwithstanding the foregoing, (a) the Applicable Rate for any Tranche B Loan shall be the Applicable Rate as determined above in this definition plus 1.50%~~.~~ and (b) the Applicable Rate for any Tranche C Loan shall be (i) on or before March 31, 2014, 2.25% with respect to Tranche C Loans that are Canadian Prime Rate Loans or Canadian Base Rate Loans and 3.25% with respect to Tranche C Loans that are Canadian BA Rate Loans or LIBOR Rate Loans or (ii) after March 31, 2014, the Applicable Rate for any Tranche C Loan shall be the Applicable Rate as determined above in this definition plus 1.50%.

The Applicable Rate shall be adjusted monthly on a prospective basis on each Adjustment Date based upon the Average Historical Excess Availability in accordance with the table above; provided that (i) if an Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Event of Default shall no longer be continuing, and (ii) if any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand and shall be payable only to the Applicable Lenders whose Borrower Group Commitments were outstanding during such period when the Applicable Rate should have been higher (regardless of whether such Lenders remain parties to this Agreement at the time such payment is made).

“Applicable Security Agreement” means, with respect to the U.S. Loan Parties, the U.S. Security Agreement and, with respect to the Canadian Loan Parties, the Canadian Security Agreements.

“Applicable Swingline Lender” means BANA with respect to U.S. Swingline Loans and BANA (acting through its Canada branch), with respect to Canadian Swingline Loans.

“Applicable Tranche A Lenders” means, with respect to the U.S. Loan Parties’ Borrower Group, U.S. Revolving Lenders having Borrower Group Commitments to the U.S. Borrowers, and with respect to the Canadian Loan Parties’ Borrower Group, Canadian Revolving Lenders having Borrower Group Commitments to the Canadian Borrowers.

“Applicable Tranche B Lenders” means, with respect to U.S. Borrowers, the Tranche B Lenders having Tranche B Commitments to such Borrowers.

“Applicable Tranche C Lenders” means, with respect to Canadian Borrowers, the Tranche C Lenders having Tranche C Commitments to such Borrowers.

“Approved Fund” means any Person (other than an natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (1) a Lender, (2) an Affiliate or branch of a Lender or (3) an entity or an Affiliate or branch of an entity that administers, advises or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

“Attributable Debt” in respect of a Sale and Lease Back Transaction means, as at the time of determination, the present value (discounted at the interest rate for such lease, as determined by the Company) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Agent’s ability to realize upon the Collateral consisting of Borrowing Base Assets included in the Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Collateral consisting of Borrowing Base Assets included in the Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base, or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base.

“Available Revolving Commitment” means, at any time, with respect to any Applicable Lender, (a) if such Applicable Lender is a U.S. Revolving Lender, the U.S. Revolving Commitment of such U.S. Revolving Lender then in effect minus the U.S. Revolving Exposure of such U.S. Revolving Lender at such time, and (b) if such Applicable Lender is a Canadian Revolving Lender, the Canadian Revolving Commitment of such Canadian Revolving Lender then in effect, minus the Canadian Revolving Exposure of such Canadian Revolving Lender at such time. For the avoidance of doubt, the “Available Revolving Commitment” shall not include the Tranche B Commitment or Tranche B Exposure of any Tranche B Lender or the Tranche C Commitment or Tranche C Exposure of any Tranche C Lender.

“Average Historical Excess Availability” means, at any Adjustment Date, the average daily Excess Availability for the one-month period immediately preceding such Adjustment Date. For the avoidance of doubt, borrowing availability under the Tranche B Borrowing Base and the Tranche C Borrowing Base shall not be included in the calculation of “Average Historical Excess Availability”.

“Average Revolving Loan Utilization” means, at any Adjustment Date, the sum of (a) the average daily aggregate U.S. Revolving Exposures (excluding any U.S. Revolving Exposure resulting from any outstanding U.S. Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Effective Date to such Adjustment Date), divided by the aggregate U.S. Revolving Commitments at such time, plus (b) the average daily aggregate Canadian

Revolving Exposures (excluding any Canadian Revolving Exposures resulting from any outstanding Canadian Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Effective Date to such Adjustment Date), divided by the aggregate Canadian Revolving Commitments at such time. For the avoidance of doubt, the Tranche B Exposure and the Tranche B Commitments and the Tranche C Exposure and the Tranche C Commitments shall not be included in the calculation of “Average Revolving Loan Utilization”.

“BANA” means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors and assigns.

“BANA Account” has the meaning assigned to such term in Section 2.21(c).

“B/F Subordination Agreement” means the Amended and Restated Subordination Agreement dated November 6, 2002, as amended and reaffirmed on December 19, 2008, December 10, 2010, and May 21, 2012, and as further amended, restated or otherwise modified from time to time thereafter, among Bridgestone/Firestone, the Agent, the Company, and the other parties thereto.

“Banking Services” means each and any of the following bank services provided to any Loan Party by the Agent, any Revolving Lender or any of their respective Affiliates or branches: (a) commercial credit cards, merchant card services, purchase or debit cards, (b) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including under Cash Management Agreements.

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Banking Services Obligations then provided or outstanding.

“Bankruptcy Law” means Title 11 of the United States Code, the BIA, the CCAA or any similar foreign, federal, provincial or state law for the relief of debtors as now or hereinafter in effect.

“Bankruptcy Proceeding” means (a) any voluntary or involuntary case or proceeding under any applicable Bankruptcy Law or any proceeding of the type specified in Section 7.01(g) or (h), in each case, with respect to Holdings, the Company, or any Material Subsidiary, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Holdings, the Company, any Canadian Borrower or any Material Subsidiary or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of Holdings, the Company, or any Material Subsidiary whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings, the Company, or any Material Subsidiary.

“BBA LIBOR” has the meaning assigned to such term in the definition of “LIBOR Rate”.

“BIA” means the Bankruptcy and Insolvency Act (Canada) and the regulations promulgated thereunder.

“Blocked Account Agreement” has the meaning assigned to such term in Section 2.21(a).

“Blocked Accounts” has the meaning assigned to such term in Section 2.21(a).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means a U.S. Borrower or a Canadian Borrower, as applicable.

“Borrower Agent” has the meaning assigned to such term in Section 2.24.

“Borrower Group” means a group consisting of (a) the U.S. Borrowers and each other U.S. Loan Party, or (b) the Canadian Borrowers and each other Canadian Loan Party, as applicable. For the avoidance of doubt, any Borrowings under the U.S. Commitments shall be made to the U.S. Borrowers and any Borrowings under the Canadian Commitments shall be made to a Canadian Borrower.

“Borrower Group Commitments” means, with respect to the Commitment of a Lender to fund Revolving Loans to the Borrowers within a Borrower Group, or to participate in Letters of Credit issued for the account of Borrowers within a Borrower Group, the amount of the Commitment of such Lender with respect to such Borrower Group as shown on the Commitment Schedule from time to time, as such Commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23.

“Borrowing” means any (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Interest Period Loans, as to which a single Interest Period is in effect, (b) Swingline Loan or (c) Protective Advance or Overadvance Loan.

“Borrowing Base” means, with respect to the U.S. Borrowers, the U.S. Borrowing Base, and, with respect to the Canadian Borrowers, the Canadian Borrowing Base.

“Borrowing Base Assets” means any Loan Party’s Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Company, in substantially the form of Exhibit B or another form which is acceptable to the Agent in its reasonable discretion~~.~~; provided, that, in addition to providing the calculation of each of the U.S. Borrowing Base, the Canadian Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base, each Borrowing Base Certificate shall also include the calculation of both the Total Borrowing Base and the Indenture Borrowing Base.

“Borrowing Request” means a request by the Borrower Agent for a Revolving Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit F-1, or such other form as shall be approved by the Agent.

“Bridgestone/Firestone” means Bridgestone/Firestone North American Tire, LLC, a Delaware limited liability company and successor by merger to Bridgestone/Firestone, Inc., an Ohio corporation.

“Business Day” (a) means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used with reference to any Canadian Revolving Loan or Tranche C Loan, shall also exclude a day on which banks in Toronto, Ontario, Canada are authorized or required by law to remain closed.

“Calculation Date” has the meaning assigned to such term in Section 2.30(a).

“Canadian Acquisition” has the meaning assigned to it in the recitals of this Agreement.

“Canadian Acquisition Agreement” means that certain Share Purchase Agreement dated as of November 30, 2012, among Seller, Selling Shareholders, the Initial Canadian Borrower, and the Company, as parent guarantor, together with all exhibits, schedules and disclosure letters thereto.

“Canadian Acquisition Funds” means (a) the payment of the acquisition consideration to the equity holders of the Initial Canadian Borrower under the Canadian Acquisition Agreement, (b) the payment of Transaction Expenses and (c) the Refinancing.

“Canadian BA Rate” means, with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

“Canadian BA Rate Loan” means a Canadian Revolving Loan or Tranche C Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.

“Canadian Base Rate” means for any day, the greatest of (i) the per annum rate of interest in effect for such day as publicly announced from time to time by BANA (acting through its Canada branch) in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by BANA (acting through its Canada branch) based upon various factors including costs and desired return of BANA (acting through its Canada branch), general economic conditions and other factors, and used as a reference point for pricing some loans in Dollars in Canada made at its “base rate”, which may be priced at, above or below such announced rate), (ii) the Federal Funds Rate for such date, plus one-half of one percent (0.50%) per annum, or (iii) the LIBOR Rate for a thirty (30) day Interest Period, plus one percent (1.00%) per annum. Any change in the “base rate” announced by BANA (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement of such change.

Each interest rate based upon the Canadian Base Rate hereunder, shall be adjusted simultaneously with any change in the Canadian Base Rate. In the event that BANA (acting through its Canada branch) (including any successor or assignee) does not at any time publicly announce such a “base rate,” the subparagraph (i) of this definition shall mean the “base rate” publicly announced by a Schedule I Bank under the Bank Act (Canada) for Dollar loans in Canada, as selected by the Agent.

“Canadian Base Rate Loan” means a Canadian Revolving Loan or Tranche C Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.

“Canadian Borrower” means prior to the Canadian Acquisition, the Initial Canadian Borrower and after giving effect to the amalgamation with Triwest, the Amalgamated Company, and each other Canadian Subsidiary that becomes a Canadian Borrower pursuant to Section 5.11(a), including Hercules Canada (after giving effect to its joinder on the Second Amendment Effective Date).

“Canadian Borrowing Base” means, at any time, the Dollar Equivalent Amount of: (a) 85% of the Dollar Equivalent Amount of the Value of Eligible Receivables of the Canadian Loan Parties, plus (b) the lesser of (i) 70% of the Dollar Equivalent Amount of the Value of Eligible Tire Inventory of the Canadian Loan Parties and (ii) 85% of the Dollar Equivalent Amount of Net Orderly Liquidation Value of Eligible Tire Inventory of the Canadian Loan Parties, plus (c) the lesser of (i) 50% of the Dollar Equivalent Amount of the Value of Eligible Non-Tire Inventory of the Canadian Loan Parties and (ii) 85% of the Dollar Equivalent Amount of the Net Orderly Liquidation Value of Eligible Non-Tire Inventory of the Canadian Loan Parties, minus (d) without duplication (including without duplication of clause (d) of the definition of “U.S. Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that (x) during the ~~RTD~~Hercules Initial Borrowing Base Period, the Borrowing Base Assets of ~~RTD~~Hercules Canada shall be included in the calculation above solely to the extent of the Dollar Equivalent Amount of the ~~RTD~~Hercules Initial Canadian Borrowing Base and (y) during any Anticipated 2014 Target Initial Borrowing Base~~.~~ Period, the Borrowing Base Assets of the applicable Anticipated 2014 Target (or, if such assets are acquired by an existing Canadian Borrower in connection with an Anticipated 2014 Acquisition, the new Borrowing Base Assets of such existing Canadian Borrower so acquired) shall be included in the calculation above solely to the extent of the Dollar Equivalent Amount of the Anticipated 2014 Target Initial Canadian Borrowing Base.

~~Notwithstanding the foregoing, on~~(1) On or before the sixtieth (60th) day following the ~~Tranche B~~Second Amendment Effective Date, a field examination and inventory appraisal with respect to the Borrowing Base Assets of ~~RTD and its Subsidiaries~~Hercules Canada shall be delivered to the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent. If such field examination or such appraisal is not in form and substance reasonably satisfactory to the Agent, then on and after the ~~91~~61st day following the ~~Tranche B~~Second Amendment Effective Date, the amount of the ~~RTD~~Hercules Initial Canadian Borrowing Base shall be $-0-.

(2) On or before the sixtieth (60th) day following any Anticipated 2014 Acquisition Closing Date, a field examination and inventory appraisal with respect to the Borrowing Base Assets of the applicable Anticipated 2014 Target (or, if such assets are acquired by an existing Canadian Borrower in connection with an Anticipated 2014 Acquisition, a field examination and inventory appraisal with respect to the new Borrowing Base Assets of such existing Canadian Borrower so acquired) shall be delivered to the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent. If such field examination or such appraisal is not in form and substance reasonably satisfactory to the Agent, then on and after the 61st day following such Anticipated 2014 Acquisition Closing Date, the amount of the Anticipated 2014 Target Initial Canadian Borrowing Base in connection with such Anticipated 2014 Acquisition shall be $-0-.

The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of such Borrowing Base Certificate. With respect to any Borrowing Base Certificate delivered pursuant to the final proviso at the end of Section 5.01(h), the Canadian Borrowing Base shall be calculated immediately after giving effect to the applicable acquisition, subject, in each case, to the requirements of the last paragraph of Section 6.04.

“Canadian Collateral” means the U.S. Collateral and any and all property owned, leased or operated by a Canadian Loan Party subject to a security interest or Lien under the Collateral Documents and any and all other property of each Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the Secured Parties, to secure the Canadian Obligations; provided, however, that Canadian Collateral shall not at any time include any Margin Stock.

“Canadian Commitment” means a Canadian Revolving Commitment or a Tranche C Commitment, including an Extended Canadian Revolving Commitment.

“Canadian Dollars” or “Cdn $” means the lawful currency of Canada.

“Canadian Excess Availability” means, at any time, the Dollar Equivalent Amount equal to the sum of (a) the lesser of (i) the aggregate total Canadian Revolving Commitments at such time and (ii) the Canadian Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h)), plus (b) the Dollar Equivalent Amount of all unrestricted cash and cash equivalents of the Canadian Loan Parties at such time (to the extent held in Qualified Accounts), minus (c) the aggregate of the Canadian Revolving Exposures (including the Dollar Equivalent Amount of the Canadian LC Exposure) of all Canadian Revolving Lenders at such time. For the avoidance of doubt, borrowing availability under the Tranche C Borrowing Base shall not be included in the calculation of Canadian Excess Availability.

“Canadian Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Canadian Guarantors” means ~~Triwest~~Trican, and each Canadian Subsidiary (other than any Excluded Subsidiary) that hereafter becomes a party to this Agreement as a Loan Party and a Guarantor pursuant to a Joinder Agreement and each Canadian Borrower to the extent of the Canadian Guaranteed Obligations of each other Canadian Borrower, and their respective successors and assigns, including Hercules Canada (after giving effect to its joinder on the Second Amendment Effective Date).

“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“Canadian LC Disbursement” means a payment made by an Applicable Issuing Bank pursuant to a drawing on a Canadian Letter of Credit.

“Canadian LC Exposure” means, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate amount of all Canadian LC Disbursements that have not yet been reimbursed by or on behalf of the Canadian Borrowers or any other Canadian Loan Party at such time, less (c) the amount then on deposit in the Canadian LC Collateral Account. The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Letter of Credit” means a Letter of Credit issued for the account of a Canadian Borrower under the Canadian Commitments pursuant to this Agreement.

“Canadian Loan Party” means a Canadian Borrower or a Canadian Guarantor.

“Canadian MEPP” means a Canadian Pension Plan that is either (i) a multi-employer pension plan as defined in the PBA or (ii) a plan that provides target benefits as defined in the PBA, in either case being a plan where the employer’s contribution obligations to such plan are set out in one or more collective agreements and are defined contribution in nature.

“Canadian Obligations” mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to a Canadian Borrower (including, without limitation, the Tranche C Loans), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Canadian Borrower under this Agreement in respect of any Canadian Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of a Canadian Borrower or any other Canadian Loan Party to any of the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of a Canadian Borrower under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Canadian Loan Party under or pursuant to this Agreement or the other Loan Documents, (d) the due and punctual payment and performance of all Secured Swap Obligations of a Canadian Loan Party (other than with respect to such Canadian Loan Party’s Secured Swap Obligations that constitute Excluded Swap Obligations) and (e) the due and punctual payment and performance of all Banking Services Obligations of a Canadian Loan Party. Notwithstanding the foregoing, (i) the obligations of Holdings, the Company or any Subsidiary in respect of any Secured Swap Obligations or any Banking Services Obligations of a Canadian Loan Party shall be secured and guaranteed pursuant to the Collateral Documents and the Loan Guaranty only to the extent that, and for so long as, the other Canadian Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Loan Documents shall not require the consent of the holders of Secured Swap Obligations or the holders of Banking Services Obligations of a Canadian Loan Party.

“Canadian Obligations Guarantor Percentage” has the meaning assigned to it in Section 10.09.

“Canadian Obligations Guarantors” means, collectively, the U.S. Loan Parties and the Canadian Guarantors.

“Canadian Obligations Non-Paying Guarantor” has the meaning assigned to it in Section 10.09.

“Canadian Obligations Paying Guarantor” has the meaning assigned to it in Section 10.09.

“Canadian Overadvance” means at any time the amount by which the aggregate outstanding Canadian Revolving Exposures exceed the Canadian Borrowing Base.

“Canadian Overadvance Condition” means and is deemed to exist any time the aggregate outstanding Canadian Revolving Exposures exceed the Canadian Borrowing Base.

“Canadian Overadvance Loan” means a Revolving Loan to a Canadian Borrower at a time when a Canadian Overadvance Condition exists.

“Canadian Overnight Rate” means the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

“Canadian Pension Plan” means a plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former employees.

“Canadian Prime Rate” means, for any day, the greater of the per annum (i) rate of interest in effect for such day as publicly announced from time to time by BANA (acting through its Canada branch) in Toronto, Ontario as its “prime rate” (the “prime rate” being a rate set by BANA (acting through its Canada branch) based upon various factors, including costs and desired return of BANA (acting through its Canada branch), general economic conditions and other factors, and used as a reference point for pricing some loans in Canadian Dollars in Canada made at its “prime rate”, which may be priced at, above, or below such announced rate, (ii) the sum of one-half of one percent (0.50%) plus the Canadian Overnight Rate, and (iii) the sum of one percent (1.00%) plus the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day) for a 30 day interest period as determined on such day. Any change in the “prime rate” announced by BANA (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Prime Rate hereunder, shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event that BANA (acting through its Canada branch) (including any successor or assignee), does not at any time publicly announce such a “prime rate”, the sub-paragraph (i) of this definition of “Canadian Prime Rate” shall mean the “prime rate” publicly announced by a Schedule 1 Bank under the Bank Act (Canada) for Canadian Dollar loans in Canada, as selected by the Agent.

“Canadian Prime Rate Loan” means a Canadian Revolving Loan or Tranche C Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.

“Canadian Protective Advance” means a Protective Advance made to or for the account of a Canadian Borrower.

“Canadian Qualified Lender” means a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada or is not deemed to be resident in Canada for purposes of the ITA, then such financial institution deals at arm’s length with each Canadian Loan Party for purposes of the ITA.

“Canadian Revolving Commitment” means, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Protective Advances, Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender’s Canadian Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23. The initial amount of each Canadian Revolving Lender’s Canadian Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Revolving Commitment, as applicable. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments as of the Effective Date was $60,000,000. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments as of the First Amendment Effective Date ~~is~~was $100,000,000~~; provided that notwithstanding the foregoing, the~~. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments ~~in effect on~~as of the ~~First~~Second Amendment Effective Date ~~in excess of those available immediately prior to the First Amendment Effective Date shall not be available for any Borrowings or Letters of Credit hereunder and shall not be included in any calculation of Canadian Excess Availability or Average Revolving Loan Utilization until the Tranche B Effective Date.~~is $125,000,000.

“Canadian Revolving Exposure” means, with respect to any Canadian Revolving Lender at any time, the Dollar Equivalent Amount of the sum of the outstanding principal amount of such Lender’s Canadian Revolving Loans and its Canadian LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of Canadian Swingline Loans and Canadian Protective Advances outstanding at such time. For the avoidance of doubt, the outstanding principal amount of Tranche C Loans shall not be included in the calculation of Canadian Revolving Exposure.

“Canadian Revolving Lender” means, as of any date of determination, a Lender with a Canadian Revolving Commitment or, if the Canadian Revolving Commitments have terminated or expired, a Lender with Canadian Revolving Exposure. Unless the context otherwise requires, the term “Canadian Revolving Lenders” includes the Canadian Swingline Lender. For the avoidance of doubt, the term “Canadian Revolving Lenders” shall not include Tranche C Lenders.

“Canadian Revolving Loan” means the loans and advances made by the Canadian Revolving Lenders pursuant to this Agreement, including a Loan made pursuant to Section 2.01(a), Canadian Swingline Loans and Canadian Protective Advances, but for the avoidance of doubt, such term shall not include Tranche C Loans.

“Canadian Security Agreements” means those certain general security agreements and deeds of hypothec dated on or about November 30, 2012, between each of the Canadian Loan Parties and the Agent and each other general security agreement or hypothec executed and delivered by a Canadian Loan Party and the Agent.

“Canadian Subsidiary” means each Subsidiary of a Canadian Borrower or ~~Triwest~~other Canadian Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Lender” means BANA (acting through its Canada branch), in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan” means a Loan made by the Canadian Swingline Lender pursuant to Section 2.05.

“Capital Expenditures” means, for any period, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Recovery Event, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of sales, transfers or other dispositions that are not required to be applied to prepay Revolving Loans pursuant to Section 2.11(c), (iv) expenditures that are accounted for as capital expenditures by the Company or any Subsidiary and that actually are paid for by a Person other than the Company or any Subsidiary and for which neither the Company nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Company or any Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period), (v) the book value of any asset owned by the Company or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vi) any expenditures that constitute Permitted Acquisitions (or similar investments) and expenditures made in connection with the Transactions on or about the Effective Date or in connection with the amalgamation of the Initial Canadian Borrower and Triwest, (vii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Company and the Subsidiaries for such period or (viii) any Lease Expenses.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the amount thereof accounted for as a liability determined in accordance with GAAP.

“Cash Management Agreement” means any agreement entered into from time to time between any Loan Party, on the one hand, and the Agent or any Lender or any of their Affiliates or branches on the other, in connection with cash management services for collections, other Banking Services and for operating, payroll and trust accounts of such Loan Party provided by such Agent, Lender or their Affiliates or branches, including ACH services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“CCAA” means the Companies’ Creditors Agreement Act (Canada) and the regulations promulgated thereunder.

“Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Holders (i) shall fail to have the right, directly or indirectly, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of Holdings or (ii) shall fail to own, directly or indirectly, beneficially and of record, shares of Holdings in an amount equal to more than 50% of the amount of shares owned, directly or indirectly, by the Permitted Holders, beneficially and of record, as of the Effective Date and such ownership by the Permitted Holders shall not represent the largest single block of voting securities of Holdings held, directly or indirectly, by any Person or related group for purposes of Section 13(d) of the Exchange Act, (b) after a Qualified Public Offering, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, TopCo, and, if applicable, any intermediate holding company parent of Holdings which is owned, directly or indirectly, by the Permitted Holders, shall “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or the Company after a Qualified Public Offering of the Company) and the percentage of the aggregate ordinary voting power represented by such Equity Interests beneficially owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Equity Interests of Holdings (or the Company after a Qualified Public Offering of the Company) then beneficially owned, directly or indirectly, by the Permitted Holders, unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings (or the Company after a Qualified Public Offering of the Company) or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the board of directors of Holdings (or the Company after a Qualified Public Offering of the Company) shall be occupied by persons who were (x) members of the board of directors of Holdings on the Effective Date or nominated by the board of directors of Holdings (or of the Company after a Qualified Public Offering of the Company) or by one or more Permitted Holders or Persons nominated by one or more Permitted Holders or (y) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Holdings or the Company shall occur under and as defined in the Senior Secured Note Documents, the Senior Subordinated Note Documents or any other Subordinated Indebtedness of Holdings or its Subsidiaries constituting Material Indebtedness, or (d) at any time, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the date of this Agreement; provided that, it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC (or, with respect to any chattel paper of any Canadian Loan Party, as such term is defined in the PPSA), including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located.

“Class” (a) when used in reference to any Loan to, or Borrowing by, the U.S. Borrowers, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Extended U.S. Revolving Loans (of the same Extension Series), U.S. Swingline Loans, U.S. Protective Advances, U.S. Overadvance Loans or Tranche B Loans; and when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment, an Extended U.S. Revolving Commitment (of the same Extension Series), or a Tranche B Commitment, and (b) when used in reference to any Loan to, or Borrowing by, a Canadian Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Loans, Extended Canadian Revolving Loans (of the same Extension Series), Canadian Swingline Loans, Canadian Protective Advances ~~or~~, Canadian Overadvance Loans or Tranche C Loans; and when used in reference to any Commitment, refers to whether such Commitment is a Canadian Revolving Commitment ~~or~~, an Extended Canadian Revolving Commitment (of the same Extension Series) or a Tranche C Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the Canadian Collateral or the U.S. Collateral, as applicable.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreements.

“Collateral Documents” means, collectively, the Security Agreements, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the U.S. Obligations or the Canadian Obligations.

“Commitment” means a U.S. Commitment or a Canadian Commitment, as applicable.

“Commitment Fee Rate” means, a rate per annum equal to 0.25%; provided that, commencing on January 1, 2013, for any day thereafter, the applicable rate per annum set forth below based upon the Average Revolving Loan Utilization as of the most recent Adjustment Date:

Average Revolving Loan Utilization	Commitment Fee Rate
Less than or equal to 50%	0.375%
Greater than 50%	0.250%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Revolving Loan Utilization in accordance with the table above; provided that if an Event of Default shall have occurred and be continuing at the time any reduction in the Commitment Fee Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Event of Default shall have been cured or waived.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, (b) obligations in respect of Capital Lease Obligations and (c) debt obligations evidenced by bonds, notes, debentures or similar instruments.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Cooper Subordination Agreement” means that certain Vendor Lien Subordination Agreement dated October 28, 2004, between the Agent and Cooper Tire & Rubber Company.

“Cost” means the cost of purchase of Inventory determined according to the accounting policies used in the preparation of the Company’s audited financial statements.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“DDAs” means any checking or other demand deposit account maintained by any Loan Party. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral; and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Security Agreements and the Intercreditor Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Applicable Lender that (a) fails to make any payment or provide funds to the Agent or any Borrower within the applicable Borrower Group as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within two Business Days, (b) notified the Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or becomes the subject of a Bankruptcy Proceeding.

“Derivative Transaction” means (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its subsidiaries shall be a Derivative Transaction.

“Designated Disbursement Account” has the meaning assigned to such term in Section 2.21(d).

“Dilution Reserve” means, with respect to a Borrower Group, an amount equal to the excess of (i) non-cash reductions to the U.S. Borrowers’ or the Canadian Loan Parties’, as applicable, Receivables (on a combined basis) during a 12-month period prior to the date of determination as established by the Borrowers’ records or by a field examination conducted by the Agent’s employees or representatives, expressed as a percentage of the U.S. Borrowers’ or the Canadian Loan Parties’, as applicable, Receivables (on a combined basis) outstanding during the same period, as the same may be adjusted by the Agent in the exercise of its Permitted Discretion, over (ii) 5%, multiplied by an amount equal to Eligible Receivables as of the date of determination.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date and the occurrence of the Termination Date or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date and the occurrence of the Termination Date; provided that if such Equity Interest is issued to any plan for the benefit of employees of Holdings or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by Holdings or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Document” has the meaning assigned to such term in Article 9 of the UCC (or, with respect to any “document of title” of any Canadian Loan Party, as such term is defined in the PPSA).

“Dollar Equivalent Amount” means on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period, plus

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Net Income, the sum of the following amounts for such period:

(i) Interest Expense for such period,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds),

(iii) depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs),

(iv) Non-Cash Charges,

(v) extraordinary, unusual or non-recurring charges (including fees and expenses relating thereto),

(vi) cash restructuring charges, accruals or reserves (including restructuring costs related to acquisitions before and after the Effective Date) incurred during any period on or prior to the second anniversary of the Effective Date; provided that, the aggregate amount of restructuring charges, accruals or reserves incurred under this clause (vi) in such Test Period shall not exceed, when combined with the aggregate amount of cost savings added pursuant to clause (xii) below in such Test Period and the aggregate amount of any Pro Forma Adjustments made in any such Test Period, 25% of EBITDA for any such Test Period ending on or prior to November 16, 2014, and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to this clause (vi), clause (xii) below, or Pro Forma Adjustments),

(vii) the amount of any minority interest expense (or income (loss) allocable to non-controlling interests) consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back in such period to Net Income),

(viii) the amount of management, monitoring, consulting and advisory fees, (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period to (or on behalf of) the Sponsor, to the extent otherwise permitted by Sections 6.09 and 6.11(c),

(ix) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(x) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed during such period to the capital of the Company or Net Cash Proceeds of an issuance of Qualified Equity Interests,

(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to paragraph (b) below for any previous period and not added back, and

(xii) in connection with any restructuring of Holdings and its Subsidiaries not in the ordinary course, the amount of cost savings resulting from, or expected by the Company in good faith to be realized as a result of, actions taken or committed to be taken pursuant to a factually supportable plan, in each case in connection with such restructuring prior to the time that EBITDA is to be determined for such period (which cost savings shall be added to EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, as certified to the Agent on a Pro Forma Adjustment Certificate, (B) no cost savings shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above or in the definition of the term “Pro Forma Adjustment” and (C) the aggregate amount of cost savings added pursuant to this clause (xii) shall not exceed for any Test Period, (i) the actual cost savings expected in good faith to be realized as a result of such actions during such Test Period commencing with the date EBITDA is being determined (as opposed to the annualized impact of cost savings) and (ii) when combined with the aggregate amount of restructuring charges, accruals or reserves incurred under clause (vi) above in such Test Period and the aggregate amount of any Pro Forma Adjustments made in any such Test Period, 25% of EBITDA for any such Test Period ending on or prior to November 16, 2014, and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to clause (vi) above, this clause (xii), or Pro Forma Adjustments)), less

(b) without duplication and to the extent included in arriving at such Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income or EBITDA in any prior period),

(ii) gains on asset sales, disposals and abandonments (other than asset sales, disposals and abandonments in the ordinary course of business),

(iii) the amount of any minority interest income (or income (loss) allocable to non-controlling interests) consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added (and not deducted) in such period in arriving at Net Income,

(iv) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Net Income in any period to the extent non-cash losses relating to such income were added in the calculation of EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and

(v) extraordinary, unusual and non-recurring gains (less all fees and expenses relating thereto),

in each case, as determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP; provided that,

(i) to the extent included in Net Income, there shall be excluded in determining EBITDA currency translation gains and losses,

(ii) to the extent included in Net Income, there shall be excluded in determining EBITDA for any period, any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(iii) there shall be included in determining EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Subsidiary during such period to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment equal to the amount of the Pro Forma Adjustment for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Agent (for further delivery to the Lenders); and

(iv) there shall be excluded in determining EBITDA for any period the EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business” and the EBITDA associated with such Sold Entity or Business, “Disposed EBITDA”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis; provided that notwithstanding anything to the contrary contained herein or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the Sold Entity or Business thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such Sold Entity or Business shall have been consummated.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date was November 30, 2012.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, or company engaged in the business of making asset-based loans or commercial loans or a commercial finance company, which Person, together with its Affiliates and branches, has a combined capital and surplus in excess of $750,000,000, (c) any Affiliate or branch of a Lender under common Control with such Lender, or (d) an Approved Fund of a Lender, and if a Canadian Revolving Lender or Tranche C Lender, a Canadian Qualified Lender, unless an Event of Default shall have occurred and be continuing; provided that, in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Defaulting Lender or (iii) Holdings, the Company, any other Loan Party or any Subsidiary of any of the foregoing.

“Eligible Inventory” means, collectively, Eligible Tire Inventory and Eligible Non-Tire Inventory.

“Eligible Non-Tire Inventory” means items of Inventory (other than tires) of a Borrower or a Canadian Guarantor subject to the Lien in favor of the Agent held for sale in the ordinary course of the business of such Borrower or such Canadian Guarantor (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Inventory is owned by a Borrower or a Canadian Guarantor and is subject to a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Borrower’s or applicable Canadian Guarantor’s business;

(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) (i) such Inventory owned by a U.S. Borrower is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days, and (ii) such Inventory owned by a Canadian Loan Party is either located at one of the Permitted Inventory Locations or is in transit from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(h) if such Inventory is located at any location leased by a Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(i) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory of ~~a~~any Borrower or ~~a~~any Canadian Guarantor within a Borrower Group that was acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Borrowers within such Borrower Group, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent; provided, that (x) the ~~Inventoryacquired~~Inventory acquired pursuant to the ~~RTD Acquisition~~Hercules Merger shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “~~RTD~~Hercules Initial U.S. Borrowing Base” ~~.~~or “Hercules Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof, and (y) any Inventory of an Anticipated 2014 Target acquired pursuant to an Anticipated 2014 Acquisition (or, if such Inventory is acquired by an existing Borrower in connection with an Anticipated 2014 Acquisition, the Inventory of such existing Borrower so acquired) shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “Anticipated 2014 Target Initial U.S. Borrowing Base” or “Anticipated 2014 Target Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof.

“Eligible Receivable” means the unpaid portion of a Receivable payable in Dollars to a U.S. Borrower or payable in Dollars or Canadian Dollars to a Canadian Loan Party, in each case, subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by a Borrower or a Canadian Guarantor and net of any amounts owed by a Borrower or a Canadian Guarantor to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable meets all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Receivable is owned by a Borrower or a Canadian Guarantor and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Borrower or any Canadian Guarantor to make such Receivable payable by the Account Debtor;

(b) such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 90 days after the invoice date;

(c) such Receivable does not arise out of any transaction with any Subsidiary of a Borrower or any Canadian Guarantor;

(d) such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are, based on the most recent Borrowing Base Certificate, not Eligible Receivables pursuant to clause (b) above;

(e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Borrower or applicable Canadian Guarantor from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the

Agent, payable in the full face amount of the face value of the Receivable in Dollars or Canadian Dollars at a place of payment located within the United States or Canada and has been duly assigned to the Agent, except that up to $5,000,000 of such Receivables outstanding at any time that are otherwise Eligible Receivables, may be included in Eligible Receivables without such letter of credit supports;

(f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, the Financial Administration Act, (Canada), as amended from time to time, or any other applicable law now or hereafter existing similar in effect thereto, unless the applicable Borrower or applicable Canadian Guarantor has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended from time to time, the Financial Administration Act, (Canada), as amended from time to time, or any such other applicable law, or to any contractual provision accepted in writing by such Borrower or such Canadian Guarantor prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been made or obtained;

(g) Receivables with respect to which the representations and warranties set forth in the Applicable Security Agreement applicable to Receivables are not correct in any material respect;

(h) such Receivable is not disputed, and is not subject to a claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback);

(i) such Receivable is not owed by an Account Debtor that is subject to a Bankruptcy Proceeding or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Agent in its Permitted Discretion;

(j) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k) such Receivable is not owing by an Account Debtor whose then-existing Eligible Receivables owing to (i) the U.S. Borrowers, based on the most recent Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables of the U.S. Borrowers, but such Receivable shall be ineligible only to the extent of such excess and (ii) the Canadian Loan Parties, based on the most recent Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables of the Canadian Loan Parties, but such Receivable shall be ineligible only to the extent of such excess;

(l) such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, except that any Receivable that is subject to any offset, deduction or counterclaim shall be ineligible only to the extent of such offset, deduction or counterclaim;

(n) such Receivable does not arise under or is not related to any warranty obligation of a Borrower or a Canadian Guarantor or any charges by a Borrower or a Canadian Guarantor of fees for the time value of money;

(o) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(p) such Receivable is subject to a first priority perfected Lien in favor of the Agent; and

(q) such Receivable is not subject to any Lien, other than Liens permitted by Section 6.02, so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent.

With respect to any Receivables of any Borrower or any Canadian Guarantor within a Borrower Group that were acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Borrowers within such Borrower Group, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent; provided, that (x) the Receivables acquired pursuant to the ~~RTD Acquisition~~Hercules Merger shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “~~RTD~~Hercules Initial U.S. Borrowing Base”~~.~~ or “Hercules Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof, and (y) any Receivables of an Anticipated 2014 Target acquired pursuant to an Anticipated 2014 Acquisition (or, if such Receivables are acquired by an existing Borrower in connection with an Anticipated 2014 Acquisition, the Receivables of such existing Borrower so acquired) shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “Anticipated 2014 Target Initial U.S. Borrowing Base” or “Anticipated 2014 Target Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof.

“Eligible Subordinated Vendor Inventory” means Eligible Tire Inventory that is subject to a Subordinated Vendor Lien.

“Eligible Tire Inventory” means items of Inventory of tires of a Borrower or a Canadian Guarantor subject to the Lien in favor of the Agent (including Eligible Subordinated Vendor Inventory) held for sale in the ordinary course of the business of such Borrower or such Canadian Guarantor (but not including packaging or shipping materials or maintenance supplies) that meet all of the following requirements, in any case subject to the requirements of Section 2.22:

(a) such Inventory is owned by a Borrower or a Canadian Guarantor and is subject a first priority perfected Lien in favor of the Agent;

(b) such Inventory is not subject to any other Lien other than Liens permitted by Section 6.02 so long as such Liens do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods;

(d) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the applicable Borrower’s or the applicable Canadian Guarantor’s business;

(f) such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g) (i) such Inventory owned by a U.S. Borrower is either located within the United States at one of the Permitted Inventory Locations or is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days, and (ii) such Inventory owned by a Canadian Loan Party is either located at one of the Permitted Inventory Locations or is in transit from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days;

(h) if such Inventory is located at any location leased by a Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(i) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, or if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory of any Borrower or any Canadian Guarantor within a Borrower Group that was acquired or originated by any Person acquired after the Effective Date, the Agent shall use commercially reasonable efforts, at the expense of the Borrowers within such Borrower Group, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent; provided, that (x) the Inventory acquired pursuant to the ~~RTD Acquisition~~Hercules Merger shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “~~RTD~~Hercules Initial U.S. Borrowing Base”~~.~~ or “Hercules Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof, and (y) any Inventory of an Anticipated 2014 Target acquired pursuant to an Anticipated 2014 Acquisition (or, if such Inventory is acquired by an existing Borrower in connection with an Anticipated 2014 Acquisition, the Inventory of such existing Borrower so acquired) shall be included in the U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, solely to the extent included in the definition thereof and of “Anticipated 2014 Target Initial U.S. Borrowing Base” or “Anticipated 2014 Target Initial Canadian Borrowing Base”, as applicable, and in the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable, solely to the extent included in the definition thereof.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, the preservation or reclamation of natural resources, the management, transportation, disposal, release or threatened release of any Hazardous Material or to health and safety matters (to the extent related to the exposure to any Hazardous Material).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement in writing pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company or unlimited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (c) a determination that any Plan is in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); (d) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is Insolvent or in Reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Amount” has the meaning assigned to such term in Section 2.30(c).

“Excess Availability” means, at any time, an amount equal to the sum of the U.S. Excess Availability and the Canadian Excess Availability. For the avoidance of doubt, borrowing availability under the Tranche B Borrowing Base and under the Tranche C Borrowing Base shall not be included in the calculation of “Excess Availability”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means on any date, (a)(i) with respect to Canadian Dollars in relation to Dollars, the exchange rate reported by Bloomberg, at which Canadian Dollars are offered on such date for Dollars as of the end of the preceding Business Day, and (ii) with respect to Dollars in relation to Canadian Dollars, the exchange rate reported by Bloomberg, at which Canadian Dollars are offered on such date for Dollars or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Agent’s principal foreign exchange trading office for the first currency.

“Excluded Accounts” has the meaning assigned to such term in each of the U.S. Security Agreement and the Canadian Security Agreements, as applicable.

“Excluded Equity Interests” shall mean (a) any Equity Interests with respect to which the Company and the Agent have reasonably determined that the cost or other consequences (including any material adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary or any Excluded Disregarded Entity to secure the U.S. Obligations, any Equity Interests that are voting Equity Interests of such Foreign Subsidiary or Excluded Disregarded Entity in excess of 65% of the outstanding voting Equity Interests of such class, (c) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) the Equity Interests of any Subsidiary that is not wholly owned by the Company and its Subsidiaries at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (e) the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary, (f) the Equity Interests of any Subsidiary of a Foreign Subsidiary (other than, with respect to any pledge of the Equity Interests of any Canadian Subsidiary to secure only the Canadian Obligations, the Equity Interests of such Canadian Subsidiary) ~~and~~, (g) any Equity Interests of a joint venture to the extent that the joint venture agreement applicable thereto restricts the pledge of such Equity Interests, and (h) any Equity Interests of a Hercules Excluded Subsidiary.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Loan Party pursuant to the requirements of Section 5.11 (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (b) any Subsidiary that is prohibited by Requirements of Law, by any Contractual Obligation existing on the Effective Date or by any Contractual Obligation existing at the time such Subsidiary becomes a Subsidiary of the Company, in each case from guaranteeing the Obligations (and for so long as such restrictions or any replacement or renewal thereof is in effect), (c) solely in the case of a guarantee of the U.S. Obligations, any Domestic Subsidiary that is (i) treated as a disregarded entity for U.S. federal income tax purposes and substantially all of its assets consist of the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code (any such excluded Domestic Subsidiary, an “Excluded Disregarded Entity”) or (ii) a direct or indirect Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code, (d) any Immaterial Subsidiary and any Unrestricted Subsidiary, (e) any other Subsidiary with respect to which the Company and the Agent have reasonably determined that the cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (f) each Foreign Subsidiary (other than with respect to a guarantee by a Canadian Subsidiary of the Canadian Obligations of a Canadian Subsidiary), (g) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition and financed with Indebtedness incurred pursuant to Section 6.01(j) or (k) and permitted by the proviso to subclause (z) of such Sections and each Subsidiary that guarantees such Indebtedness to the extent that, and for so long as, the financing documentation relating to such Permitted Acquisition to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations ~~and~~, (h) Tire Pros Francorp, and (i) the Hercules Excluded Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation (a “Hedging Obligation”) to pay or perform under any Swaps, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Hedging Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any other Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated) franchise taxes and branch profits taxes, in each case (i) imposed by the United States of America or Canada, or any political subdivision thereof, or by the jurisdiction or any political subdivision thereof under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) other than in the case of an assignee pursuant to a request by the Borrower Agent under Section 2.19(b), any U.S. federal withholding tax that is imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.17(e) or (f), as applicable, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), and (c) any withholding tax that is imposed under FATCA.

“Existing Class” means each Class of Existing Revolving Commitments.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Letter of Credit” means any letter of credit previously issued for the account of the Company or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Effective Date and (b) listed on Schedule 1.01(a).

“Existing Revolving Commitments” has the meaning assigned to such term in Section 2.27(a).

“Existing Revolving Loans” has the meaning assigned to such term in Section 2.27(a).

“Existing Subordination Agreements” means the B/F Subordination Agreement, the Pirelli Subordination Agreement and the Cooper Subordination Agreement.

“Existing Subordinated Vendors” means Bridgestone/Firestone, Cooper Tire & Rubber Company and Pirelli Tire LLC.

“Extended Canadian Loans/Commitments” means Extended Canadian Revolving Loans and/or Extended Canadian Revolving Commitments.

“Extended Canadian Revolving Commitments” has the meaning assigned to such term in Section 2.27(a).

“Extended Canadian Revolving Loans” has the meaning assigned to such term in Section 2.27(a).

“Extended Loans/Commitments” means Extended Revolving Loans and/or Extended Revolving Commitments.

“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.27(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.27(a).

“Extended U.S. Loans/Commitments” means Extended U.S. Revolving Loans and/or Extended U.S. Revolving Commitments.

“Extended U.S. Revolving Commitments” has the meaning assigned to such term in Section 2.27(a).

“Extended U.S. Revolving Loans” has the meaning assigned to such term in Section 2.27(a).

“Extending Lender” has the meaning assigned to such term in Section 2.27(b).

“Extension Agreement” has the meaning assigned to such term in Section 2.27(c).

“Extension Election” has the meaning assigned to such term in Section 2.27(b).

“Extension Request” shall mean Revolving Extension Requests.

“Extension Series” shall mean all Extended Revolving Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that Extended Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Agent on the applicable day on such transactions, as determined by the Agent.

“Fee Letter” means the amended and restated fee letter dated, as of November 16, 2012 between the Agent, the Company and certain other parties thereto and any other fee letter entered into theretofore or thereafter among the Agent, the Company and any other party or parties thereto.

“Financial Officer” means the chief financial officer, treasurer or controller of the Company.

“First Amendment” shall mean the First Amendment to this Agreement, dated as of the First Amendment Effective Date among the Borrowers, Holdings, Tire Wholesalers, Inc., the Lenders party thereto and the Agent.

“First Amendment Effective Date” shall mean March 21, 2013.

“First Priority Lien” means any Lien on any asset of any U.S. Loan Party that is granted under the Senior Secured Notes Security Documents and that, pursuant and subject to the provisions of the Intercreditor Agreement, is senior in priority to the Liens of the Agent on the U.S. Collateral.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Interest Expense actually paid in cash for such period, plus (b) the aggregate amount of scheduled principal payments in respect of long-term Consolidated Total Indebtedness of the Company and the Subsidiaries made during such period (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary, ~~and~~ payment on the Tranche B Maturity Date of the Tranche B Loans and payment on the Tranche C Maturity Date of the Tranche C Loans) plus (c) any payments on account of Disqualified Equity Interests or preferred Equity Interests (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made in such period, all calculated for such period for the Company and its Subsidiaries on a consolidated basis.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of:

(i)(A) EBITDA of the Company and its Subsidiaries for the most recent Test Period ended on or prior to such date of determination plus (B) only for purposes of the calculation of the Fixed Charge Coverage Ratio under, and as provided in, Section 7.02, Permitted Cure Securities minus (C) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds), net of cash refunds received, of the Company and its Subsidiaries paid in cash during such Test Period minus (D) Unfinanced Capital Expenditures made by the Company and its Subsidiaries during such Test Period, to

(ii) Fixed Charges payable by the Company and its Subsidiaries in cash during such Test Period;

In calculating the Fixed Charge Coverage Ratio in connection with the making of any Specified Payment (other than with regard to investments in Domestic Subsidiaries (whether Restricted or Unrestricted), U.S. domestic-organized joint ventures and other U.S. domestic investments, in each case under Section 6.04(w)) at any time when Excess Availability on a Pro Forma Basis is less than 35% of the lesser of (A) the Tranche A Revolving Commitments and (B) the Aggregate Borrowing Base, the amount of Fixed Charges included in clause (ii) above shall include, without duplication of any payments already constituting Fixed Charges, the amount of such Specified Payment actually made on such date of determination~~; provided that notwithstanding the foregoing, for purposes of this definition of “Fixed Charge Coverage Ratio”, the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available immediately prior to the First Amendment Effective Date shall not be included in any calculation of the Canadian Revolving Commitments or the Tranche A Revolving Commitments until the Tranche B Effective Date.~~.

For purposes of calculating the Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Effective Date, Interest Expense shall be an amount equal to actual Interest Expense from the Effective Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Effective Date through the date of determination.

“Floating Rate Loan” means an ABR Loan, a Canadian Prime Rate Loan or a Canadian Base Rate Loan.

“Foreign Lender” means (a) in respect of a U.S. Borrower, a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (b) in respect of a Canadian Borrower, a Lender that is a “non-resident person” for purposes of the ITA.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the aggregate book value of all accounts receivable of the applicable Foreign Subsidiary or Subsidiaries (other than the Canadian Loan Parties) and (b) 70% of the aggregate book value of all inventory owned by the applicable Foreign Subsidiary or Subsidiaries (other than the Canadian Loan Parties).

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiary or Subsidiaries that are not Loan Parties, as determined in accordance with GAAP in good faith by the Company, without intercompany eliminations between such Foreign Subsidiaries and the Company and its other Subsidiaries.

“Funding Account” has the meaning assigned to such term in Section 4.01(g).

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligation” has the meaning assigned to such term in the definition of “Excluded Swap Obligation”.

“Hercules Canada” means Hercules Tire Company of Canada Inc., a corporation organized under the laws of Canada.

“Hercules Excluded Subsidiaries” shall mean each of (a) 2046825 Ontario Inc., a corporation organized under the laws of the Province of Ontario, (b) 1077990 Ontario Inc., a corporation organized under the laws of the Province of Ontario, (c) Tire Distributor Inc., USA, a Florida corporation, and (d) Carmerica, Inc., a Connecticut corporation, none of which are Loan Parties hereunder.

“Hercules Holdings” means Hercules Tire Holdings LLC, a Delaware limited liability company.

“Hercules Initial Borrowing Base Period” means the period commencing on the Second Amendment Effective Date and ending on the earlier of (a) the sixtieth (60th) day after the Second Amendment Effective Date and (b) such earlier date as the applicable Borrowers may elect following delivery to the Agent of both a field examination and inventory appraisal with respect to the Borrowing Base Assets of Hercules Tire and its Domestic Subsidiaries joined as Loan Parties or Hercules Canada, as applicable, in each case, in form and substance reasonably satisfactory to the Agent.

“Hercules Initial Canadian Borrowing Base” means, at any time during the Hercules Initial Borrowing Base Period, the sum of the following: (a) 60% of the Value of the Receivables of Hercules Canada, plus (b) 40% of the Value of the Inventory of Hercules Canada, minus (c) without duplication (including without duplication of clause (d) of the definition of “Canadian Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that the sum of the Hercules Initial Canadian Borrowing Base and the Hercules Initial U.S. Borrowing Base shall not at any time exceed $120,000,000 in the aggregate.

“Hercules Initial U.S. Borrowing Base” means, at any time during the Hercules Initial U.S. Borrowing Base Period, the sum of the following: (a) 60% of the Value of the Receivables of Hercules Tire and its Domestic Subsidiaries joined as Loan Parties, plus (b) 40% of the Value of the Inventory of Hercules Tire and its Domestic Subsidiaries joined as Loan Parties, minus (c) without duplication (including without duplication of clause (d) of the definition of “U.S. Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that the sum of the Hercules Initial U.S. Borrowing Base and the Hercules Initial Canadian Borrowing Base shall not at any time exceed $120,000,000 in the aggregate.

“Hercules Merger” means the merger of ATD Merger Sub II LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company with and into Hercules Holdings, which merger is consummated in accordance with the terms of the Hercules Merger Agreement, and the subsequent merger of Hercules Holdings with and into the Company, with the Company as the surviving legal entity of such merger.

“Hercules Merger Agreement” means that certain Agreement and Plan of Merger dated as of January 24, 2014, among ATD Merger Sub II LLC, Hercules Holdings and the Hercules Sellers, together with all exhibits, schedules and disclosure letters thereto.

“Hercules Merger Funds” means (a) the payment of the consideration to the Hercules Sellers under the Hercules Merger Agreement, (b) the payment of transaction expenses in connection with the Hercules Merger, and (c) the Hercules Refinancing.

“Hercules Refinancing” means the repayment or refinancing of all third party Indebtedness for borrowed money of Hercules Tire and its Subsidiaries existing on the Second Amendment Effective Date, but excluding Indebtedness due in connection with the Loan Agreement dated as of May 31, 2008 between Toledo–Lucas County Port Authority and Hercules Tire and any capital or financing leases, deferred purchase price and purchase money or vendor financing arrangements, in each case, outstanding on the Second Amendment Effective Date.

“Hercules Sellers” means the “Sellers” as defined in the Hercules Merger Agreement.

“Hercules Tire” means The Hercules Tire & Rubber Company, a Connecticut corporation.

“Hercules Transactions” means, collectively, (a) the Hercules Merger and the payment of the Hercules Merger Funds, (b) the Hercules Refinancing, (c) the effectiveness and/or funding of the Tranche C Commitments on the Second Amendment Effective Date and the use of the proceeds thereof, (d) the increases to the Canadian Revolving Commitments and the Tranche B Commitments on the Second Amendment Effective Date, (e) the amendments to this Agreement and the other Loan Documents as contemplated by the Second Amendment, (f) the issuance of new Senior Subordinated Notes in an aggregate principal amount of $225,00,000 and the amendments to the Senior Subordinated Note Documents, (g) the consummation of any other transactions connected with the foregoing, and (h) the payment of expenses incurred in connection therewith.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary designated as such in writing by the Company to the Agent and that (a) contributed 5.0% or less of EBITDA for the Test Period most recently ended prior to such date of determination and (b) had consolidated assets representing 5.0% or less of the Total Assets of the Company and the Subsidiaries on the last day of the Test Period most recently ended prior to such date of determination. The Immaterial Subsidiaries as of the Effective Date are listed on Schedule 1.01(b).

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” of any Person means (in each case, whether such obligation is with full or limited recourse), without duplication, (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except (i) accrued expenses and trade accounts payable that arise in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person in respect of Disqualified Equity Interests, (f) any obligation of such Person (whether or not contingent) to any other Person in respect of a letter of credit or other Guarantee issued by such other Person, (g) any Swap Obligation, except that if any Swap Agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (h) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person (provided that the amount of such Indebtedness shall be the lesser of the fair market value of such asset at the date of determination determined by such Person in good faith and the amount of such Indebtedness of others so secured) and (i) any Indebtedness of others Guaranteed by such Person. For all purposes hereof, the Indebtedness of any Person shall exclude purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset (other than earn-out obligations).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indenture Borrowing Base” means, on any date of determination, the lesser of (a) the “Borrowing Base”, as defined in and calculated pursuant to the terms of the Senior Secured Notes Indenture and (b) the “Borrowing Base”, as defined in and calculated pursuant to the terms of the Senior Subordinated Notes Indenture.

“Information” has the meaning assigned to such term in Section 3.11(a).

“Initial Canadian Borrower” has the meaning assigned to such term in the ~~preamble~~recitals to this Agreement.

“Insolvent” with respect to any Multiemployer Plan, means the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Instrument” shall have the meaning assigned to such term in Article 9 of the UCC or the PPSA, as applicable.

“Intercompany Note” means the Intercompany Subordinated Note, dated as of May 28, 2010, substantially in the form of Exhibit J hereto executed by Holdings, the Company and each other Subsidiary of Borrowers.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated as of May 28, 2010, among Holdings, the Company, the Subsidiaries party from time to time thereto, the Agent and the Noteholder Collateral Agent.

“Interest Election Request” means a request by the Borrower Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, with respect to any period, without duplication, the sum of:

(1) consolidated interest expense of the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries, to the extent such expense was deducted (and not added back) in computing Net Income (including (a) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances during such period, (b) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Agreements or other Derivative Transactions pursuant to GAAP or Statement of Financial Accounting Standards No. 133), (c) the interest component of Capital Lease Obligations and (d) net payments, if any, made (less net payments, if any, received) pursuant to obligations under interest rate Swap Agreements with respect to Indebtedness, and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) all additional interest or liquidated damages then owing pursuant to any registration rights agreement and any comparable “additional interest” or liquidated damages with respect to other securities designed to compensate the holders thereof for a failure to publicly register such securities, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (v) any expensing of commitment and other financing fees, (vi) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (vii) any one-time costs associated with breakage in respect of Swap Agreements for interest rates and (viii) penalties and interest relating to taxes); plus

(2) consolidated capitalized interest of the Company and its Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, (x) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (y) the Interest Expense of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries shall be excluded.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a U.S. Swingline Loan), the first calendar day of each January, April, July and October and the Maturity Date, (b) with respect to any Canadian Prime Rate Loan or any Canadian Base Rate Loan (other than a Canadian Swingline Loan), the first Business Day of each January, April, July and October and the Maturity Date, (c) with respect to any Interest Period Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of an Interest Period Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (or, with respect to any Canadian BA Rate Loan, if such day is not a Business Day, the next succeeding Business Day), (d) with respect to any U.S. Swingline Loan, the first calendar day of each January, April, July and October and the Maturity Date, and (e) with respect to any Canadian Swingline Loan, the first Business Day of each January, April, July and October and the Maturity Date.

“Interest Period” means (a) with respect to any Interest Period Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to and agreed to by each Lender, nine or twelve months) thereafter, as the Borrower Agent may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Period Loan” means a LIBOR Rate Loan or a Canadian BA Rate Loan.

“Inventory” means “Inventory,” as defined in the U.S. Security Agreement (or, with respect to any inventory of a Canadian Loan Party, “Inventory” as defined in the PPSA).

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Permitted Investments), (b) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P’s or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrowers and their Subsidiaries and (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“IRS” has the meaning assigned to such term in Section 2.17(e).

“Issuing Bank” means each of Bank of America, N.A. and any other Revolving Lender which at the request of the Borrower Agent and after notice to the Agent agrees to become an Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Revolving Lender or Affiliate of a Revolving Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“ITA” means the Income Tax Act (Canada) and the regulations promulgated thereunder.

“Joinder Agreement” has the meaning assigned to such term in Section 5.11.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, and SunTrust Robinson Humphrey, Inc.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a U.S. LC Disbursement or a Canadian LC Disbursement.

“LC Exposure” means the sum of the U.S. LC Exposure and the Dollar Equivalent Amount of Canadian LC Exposure.

“Lease Expense” means, for any period, all rental expenses of the Company and its Subsidiaries during such period under operating leases for real or personal property (including in connection with Sale and Lease-Back Transactions), but excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income; provided that Lease Expense shall not include (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to the Transactions and pursuant to an acquisition (including a Permitted Acquisition) to the extent that such rental expenses relate to operating leases (i) in effect at the time of (and immediately prior to) such acquisition and (ii) related to periods prior to such acquisition, (c) Capital Lease Obligations, all as determined on a consolidated basis in accordance with GAAP and (d) the effects from applying purchase accounting.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any standby or commercial letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) pursuant to this Agreement.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.06(b).

“LIBOR Rate” means, with respect to any Interest Period, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by the Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by the Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Rate Loan would be offered by the Agent’s London branch to major banks in the London interbank Eurodollar market.

“LIBOR Rate Loan” means a Revolving Loan (including a Tranche B Loan and a Tranche C Loan), or portion thereof, funded in Dollars and bearing interest calculated by reference to the Adjusted LIBOR Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, deemed, statutory or constructive trust, assignment by way of security, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, trust receipt, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to be a Lien.

“Liquidity Event” means the determination by the Agent that (a) Excess Availability is less than the greater of (1) 10.0% of the lesser of (A) the aggregate Tranche A Revolving Commitments and (B) the Aggregate Borrowing Base and (2) $30,000,000, in either case for a period of five consecutive Business Days, or (b) an Event of Default has occurred; provided that the Agent has notified the Borrower Agent of either thereof~~; provided further that notwithstanding the foregoing, for purposes of this definition of “Liquidity Event”, the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available immediately prior to the First Amendment~~

~~Effective Date shall not be included in any calculation of the Canadian Revolving Commitments or the Tranche A Revolving Commitments until the Tranche B Effective Date~~. The occurrence of a Liquidity Event shall be deemed continuing (i) until such date as such Event of Default shall no longer be continuing and (ii) until such date as Excess Availability exceeds such amount for thirty (30) consecutive days, in which event a Liquidity Event shall no longer be deemed to be continuing.

“Loan Account” has the meaning assigned to such term in Section 2.26.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Fee Letter, any Letters of Credit or Letter of Credit applications, the Collateral Documents, the Perfection Certificates, and the Intercreditor Agreement.

“Loan Guarantor” means each Canadian Obligations Guarantor and each U.S. Guarantor.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means the U.S. Loan Parties and the Canadian Loan Parties.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans (including Tranche B Loans and Tranche C Loans), Swingline Loans, Protective Advances, and Extended Revolving Loans.

“Management Services Agreements” means, collectively, (a) the transaction and monitoring fee letter agreement among the Company and the Sponsor dated as of May 28, 2010, pursuant to which the Sponsor agrees to provide certain advisory services to TopCo, Holdings and the Company in exchange for certain fees and (b) the indemnification agreement among TopCo, Holdings, the Company and the Sponsor dated as of May 28, 2010.

“Management Stockholders” means the management officers or employees of the Company or its Subsidiaries who are investors in Holdings, TopCo or any direct or indirect parent thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company and the other Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights of, or remedies available to the Agent, the Issuing Banks or the Lenders under, the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “obligations” of Holdings, the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary ~~(including Trican and RTD),~~ other than an Immaterial Subsidiary.

“Maturity Date” means (a) in the case of the Tranche A Revolving Commitments, November 16, 2017, or any earlier date on which such Tranche A Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided that if, on March 1, 2017, either (i) more than $50,000,000 in aggregate principal amount of Senior Secured Notes remain outstanding the scheduled final maturity date of which is earlier than 91 days after November 16, 2017 or (ii) if any principal amount of Senior Secured Notes remains outstanding the scheduled maturity date of which is earlier than 91 days after November 16, 2017 and Excess Availability, calculated on a Pro Forma Basis, is less than 12.5% of the aggregate of the Tranche A Revolving Commitments, then the Maturity Date for the Tranche A Revolving Commitments shall be March 1, 2017, and (b) in the case of any Extension Series of Extended Revolving Commitments, the maturity date related thereto.

“Maximum Liability” has the meaning assigned to such term in Section 10.08.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

“Mortgages” means any mortgage, deed of trust, deed of immovable hypothec or other agreement entered into by the owner of a Mortgaged Property and the Agent, which conveys or evidences a Lien in favor of the Agent, for the benefit of the Secured Parties, on such Mortgaged Property, substantially in the form of Exhibit I with respect to real property located in the United States (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Company and the Agent, to secure the U.S. Obligations or the Canadian Obligations; provided that to the extent any real property located in Canada is required to become Mortgaged Property hereunder, such property will be pursuant to a Mortgage to be agreed reasonably satisfactory to the Agent and Company.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA in respect of which a Borrower or any ERISA Affiliate is an “employer” (as defined in Section 3(5) of ERISA).

“Net Cash Proceeds” means, with respect to any sale, transfer or other disposition of assets, any Recovery Event, any incurrence or issuance of Indebtedness or any issuance of Equity Interests (each, a “Proceeds Event”), (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of Holdings, the Company or any of the Subsidiaries in respect of such Proceeds Event, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by Holdings, the Company or any of the Subsidiaries in connection with such Proceeds Event (including withholding taxes imposed on the repatriation of any such proceeds),

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Proceeds Event and (y) retained by Holdings, the Company or any of the Subsidiaries including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Proceeds Event occurring on the date of such reduction,

(iii) in the case of any Proceeds Event constituting a sale, transfer or disposition of assets or a Recovery Event by any non-wholly owned Subsidiary, the pro rata portion of the net cash proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly-owned Subsidiary as a result thereof, and

(iv) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs paid by Holdings, the Company or any of the Subsidiaries, as applicable, in connection with such Proceeds Event (other than those payable to Holdings, the Company or any Subsidiary), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(b) any net after-tax effect of gains or losses attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business as determined in good faith by the Company shall be excluded;

(c) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or to the extent converted into cash or Permitted Investments) to the Company or a Subsidiary thereof in respect of such period and the net losses of any such Person shall only be included to the extent funded with cash from the Company or any Subsidiary;

(d) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other noncash charges in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(e) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Swap Obligations or other Derivative Transactions shall be excluded;

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(h) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, sale or disposition, recapitalization, investment, issuance, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case, whether or not successful, shall be excluded;

(i) accruals and reserves that are established or adjusted within twelve months after the Effective Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(l) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations or other Derivative Transactions and the application of Accounting Standards Codification 815 shall be excluded;

(m) any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other monetary assets and liabilities shall be excluded; and

(n) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates) shall be excluded.

In addition, to the extent not already included in the Net Income of the Company and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof, net of all costs of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement and expressed as a percentage of Cost of such Inventory.

“Non-Cash Charges” mean (a) any impairment charge or asset write-off or write-down of intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements and (f) other non-cash charges (provided that, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Ordinary Course Asset Disposition” mean any sale, transfer or other disposition by one or more Loan Parties of Borrowing Base Assets with a Value in an aggregate amount in excess of the Dollar Equivalent Amount of $10,000,000.

“Noteholder Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“Noteholder First Lien Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” mean, collectively, the U.S. Obligations and the Canadian Obligations.

“Other Connection Taxes” means, with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any other Loan Party hereunder, Taxes that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Information” has the meaning assigned to such term in Section 3.11(b).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” means (a) with respect to the U.S. Borrowing Base, a U.S. Overadvance and (b) with respect to the Canadian Borrowing Base, a Canadian Overadvance.

“Overadvance Condition” means (a) with respect to the U.S. Borrowing Base, a U.S. Overadvance Condition and (b) with respect to the Canadian Borrowing Base, a Canadian Overadvance Condition.

“Overadvance Loan” means (a) with respect to the U.S. Borrowers, a U.S. Overadvance Loan, and (b) with respect to a Canadian Borrower, a Canadian Overadvance Loan.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272 (2001).

“Payment Conditions” means, at any time of determination with respect to any Specified Payment, as of the date of such Specified Payment and after giving effect thereto, that (a) no Event of Default exists or has occurred and is continuing, (b) if the amount of any such Specified Payment exceeds $5,000,000, Excess Availability shall be not less than 12.5% of the lesser of (i) the Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base immediately after giving effect to the making of such Specified Payment and, with respect to Specified Payments under Sections 6.08(a)(x) and 6.08(b)(vi), Excess Availability (after giving Pro Forma Effect to such Specified Payment as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) shall not have been less than 12.5% of the lesser of (i) the Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base, and (c) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the making of such Specified Payment (after giving Pro Forma Effect to such Specified Payment as if such Specified Payment had been made as of the first day of such Test Period) shall be equal to or greater than 1.00 to 1.00; provided that, satisfaction of this clause (c) shall not be required with respect to any Specified Payment when Excess Availability (after giving Pro Forma Effect to such Specified Payment as of such date and during the thirty (30) consecutive day period immediately preceding the making of such Specified Payment) shall not have been less than 20.0% of the lesser of (i) the Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base~~; provided that notwithstanding the foregoing, for purposes of this definition of “Payment Conditions”, the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available~~

~~immediately prior to the First Amendment Effective Date shall not be included in any calculation of the Canadian Revolving Commitments or the Tranche A Revolving Commitments until the Tranche B Effective Date.~~.

“PBA” means the Pension Benefits Act (Ontario) or similar legislation of any other Canadian federal or provincial jurisdiction, and the regulations promulgated thereunder applicable to a Canadian Pension Plan.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Event” means solely with respect to Canadian Pension Plans (a) the whole or partial withdrawal of a Canadian Loan Party or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Canadian Pension Plan, to the extent any relevant Government Authority has so notified a Canadian Loan Party, unless such grounds are being duly contested by a Canadian Loan Party in good faith.

“Perfection Certificate” means, with respect to the U.S. Loan Parties, a certificate in the form of Exhibit H to the Security Agreement or any other form approved by the Agent and, with respect to the Canadian Loan Parties, a form approved by the Agent.

“Permitted Acquisition” means the acquisition, by merger, amalgamation, or otherwise, by the Company or any Subsidiary of assets or businesses of a Person (including assets constituting a business unit, line of business or division of such Person) or of the Equity Interests of a Person; provided that as of the date of such acquisition and after giving effect thereto, (i) no Event of Default shall exist or have occurred and be continuing or would result therefrom after giving Pro Forma Effect thereto; (ii) the acquired assets, division or Person are in the same or generally related line of business as that conducted by the Company and the Subsidiaries during the then current and most recent fiscal year or businesses reasonably related or ancillary thereto; (iii) in the event that the purchase price of the proposed acquisition is greater than $15,000,000, after giving effect to such Permitted Acquisition, Excess Availability shall not be less than 10.0% of the lesser of (x) the Tranche A Revolving Commitments and (y) the Aggregate Borrowing Base as calculated after giving Pro Forma Effect to such Permitted Acquisition~~; provided that notwithstanding the foregoing, for purposes of this definition of “Permitted Acquisition”, the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available immediately prior to the First Amendment Effective Date shall not be included in any calculation of the Canadian Revolving Commitments or the Tranche A Revolving Commitments until the Tranche B Effective Date~~; provided, however, that in no event shall the number of acquisitions involving a purchase price of $15,000,000 or less exceed (two) 2 per fiscal year unless the Excess Availability threshold of this clause (iii) is also met; (iv) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to such Permitted Acquisition (after giving Pro Forma Effect to such Permitted Acquisition as if such Permitted Acquisition had been consummated as of the first day of such Test Period) shall be equal to or greater than 1.00 to 1.00; provided that, satisfaction of this clause (iv) shall not be required with respect to any Permitted Acquisition if Excess Availability (after giving Pro Forma Effect to such Permitted Acquisition as of such date) is not less than 17.5% of the lesser of (i) the Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base; and (v) the Company and the Subsidiaries shall comply, and (if applicable) shall cause the acquired Person to comply, with the applicable provisions of

Section 5.11 and the Collateral Documents. For the avoidance of doubt, (x) pursuant to the terms of the First Amendment, the Agent and Required Lenders have consented to the RTD Acquisition, which shall be deemed to be a Permitted Acquisition for all purposes hereunder and (y) pursuant to the terms of the Second Amendment, the Agent and Required Lenders have consented to the Hercules Merger, which shall be deemed to be a Permitted Acquisition for all purposes hereunder.

“Permitted Cure Security” means any Qualified Equity Interest of Holdings.

“Permitted Discretion” means the Agent’s commercially reasonable credit judgment in establishing Reserves and exercised in good faith in accordance with customary business practices for similar asset-based lending facilities, based upon its consideration of any factor that it reasonably believes (i) could materially adversely affect the quantity, quality, mix or value of Collateral (including any applicable laws that may inhibit collection of a Receivable), the enforceability or priority of the Agent’s Liens thereon, or the amount that the Agent, the Lenders or the Issuing Banks could receive in liquidation of any Collateral; (ii) that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of any Bankruptcy Proceeding involving a Loan Party; or (iv) creates or could result in an Event of Default. In exercising such judgment, the Agent may consider any factors that could materially increase the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(b) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(j) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired or with respect to which execution has been stayed; and

(d) Subordinated Vendor Liens;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means the Sponsors and Management Stockholders.

“Permitted Inventory Locations” means, with respect to any Loan Party, each location listed on Schedule 1.01(d) for such Loan Party and from time to time (a) with respect to any U.S. Loan Party, each other location within the United States which the Company has notified the Agent is a location at which Inventory of a U.S. Loan Party is maintained and (b) with respect to the Canadian Loan Parties, each other location within a Canadian province or territory of which the Company has notified the Agent is a location at which Inventory of a Canadian Loan Party subject to Agent’s first priority perfected Lien (other than Permitted Encumbrances) is maintained.

“Permitted Investments” means (a) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States government, the Canadian government or any agency of the United States government or the Canadian government, in each case having maturities of not more than 12 months from the date of acquisition thereof; (b) securities issued by (i) any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof; or (ii) any province of Canada or any political subdivision of any such province or any public instrumentality thereof or any political subdivision of any such province or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally available from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Revolving Lender or any bank holding company owning any Revolving Lender who is not a Defaulting Lender at the time of acquisition thereof; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic, Canadian and Eurodollar certificates of deposit or bankers’ acceptances issued or accepted by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada that is at least (i) “adequately capitalized” (as defined in the regulations of its primary banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within 12 months after issuance or acceptance thereof; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar securities having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located or in which such investment is made that would customarily constitute “cash equivalents”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pirelli Subordination Agreement” means that certain Lien Subordination Agreement dated January 13, 2003, between the Agent and Pirelli Tire LLC.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations promulgated thereunder, as amended from time to time, provided if validity, perfection and effect of perfection and non-perfection of the Agent’s security interest in or Lien on any Collateral of any Canadian

Loan Party are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Priority Payable Reserve” means reserves established in the Permitted Discretion of the Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, in the Permitted Discretion of the Agent, any such amounts due and not paid for wages or vacation pay (including such amounts protected by the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the ITA, sales tax, goods and services tax, value added tax, harmonized sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), all amounts currently or past due and not contributed, remitted or paid to any Plan or under any Canadian Pension Plan, the PBA or any similar legislation and, with respect to any Canadian Pension Plan that provides benefits on a defined benefit basis, any Unfunded Pension Liability).

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder.

“Pro Forma Adjustment” means, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the EBITDA of the Company, in either case arising from any Specified Transaction, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, either (a) permitted to be reflected in pro forma financial information under Rule 11.02 of Regulation S-X under the Securities Act or (b) projected by the Company in good faith to result from actions taken, committed to be taken or planned to be taken pursuant to a factually supported plan entered into in connection with such Specified Transaction prior to the time in which such Acquired EBITDA or such EBITDA is required to be calculated; provided that such cost savings referred to in this clause (b) (x) are factually supportable and determined in good faith by the Company, as certified to the Agent on a Pro Forma Adjustment Certificate, (y) do not exceed the actual cost savings expected in good faith to be realized by the Company during the Test Period commencing with the date as of which EBITDA is being determined (as opposed to the annualized impact of such cost savings) and (2) the aggregate amount of Pro Forma Adjustments shall not exceed for any Test Period, when combined with the aggregate amount of restructuring charges, accruals or reserves incurred under clause (a)(vi) of the definition of EBITDA in such Test Period and the aggregate amount of cost savings added pursuant to clause (a)(xii) of the definition of EBITDA in such Test Period, 25% of EBITDA for any such Test Period ending on or prior to November 16, 2014, and 20% of EBITDA for any Test Period thereafter (in each case, calculated without giving effect to any adjustments made pursuant to such clause (a)(vi), such clause (a)(xii) or such Pro Forma Adjustments).

“Pro Forma Adjustment Certificate” means any certificate of a Financial Officer delivered pursuant to Section 5.01(l) or setting forth the information described in clause (iv) to Section 5.01(d).

“Pro Forma Balance Sheet” has the meaning assigned to such term in Section 3.04(a).

“Pro Forma Balance Sheet Date” has the meaning assigned to such term in Section 3.04(a).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by the Company or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”. For the avoidance of doubt, any pro forma basis, compliance or effect for acquisitions or dispositions will include the corresponding impact on interest, capital expenditures and, if any, other fixed charges.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Projections” means any projections and any forward-looking statements of the Company and the Subsidiaries furnished to the Lenders or the Agent by or on behalf of Holdings, the Company or any of the Subsidiaries prior to the Effective Date.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Purchasing Debt Affiliate” means any Affiliate of the Company, including the Sponsor, other than Holdings, the Company, any other Loan Party and the Subsidiaries of any of the foregoing.

“Qualified Accounts” means any investment account of the Borrowers and the Guarantors maintained with the Agent and subject to the Agent’s first-priority Lien and a control agreement in favor of the Agent.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Public Offering” means the initial underwritten public offering of common Equity Interests of Holdings or any direct or indirect parent of Holdings or the Company pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form).

“Real Property Collateral Requirements” means, with respect to any Mortgaged Property, each of the following, in form and substance reasonably satisfactory to the Agent:

(a) a Mortgage on such Mortgaged Property;

(b) evidence that a counterpart of the Mortgage has been recorded or delivered to the appropriate title insurance company subject to arrangements reasonably satisfactory to the Agent for the prompt recording thereof;

(c) an ALTA or other mortgagee’s title policy or amendment thereto (or a marked unconditional binder thereof insuring the Lien of the Mortgage at ordinary rates);

(d) an opinion of counsel in the jurisdiction in which such Mortgaged Property is located as to the recordability and enforceability of the applicable Mortgage in the relevant jurisdiction; and

(e) a flood zone certificate (or the Canadian equivalent) in favor of the Agent, and, if any Mortgaged Property with improvements located thereon is being identified as being within a special flood hazard area (or the Canadian equivalent), flood insurance in an amount required by applicable law.

“Receivables” means Accounts.

“Recovery Event” has the meaning specified in Section 6.05(f).

“Refinancing” means the repayment or refinancing of all third party Indebtedness for borrowed money of Triwest and its Subsidiaries existing on the Effective Date and the rollover and restatement of amounts outstanding under the Existing Credit Agreement, but excluding (a) any capital or financing leases, deferred purchase price and purchase money or vendor financing arrangements, in each case outstanding on the Effective Date and (b) other Indebtedness set forth on Schedule 6.01.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, other representatives and controlling persons of such Person and such Person’s Affiliates.

“Rent Reserve” means an amount approximately equal to the aggregate monthly rent payable by the Borrowers or Canadian Guarantors on all leased properties in respect of which landlord’s or warehouseman’s waivers, in form and substance reasonably acceptable to the Agent, or Collateral Access Agreements, are not in effect or such greater amount as the Agent may, in its Permitted Discretion, reasonably determine to be appropriate.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Report” means reports prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent, subject to the provisions of Section 9.12.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Required Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time (and, if at any time there are seven or more Lenders hereunder, then the Required Lenders must include at least three Lenders representing such percentage of the sum of the total Revolving Exposure and unused Revolving Commitments at such time); provided that (i) the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time, and (ii) if any Extended Revolving Commitments are outstanding, such Commitments shall be included in the determination of the Required Lenders.

“Required Reserve Notice” means (a) so long as no Event of Default has occurred and is continuing, at least three days’ advance notice to the Borrower Agent, and (b) if an Event of Default has occurred and is continuing, one day’s advance notice to the Borrower Agent (or no advance notice to the Borrower Agent, as may reasonably be determined to be appropriate by the Agent in its Permitted Discretion to protect the interests of the Lenders).

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means all (if any) Availability Reserves (including Dilution Reserves, Rent Reserves, Priority Payable Reserves (with respect to the Canadian Borrowing Base and the Tranche C Borrowing Base only), and, if a Liquidity Event exists, Banking Services Reserves and Secured Swap Reserves), and any and all other reserves which the Agent deems necessary in its Permitted Discretion, all without duplication.

“Reserve Percentage” means the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Reset Date” has the meaning assigned to such term in Section 2.30(a).

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Effective Date (but subject to the express requirements set forth in Article IV), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payment” has the meaning assigned to such term in Section 6.08(b).

“Restricted Indebtedness” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or the Company or any option, warrant or other right to acquire any such Equity Interests in Holdings or the Company.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Borrowing” means a request for Revolving Loans.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.23(b).

“Revolving Commitment Increase Date” has the meaning assigned to such term in Section 2.23(b).

“Revolving Commitments” means the U.S. Revolving Commitments, the Canadian Revolving Commitments ~~and~~, the Tranche B Commitments and the Tranche C Commitments. As of the Effective Date, the aggregate amount of the Revolving Commitments was $910,000,000 ~~and~~; as of the First Amendment Effective Date, the aggregate amount of the Revolving Commitments ~~will be~~was $1,010,000,000; ~~provided that notwithstanding the foregoing, the Revolving Commitments in effect on the First~~and as of the Second Amendment Effective Date ~~in excess of those available immediately prior to the First Amendment Effective Date shall not be available for any Borrowings hereunder until the Tranche B Effective Date.~~, the aggregate amount of the Revolving Commitments will be $1,070,000,000.

“Revolving Exposure” means, with respect to any Applicable Lender that is a U.S. Revolving Lender, its U.S. Revolving Exposure, with respect to any Applicable Lender that is a Canadian Revolving Lender, its Canadian Revolving Exposure ~~and~~, with respect to any Applicable Lender that is a Tranche B Lender, its Tranche B Exposure and with respect to any Applicable Lender that is a Tranche C Lender, its Tranche C Exposure.

“Revolving Extension Request” has the meaning assigned to such term in Section 2.27(a).

“Revolving Lender” means, as of any date of determination, a U.S. Revolving Lender, a Canadian Revolving Lender ~~or~~, a Tranche B Lender or a Tranche C Lender, as applicable.

“Revolving Loan” means a U.S. Revolving Loan, a Canadian Revolving Loan, ~~or~~ a Tranche B Loan or a Tranche C Loan, as applicable.

“RTD” means Regional Tire Distributors Inc., an Ontario corporation.

“RTD Acquisition” means the acquisition by the Borrowers (or by a newly formed wholly-owned Subsidiary of the Borrowers) of the equity interests of Regional Tire Holdings Inc., the Ontario corporation resulting from the amalgamation of 2179704 Ontario Inc., 2191531 Ontario Inc., 1318405 Ontario Inc. and F+D Gauther Holdings Inc.

“RTD Acquisition Agreement” means that certain Share Purchase Agreement dated as of March 21, 2013, among the RTD Sellers, RTD, Trican and the Company, as parent guarantor, together with all exhibits, schedules and disclosure letters thereto.

“RTD Acquisition Funds” means (a) the payment of the acquisition consideration to the RTD Sellers under the RTD Acquisition Agreement, (b) the payment of Transaction Expenses and (c) the RTD Refinancing.

~~“RTD Initial Borrowing Base” means, at any time during the RTD Initial Borrowing Base Period, the Dollar Equivalent Amount equal to the lesser of (a) $25,000,000 and (b) the sum of the following: (i) 60% of the net book value of the Receivables of RTD and its Subsidiaries joined as Loan Parties, plus (ii) 40% of the net book value of the Inventory of RTD and its Subsidiaries joined as Loan Parties, minus (iii) without duplication (including without duplication of clause (d) of the definition of “U.S. Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22; provided that each of the percentages set forth in subclauses (i) and (ii) of clause (b) above shall be reduced by 5.0% on the date that occurs sixty (60) days after the Tranche B Effective Date.~~

~~“RTD Initial Borrowing Base Period” means the period commencing on the Tranche B Effective Date and ending on the earlier of (a) the ninetieth day after the Tranche B Effective Date and (b) such earlier date as the Canadian Borrowers may elect after delivery to the Agent of both a field examination and inventory appraisal with respect to RTD’s Borrowing Base Assets in each case in form and substance reasonably satisfactory to the Agent; provided that notwithstanding the delivery of an acceptable field examination and inventory appraisal with respect to RTD’s Borrowing Base Assets, the Canadian Borrowers may elect to keep the RTD Initial Borrowing Base in effect until the ninetieth (90th) day after the Tranche B Effective Date.~~

“RTD Refinancing” means the repayment or refinancing of all third party Indebtedness for borrowed money of RTD and its Subsidiaries existing on the Tranche B Effective Date, but excluding any capital or financing leases, deferred purchase price and purchase money or vendor financing arrangements, in each case outstanding on the Tranche B Effective Date.

“RTD Sellers” means Barnim Holdings Inc.; Kustra Family Trust; Mike Kustra; MKHK Family Holdings Inc.; Dave Kustra; Leona Kustra; Laura Johansen; Siobhan Pederson; Kristin Nodwell; Francine Gauthier; Donald Gauthier; Lyle Summers; Lynn Summers; Richardson Family Trust; and Crystal Richardson.

“RTD Transactions” means, collectively, (a) the RTD Acquisition and the payment of the RTD Acquisition Funds, (b) the RTD Refinancing, (c) the effectiveness and/or funding of the Tranche B Commitments on the Tranche B Effective Date and the use of the proceeds thereof, (d) the consummation of any other transactions connected with the foregoing and (e) the payment of expenses incurred in connection therewith.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.06.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of the Second Amendment Effective Date among the Borrowers, Holdings, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” shall mean January 31, 2014.

“Second Priority Lien” means any Lien on any asset of any U.S. Loan Party that is granted under the Senior Secured Notes Security Documents and that, pursuant and subject to the provisions of the Intercreditor Agreement, is junior in priority to the Liens of the Agent in the Collateral.

“Section 2.27 Additional Agreement” has the meaning assigned to such term in Section 2.27(c).

“Secured Obligations” means, with respect to the U.S. Loan Parties, all Obligations, and, with respect to the Canadian Loan Parties, the Canadian Obligations.

“Secured Parties” means (a) with respect to Liens granted to the Agent to secure all Secured Obligations, the “Secured Parties,” as defined in the U.S. Security Agreement, and (b) with respect to Liens granted to the Agent to secure Secured Obligations consisting of Canadian Obligations, the “Secured Parties,” as defined in the Canadian Security Agreements.

“Secured Swap Obligations” means all Swap Obligations owing to the Agent, a Joint Lead Arranger, a Revolving Lender or any Affiliate or branch thereof and with respect to which the Company (or other Loan Party) and the Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent, at or prior to the time that the Swap Agreement relating to such obligation is entered into or, if later, the time that such Revolving Lender becomes a party to this Agreement, that such a transaction has been entered into and that it constitutes a Secured Swap Obligation entitled to the benefits of the Collateral Documents and the Intercreditor Agreement; provided that the Secured Swap Obligations shall not include any Excluded Swap Obligation. For the avoidance of doubt, all Swap Obligations owing to the Agent shall constitute Secured Swap Obligations.

“Secured Swap Reserves” means all Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Secured Swap Obligations then provided or outstanding.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreements” means, collectively, (a) the U.S. Security Agreement and (b) each Canadian Security Agreement.

“Seller” means 1278104 Alberta Inc., a corporation incorporated under the laws of the province of Alberta, Canada.

“Selling Shareholder” means each shareholder of Seller referenced in the Canadian Acquisition Agreement.

“Senior Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Company and its Subsidiaries as of the last day of the most recent Test Period ended on or prior to such date of determination, which Indebtedness is secured by Liens, less an amount equal to the amount of any cash and Permitted Investments of the Company and its Subsidiaries as of such date, to (b) EBITDA of the Company and its Subsidiaries for such Test Period.

“Senior Secured Note Documents” means the Senior Secured Note Indenture and all other instruments, agreements and other documents evidencing the Senior Secured Notes or providing for any Guarantee or other right in respect thereof.

“Senior Secured Note Indenture” means the indenture under which the Senior Secured Notes are issued.

“Senior Secured Notes” means the Company’s ~~9¾~~9.750% Senior Secured ~~Fixed Rate~~ Notes due 2017, in an initial aggregate principal amount of $250,000,000.

“Senior Secured Notes Security Documents” means the “Noteholder Lien Security Documents” (as defined in the Intercreditor Agreement).

~~“Senior Subordinated Notes” means the Company’s 11.5% Senior Subordinated Notes due 2018, in an initial aggregate principal amount of $200,000,000.~~

“Senior Subordinated Note Documents” means the Senior Subordinated Notes ~~i~~Indenture and any note purchase agreements under which the Senior Subordinated Notes are issued and/or governed and all other instruments, agreements and other documents evidencing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof.

“Senior Subordinated Notes” means (i) the Company’s 11.50% Senior Subordinated Notes due 2018, in an initial aggregate principal amount of $200,000,000 and (ii) $225,000,000 aggregate principal amount of the Company’s 11.50% Senior Subordinated Notes due 2018 issued as Additional Notes (as defined in the Senior Subordinated Note Documents) on the date hereof.

“Senior Subordinated Notes Indenture” means the indenture under which the Senior Subordinated Notes are issued.

“Settlement” and “Settlement Date” have the meanings assigned to such terms in Section 2.05(b).

“Specified Existing Revolving Commitment Class” has the meaning assigned to such term in Section 2.27.

“Specified Payment” means (a) any investment, loan or advance pursuant to Section 6.04(v), (b) any Restricted Payment pursuant to Section 6.08(a)(x), and (c) any Restricted Debt Payment pursuant to Section 6.08(b)(vi).

“Specified Transaction” means, with respect to any period, any investment (including any acquisition), sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” means TPG Capital, L.P. and its Affiliates but not including, however, any portfolio companies of the foregoing.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations on terms at least as favorable to the Lenders as those contained in the Senior Subordinated Note Documents.

“Subordinated Vendor Inventory Eligibility Conditions” means each of the following conditions precedent, the satisfaction of each of which, as reasonably determined by the Agent, shall be a condition to the inclusion in a Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base of any Eligible Subordinated Vendor Inventory:

(i) the relevant Loan Parties shall have given the Agent at least ten (10) Business Days prior written notice of their intent to include Inventory subject to a Vendor Lien in a Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base;

(ii) the relevant Loan Parties shall have given the Agent copies of the security agreement and all related documentation delivered by or on behalf of the applicable vendor and the applicable Borrower or Canadian Guarantor at least ten (10) Business Days prior to the proposed date of inclusion of such Inventory in a Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base; and

(iii) the relevant Loan Parties and the applicable vendor shall have executed and delivered to the Agent a duly executed and completed Vendor Lien Subordination Agreement (in form substantially similar to Exhibit H or such other form as is reasonably acceptable to the Agent) at least ten (10) Business Days prior to the proposed date of inclusion of such Inventory in a Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base.

Eligible Subordinated Vendor Inventory shall be included in a Borrowing Base ~~or~~, the Tranche B Borrowing Base or the Tranche C Borrowing Base on the 5th Business Day after the Agent’s determination that each of the foregoing conditions has been satisfied. If at any time any of the foregoing conditions ceases to be satisfied, the Eligible Subordinated Vendor Inventory shall be deemed ineligible and excluded from the Borrowing ~~Bases and~~, the Tranche B Borrowing Base and the Tranche C Borrowing Base.

“Subordinated Vendor Lien” means a Vendor Lien that has been subordinated to the Lien of the Agent on the Collateral (i) in the case of the Existing Subordinated Vendors, to the extent and in the manner provided in the Existing Subordination Agreements, (ii) in the case of each other vendor, to the extent and in the manner provided in the Vendor Lien Subordination Agreement executed by such vendor and with respect to this clause (ii), subject to the satisfaction of each of the Subordinated Vendor Inventory Eligibility Conditions.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of Sections 3.06, 3.09, 3.10, 3.14, 5.04, 5.08, and the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

“Super Majority Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 66  2⁄3% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time; provided that (i) the Revolving Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time and (ii) if any Extended Revolving Commitments are outstanding, such Commitments shall be included in the determination of the Super Majority Lenders.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means any agreement with respect to any Derivative Transaction between the Company or any Subsidiary and any other Person.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Borrowing Request” means a request by Borrower Agent for a Swingline Loan in accordance with Section 2.05 and substantially in the form attached hereto as Exhibit F-2, or such other form as shall be approved by the Agent (acting reasonably).

“Swingline Exposure” means, with respect to any Tranche A Revolving Lender, at any time, such Tranche A Revolving Lender’s Applicable Percentage of the Swingline Loans outstanding at such time.

“Swingline Lender” means the U.S. Swingline Lender or the Canadian Swingline Lender.

“Swingline Loan” means a U.S. Swingline Loan or a Canadian Swingline Loan.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all Obligations are indefeasibly paid in full in cash (other than Secured Swap Obligations, Banking Services Obligations and any contingent or inchoate obligations not then due and payable) and the Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms set forth in Section 2.06(j) or back-stopped following the termination of the Commitments).

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Company then last ended and for which financial statements have been delivered to the Agent pursuant to Section 5.01(a) or Section 5.01(b), as applicable.

“Title Insurance Company” means the title insurance company providing the Title Insurance Policies.

“Title Insurance Policies” means the lender’s title insurance policies issued to Agent with respect to the Mortgaged Properties.

“TopCo” means Accelerate Holdings Corp. a Delaware corporation.

“Total Assets” means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Total Borrowing Base” means, on any date of determination, without duplication, the sum of (a) the U.S. Borrowing Base, (b) the Canadian Borrowing Base, (c) the Tranche B Borrowing Base and (d) the Tranche C Borrowing Base.

“Total Exposure” means, with respect to any Applicable Lender, the sum of (i) its U.S. Revolving Exposure, (ii) its Canadian Revolving Exposure, ~~and~~ (iii) its Tranche B Exposure and (iv) its Tranche C Exposure.

“Tranche A Revolving Commitments” means the U.S. Revolving Commitments and the Canadian Revolving Commitments.

“Tranche A Revolving Lenders” means the U.S. Revolving Lenders and the Canadian Revolving Lenders.

“Tranche A Revolving Loans” means the U.S. Revolving Loans and the Canadian Revolving Loans.

“Tranche B Borrowing Base” means, at any time, (a) 5% of the Value of Eligible Receivables of the U.S. Borrowers, plus (b) ~~7.5~~10.0% of the Net Orderly Liquidation Value of each of the Eligible Tire Inventory and the Eligible Non-Tire Inventory of the U.S. Borrowers, minus (c) without duplication, the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22. The Tranche B Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of such Borrowing Base Certificate. With respect to any Borrowing Base Certificate delivered pursuant to the final proviso at the end of Section 5.01(h), the Tranche B Borrowing Base shall be calculated immediately after giving effect to the applicable acquisition, subject, in each case, to the requirements of the last paragraph of Section 6.04. Notwithstanding anything to the contrary set forth herein, no Borrowing Base Assets of Hercules Tire or any Anticipated 2014 Target shall be included in the calculation of the Tranche B Borrowing Base unless and until a field examination and inventory appraisal with respect to Hercules Tire or such Anticipated 2014 Target, as applicable, and its assets has been delivered to Administrative Agent, all of which shall be in form and substance satisfactory to Administrative Agent.

“Tranche B Commitment” means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make a Tranche B Loan, expressed as an amount representing the maximum possible aggregate amount of such Tranche B Lender’s Tranche B Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09(e), and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche B Lender’s Tranche B Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The aggregate amount of the Tranche B Lenders’ Tranche B Commitments as of the First Amendment Effective Date ~~is~~was $60,000,000~~.~~ and the aggregate amount of the Tranche B Lenders’ Tranche B Commitments as of the Second Amendment Effective Date is $80,000,000; provided, that, notwithstanding the foregoing, the Tranche B Commitments shall not be included in any calculation of U.S. Excess Availability or Average Revolving Loan Utilization.

“Tranche B Effective Date” means the date on which the Tranche B Commitments are available for Borrowing hereunder pursuant to Section 11 of the First Amendment.

“Tranche B Exposure” means, with respect to any Tranche B Lender at any time, the sum of the outstanding principal amount of such Lender’s Tranche B Loans.

“Tranche B Lender” means, as of any date of determination, a Lender with a Tranche B Commitment or, if the Tranche B Commitments have terminated or expired, a Lender with Tranche B Exposure.

“Tranche B Loan” means the loans and advances made by the Tranche B Lenders pursuant to this Agreement, including a Loan made pursuant to Section 2.01(c).

“Tranche B Maturity Date” means, in the case of the Tranche B Commitments, the date which is ~~eighteen~~thirty-six (~~18~~36) months following the ~~Tranche B~~Second Amendment Effective Date, or any earlier date on which the Tranche B Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Tranche B Period” means the period beginning on the Tranche B Effective Date and ending on the Tranche B Maturity Date.

“Tranche B Period Super Majority Lenders” means, at any time that any Tranche B Commitments are outstanding, subject to the limitations set forth in Section 9.04(g), Lenders having Total Exposure and unused Commitments representing more than 66  2⁄3% of the sum of the aggregate Total Exposure and unused Commitments at such time; provided that the Total Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time.

“Tranche C Borrowing Base” means, at any time, the Dollar Equivalent Amount of (a) 5% of the Value of Eligible Receivables of the Canadian Loan Parties, plus (b) 10% of the Net Orderly Liquidation Value of each of the Eligible Tire Inventory and the Eligible Non-Tire Inventory of the Canadian Loan Parties, minus (c) without duplication, the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22. The Tranche C Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of such Borrowing

Base Certificate. With respect to any Borrowing Base Certificate delivered pursuant to the final proviso at the end of Section 5.01(h), the Tranche C Borrowing Base shall be calculated immediately after giving effect to the applicable acquisition, subject, in each case, to the requirements of the last paragraph of Section 6.04. Notwithstanding anything to the contrary set forth herein, no Borrowing Base Assets of Hercules Canada or any Anticipated 2014 Target shall be included in the calculation of the Tranche C Borrowing Base unless and until a field examination and inventory appraisal with respect to Hercules Canada or such Anticipated 2014 Target, as applicable, and its assets has been delivered to Administrative Agent, all of which shall be in form and substance satisfactory to Administrative Agent.

“Tranche C Commitment” means, with respect to each Tranche C Lender, the commitment of such Tranche C Lender to make a Tranche C Loan, expressed as an amount representing the maximum possible aggregate amount of such Tranche C Lender’s Tranche C Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09(e), and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche C Lender’s Tranche C Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The aggregate amount of the Tranche C Lenders’ Tranche C Commitments as of the Second Amendment Effective Date is $15,000,000; provided, that, notwithstanding the foregoing, the Tranche C Commitments shall not be included in any calculation of Canadian Excess Availability or Average Revolving Loan Utilization.

“Tranche C Exposure” means, with respect to any Tranche C Lender at any time, the sum of the outstanding principal amount of such Lender’s Tranche C Loans.

“Tranche C Lender” means, as of any date of determination, a Lender with a Tranche C Commitment or, if the Tranche C Commitments have terminated or expired, a Lender with Tranche C Exposure.

“Tranche C Loan” means the loans and advances made by the Tranche C Lenders pursuant to this Agreement, including a Loan made pursuant to Section 2.01(d).

“Tranche C Maturity Date” means, in the case of the Tranche C Commitments, the date which is thirty-six (36) months following the Second Amendment Effective Date, or any earlier date on which the Tranche C Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Tranche C Period” means the period beginning on the Second Amendment Effective Date and ending on the Tranche C Maturity Date.

“Tranche C Period Super Majority Lenders” means, at any time that any Tranche C Commitments are outstanding, subject to the limitations set forth in Section 9.04(g), Lenders having Total Exposure and unused Commitments representing more than 66  2⁄3% of the sum of the aggregate Total Exposure and unused Commitments at such time; provided that the Total Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time.

“Transaction Expenses” means any fees or expenses incurred or paid by or on behalf of the Sponsor, TopCo, Holdings, the Company or any of their respective Subsidiaries or Affiliates in connection with the Transactions and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Canadian Acquisition and the payment of the Canadian Acquisition Funds, (b) the Refinancing, (c) the amendment and restatement of the Existing Credit Agreement and other Loan Documents and the funding of the Revolving Loans on the Effective Date and the use of the proceeds thereof, (d) the consummation of any other transactions connected with the foregoing and (e) the payment of Transaction Expenses.

“Trican” has the meaning assigned to such term in the recitals of this Agreement.

“Trigger Event” means, at any time, that Excess Availability is less than the greater of (a) $25,000,000 and (b) 10.0% of the lesser of (i) the aggregate Tranche A Revolving Commitments and (ii) the Aggregate Borrowing Base. Upon the occurrence of any Trigger Event, such Trigger Event shall be deemed to be continuing notwithstanding that Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Excess Availability exceeds such amount for thirty (30) consecutive days, in which event a Trigger Event shall no longer be deemed to be continuing~~; provided that notwithstanding the foregoing, for purposes of this definition of “Trigger Event”, the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available immediately prior to the First Amendment Effective Date shall not be included in any calculation of the Canadian Revolving Commitments or the Tranche A Revolving Commitments until the Tranche B Effective Date.~~.

“Triwest” means Triwest Trading (Canada) Ltd., a corporation organized under the laws of Canada.

“Triwest Loan” has the meaning assigned to such term in Section 5.11(b)(iii).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) in the case of Loans to the U.S. Borrowers, the Adjusted LIBOR Rate or the Alternate Base Rate, (b) in the case of Loans to the Canadian Borrowers denominated in Dollars, the Adjusted LIBOR Rate or the Canadian Base Rate, and (c) in the case of Loans to the Canadian Borrowers denominated in Canadian Dollars, the Canadian BA Rate or the Canadian Prime Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfinanced Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period and not financed from any Net Cash Proceeds or Revolving Loans.

“Uncontrolled Cash” means all amounts from time to time on deposit in the Designated Disbursement Account.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or other applicable law, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code or other applicable laws for the applicable plan year and includes, with respect to any Canadian Pension Plan which provides benefits on a defined benefit basis, any unfunded liability, solvency deficiency or wind up deficiency as determined for the purposes of the PBA.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the Company after the Effective Date as an Unrestricted Subsidiary hereunder by written notice to the Agent in accordance with Section 5.12.

“Unsubordinated Vendor Debt” means Vendor Debt that is not Subordinated Indebtedness.

“U.S. Borrower” means any of the Company, Am-Pac Tire Dist. Inc., a California corporation, and each other Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to Section 5.11(a), including Hercules Tire (after giving effect to its joinder on the Second Amendment Effective Date).

“U.S. Borrower Percentage” has the meaning assigned to such term in Section 2.25(f).

“U.S. Borrower’s Maximum Liability” has the meaning assigned to such term in Section 2.25(e).

“U.S. Borrowing Base” means, at any time, (a) 85% of the Value of Eligible Receivables of the U.S. Borrowers, plus (b) the lesser of (i) 70% of the Value of Eligible Tire Inventory of the U.S. Borrowers and (ii) 85% of Net Orderly Liquidation Value of Eligible Tire Inventory of the U.S. Borrowers, plus (c) the lesser of (i) 50% of the Value of Eligible Non-Tire Inventory of the U.S. Borrowers and (ii) 85% of the Net Orderly Liquidation Value of Eligible Non-Tire Inventory of the U.S. Borrowers, minus (d) without duplication (including without duplication of clause (d) of the definition of “Canadian Borrowing Base”), the then amount of all Availability Reserves and other Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22~~.~~; provided that (x) during the Hercules Initial Borrowing Base Period, the Borrowing Base Assets of Hercules Tire shall be included in the calculation above solely to the extent of the amount of the Hercules Initial U.S. Borrowing Base and (y) during any Anticipated 2014 Target Initial Borrowing Base Period, the Borrowing Base Assets of the applicable Anticipated 2014 Target (or, if such assets are acquired by an existing U.S. Borrower in connection with an Anticipated 2014 Acquisition, the new Borrowing Base Assets of such existing U.S. Borrower so acquired) shall be included in the calculation above solely to the extent of the amount of the Anticipated 2014 Target Initial U.S. Borrowing Base.

(1) On or before the sixtieth (60th) day following the Second Amendment Effective Date, a field examination and inventory appraisal with respect to the Borrowing Base Assets of Hercules Tire shall be delivered to the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent. If such field examination or such appraisal is not in form and substance reasonably satisfactory to the Agent, then on and after the 61st day following the Second Amendment Effective Date, the amount of the Hercules Initial U.S. Borrowing Base shall be $-0-.

(2) On or before the sixtieth (60th) day following any Anticipated 2014 Acquisition Closing Date, a field examination and inventory appraisal with respect to the Borrowing Base Assets of the applicable Anticipated 2014 Target (or, if such assets are acquired by an existing U.S. Borrower in connection with an Anticipated 2014 Acquisition, a field examination and inventory appraisal with respect to the new Borrowing Base Assets of such existing U.S. Borrower so acquired) shall be delivered to the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent. If such field examination or such appraisal is not in form and substance reasonably satisfactory to the Agent, then on and after the 91st day following such Anticipated 2014 Acquisition Closing Date, the amount of the Anticipated 2014 Target Initial U.S. Borrowing Base in connection with such Anticipated 2014 Acquisition shall be $-0-.

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h) and adjusted by the Agent in the exercise of its Permitted Discretion and in accordance with Section 2.22 based upon additional information, if any, received after the date of delivery of such Borrowing Base Certificate. With respect to any Borrowing Base Certificate delivered pursuant to the final proviso at the end of Section 5.01(h), the U.S. Borrowing Base shall be calculated immediately after giving effect to the applicable acquisition, subject, in each case, to the requirements of the last paragraph of Section 6.04.

“U.S. Collateral” means any and all property owned, leased or operated by a Person subject to a security interest or Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the Secured Parties, to secure the U.S. Obligations or Canadian Obligations, as applicable; provided however that U.S. Collateral shall not at any time include any Margin Stock.

“U.S. Commitment” means a U.S. Revolving Commitment or a Tranche B Commitment, including an Extended U.S. Revolving Commitment, as applicable.

“U.S. Excess Availability” means, at any time, an amount equal to the sum of (a) the lesser of (i) the aggregate total U.S. Revolving Commitments at such time and (ii) the U.S. Borrowing Base at such time (as determined by reference to the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.01(h)), plus (b) all unrestricted cash and cash equivalents of the U.S. Loan Parties at such time (to the extent held in Qualified Accounts), minus (c) the aggregate U.S. Revolving Exposures (including the U.S. LC Exposure) of all U.S. Revolving Lenders at such time. For the avoidance of doubt, borrowing availability under the Tranche B Borrowing Base shall not be included in the calculation of U.S. Excess Availability.

“U.S. Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“U.S. Guarantor Percentage” has the meaning assigned to such term in Section 10.01.

“U.S. Guarantors” means Holdings, Tire Wholesalers, Inc., a Washington corporation and each other Domestic Subsidiary (other than any Excluded Subsidiary) that hereafter becomes a party to this Agreement as a Loan Party and a Guarantor pursuant to a Joinder Agreement, and their respective successors and assigns. Prior to the First Amendment Effective Date, ATD Acquisition Co. IV, a Delaware corporation, and Firestone of Denham Springs, Inc., d/b/a Consolidated Tire and Oil, a Louisiana corporation, each of which formerly constituted U.S. Guarantors, were merged with and into the Company, with the Company as the surviving legal entity of each such merger, in compliance with the terms of this Agreement.

“U.S. LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“U.S. LC Disbursement” means a payment made by an Applicable Issuing Bank pursuant to a drawing on a U.S. Letter of Credit.

“U.S. LC Exposure” means, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate amount of all U.S. LC Disbursements that have not yet been reimbursed by or on behalf of the Company or any other U.S. Loan Party at such time, less (c) the amount then on deposit in the U.S. LC Collateral Account. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

“U.S. Letter of Credit” means a Letter of Credit issued for the account of a U.S. Borrower.

“U.S. Loan Party” means a U.S. Borrower or a U.S. Guarantor.

“U.S. Non-Paying Borrower” has the meaning assigned to such term in Section 2.25(f).

“U.S. Non-Paying Guarantor” has the meaning assigned to such term in Section 10.09.

“U.S. Obligations” mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the U.S. Borrowers (including, without limitation, the Tranche B Loans), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a U.S. Borrower under this Agreement in respect of any U.S. Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of a U.S. Borrower or any other U.S. Loan Party to any of the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the U.S. Borrowers under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other U.S. Loan Party under or pursuant to this Agreement or the other Loan Documents, (d) the due and punctual payment and performance of all Secured Swap Obligations of a U.S. Loan Party (other than with respect to such U.S. Loan Party’s Secured Swap Obligations that constitute Excluded Swap Obligations) and (e) the due and punctual payment and performance of all Banking Services Obligations of a U.S. Loan Party. Notwithstanding the foregoing, (i) the obligations of Holdings, the Company or any Subsidiary in respect of any Secured Swap Obligations or any Banking Services Obligations of a U.S. Loan Party shall be secured and guaranteed pursuant to the Collateral Documents and the Loan Guaranty only to the extent that, and for so long as, the other U.S. Obligations are so secured and guaranteed and (ii) any release of U.S. Collateral or Guarantors effected in the manner permitted by this Agreement and the other Loan Documents shall not require the consent of the holders of Secured Swap Obligations or the holders of Banking Services Obligations of a U.S. Loan Party.

“U.S. Obligations Paying Borrower” has the meaning assigned to such term in Section 2.25(f).

“U.S. Obligations Paying Guarantor” has the meaning assigned to such term in Section 10.09.

“U.S. Overadvance” means at any time the amount by which the aggregate outstanding U.S. Revolving Exposures exceed the U.S. Borrowing Base.

“U.S. Overadvance Condition” means and is deemed to exist any time the aggregate outstanding U.S. Revolving Exposures exceed the U.S. Borrowing Base.

“U.S. Overadvance Loan” means a U.S. Revolving Loan that is an ABR Loan made to a U.S. Borrower at a time when a U.S. Overadvance Condition exists.

“U.S. Prime Rate” means the rate of interest announced by the Agent from time to time as its prime rate. Such rate is set by the Agent on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“U.S. Protective Advance” means a Protective Advance made to or for the account of a U.S. Borrower.

“U.S. Revolving Commitment” means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Protective Advances, U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender’s U.S. Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23. The initial amount of each U.S. Revolving Lender’s U.S. Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The aggregate amount of the U.S. Revolving Lenders’ U.S. Revolving Commitments as of the Effective Date was $850,000,000.

“U.S. Revolving Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Loans and its U.S. LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of U.S. Swingline Loans and U.S. Protective Advances outstanding at such time. For the avoidance of doubt, the outstanding principal amount of Tranche B Loans shall not be included in the calculation of U.S. Revolving Exposure.

“U.S. Revolving Lender” means, as of any date of determination, a Lender with a U.S. Revolving Commitment or, if the U.S. Revolving Commitments have terminated or expired, a Lender with U.S. Revolving Exposure. Unless the context otherwise requires, the term “U.S. Revolving Lenders” includes the U.S. Swingline Lender. For the avoidance of doubt, the term “U.S. Revolving Lenders” shall not include Tranche B Lenders.

“U.S. Revolving Loan” means the loans and advances made by the U.S. Revolving Lenders pursuant to this Agreement, including a Loan made pursuant to Section 2.01(a), U.S. Swingline Loans and U.S. Protective Advances, but for the avoidance of doubt, such term shall not include Tranche B Loans.

“U.S. Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement dated as of November 30, 2012, between the U.S. Loan Parties and the Agent.

“U.S. Swingline Lender” means BANA, in its capacity as lender of U.S. Swingline Loans hereunder.

“U.S. Swingline Loan” means a Loan made by the U.S. Swingline Lender pursuant to Section 2.05.

“Value” with reference to the value of Eligible Tire Inventory or Eligible Non-Tire Inventory, as the case may be, on any date, means value determined on the basis of the lower of cost or market value of such Eligible Tire Inventory or Eligible Non-Tire Inventory, as the case may be, with the cost thereof calculated on a FIFO (or first in, first out) accounting basis as determined in accordance with GAAP, and with reference to Eligible Receivables, the book value thereof determined in accordance with GAAP.

“Vendor Debt” means any Indebtedness of the Company or any Subsidiary to any vendor of tires.

“Vendor Lien” means a Lien created in favor of a vendor of tires to a Borrower or a Canadian Guarantor, that encumbers exclusively all or any of such vendor’s branded tire inventory and does not encumber any proceeds thereof or any other Collateral.

“Vendor Lien Subordination Agreement” means an agreement substantially in the form of Exhibit H hereto (or such other form as is reasonably satisfactory to the Agent (it being understood that the Existing Subordination Agreements are acceptable to the Agent)) whereby, among other things, a vendor of tires subordinates its Vendor Lien to the Lien of the Agent on the Collateral.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Agent.

SECTION 1.02 Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBOR Rate Loan”) or by Class and Type (e.g., a “LIBOR Rate Loan that is a Revolving Loan”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the

Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the provisions of Section 9.02.

SECTION 1.05 Amendment and Restatement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement, and on and after the date hereof, each reference in any Loan Document to “the Credit Agreement”, “therein”, “thereof”, “thereunder” or words of similar import when referring to the Existing Credit Agreement shall mean, and shall hereafter be a reference to, the Existing Credit Agreement, as amended and restated by this Agreement. Each Loan Party hereby acknowledges and agrees, as of the date hereof, for itself and for each of its Subsidiaries, that it does not have any claims, offsets, counterclaims, cross-complaints, defenses or demands of any kind or nature whatsoever under or relating to the Existing Credit Agreement, the other “Loan Documents” (as defined in the Existing Credit Agreement) or any of the obligations existing thereunder that could be asserted to reduce or eliminate all or any part of the obligation of any Loan Party to pay any amounts owed thereunder, or to assert any claim for affirmative relief or damages against any lender party thereto. Nothing contained herein is intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the Secured Obligations evidenced or secured thereby or provided for thereunder.

SECTION 1.06 Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

SECTION 1.07 Currency Calculations. Unless expressly provided otherwise, all references in the Loan Documents to Loans, Letters of Credit, Obligations, Commitments, Borrowing Base components and other amounts shall be denominated in Dollars. The Dollar Equivalent Amount of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Agent on a daily basis, based on the current Exchange Rate. Borrowers shall report Value and other Borrowing Base components to the Agent in the currency invoiced by the Loan Parties or shown in the Loan Parties’ financial records, and unless expressly provided otherwise, herein shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Loan Parties shall repay such Obligation in such other currency.

ARTICLE II.

THE CREDITS

SECTION 2.01 Revolving Commitments. (a) Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees, severally and not jointly, to make U.S. Revolving Loans to the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Revolving Lender’s U.S. Revolving Exposure exceeding such U.S. Revolving Lender’s U.S. Revolving Commitment, or (ii) the total U.S. Revolving Exposures exceeding the lesser of (x) the sum of the total U.S. Revolving Commitments and (y) the U.S. Borrowing Base (subject to the Agent’s authority, in its sole discretion, to make U.S. Protective Advances and U.S. Overadvances pursuant to the terms of Section 2.04); provided that, during the Tranche B Period, such U.S. Revolving Loans shall not be made unless, after giving effect to any Tranche B Loans being made on such date, the sum of the Tranche B Exposure is at least equal to the lesser of (x) the sum of the total Tranche B Commitments and (y) the Tranche B Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, repay and reborrow U.S. Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Canadian Revolving Lender agrees, severally and not jointly, to make Canadian Revolving Loans to a Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Revolving Lender’s Canadian Revolving Exposure exceeding such Canadian Revolving Lender’s Canadian Revolving Commitment, or (ii) the total Canadian Revolving Exposures exceeding the lesser of (x) the sum of the total Canadian Revolving Commitments and (y) the Canadian Borrowing Base (subject to the Agent’s authority, in its sole discretion, to make Canadian Protective Advances and Canadian Overadvances pursuant to the terms of Section 2.04); provided that, during the Tranche C Period, such Canadian Revolving Loans shall not be made unless, after giving effect to any Tranche C Loans being made on such date, the sum of the Tranche C Exposure is at least equal to the lesser of (x) the sum of the total Tranche C Commitments and (y) the Tranche C Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, a Canadian Borrower may borrow, repay and reborrow Canadian Revolving Loans.

(c) Subject to the terms and conditions set forth herein, each Tranche B Lender agrees, severally and not jointly, to make Tranche B Loans to the U.S. Borrowers from time to time during the Tranche B Period in an aggregate principal amount that will not result in (i) such Tranche B Lender’s Tranche B Exposure exceeding such Tranche B Lender’s Tranche B Commitment, or (ii) the total Tranche B Exposures exceeding the lesser of (x) the sum of the total Tranche B Commitments and (y) the Tranche B Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, repay and reborrow Tranche B Loans.

(d) Subject to the terms and conditions set forth herein, each Tranche C Lender agrees, severally and not jointly, to make Tranche C Loans to a Canadian Borrower from time to time during the Tranche C Period in an aggregate principal amount that will not result in (i) such Tranche C Lender’s Tranche C Exposure exceeding such Tranche C Lender’s Tranche C Commitment, or (ii) the total Tranche C Exposures exceeding the lesser of (x) the sum of the total Tranche C Commitments and (y) the Tranche C Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, a Canadian Borrower may borrow, repay and reborrow Tranche C Loans.

SECTION 2.02 Revolving Loans and Borrowings

(a) Each U.S. Revolving Loan (other than a U.S. Swingline Loan or a U.S. Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitments of the applicable Class. Each Canadian Revolving Loan (other than a Canadian Swingline Loan or a Canadian Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Canadian Revolving Lenders ratably in accordance with their respective Canadian Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively. Each Tranche B Loan shall be made as a Borrowing consisting of Loans of the same Class and Type made by the Tranche B Lenders ratably in accordance with their respective Tranche B Commitments of the applicable Class. Each Tranche C Loan shall be made as a Borrowing consisting of Loans of the same Class and Type made by the Tranche C Lenders ratably in accordance with their respective Tranche C Commitments of the applicable Class.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of (i) in the case of Revolving Loans to the U.S. Borrowers, ABR Loans or LIBOR Rate Loans, (ii) in the case of Revolving Loans to a Canadian Borrower denominated in Dollars, Canadian Base Rate Loans or LIBOR Rate Loans, and (iii) in the case of Revolving Loans to a Canadian Borrower denominated in Canadian Dollars, Canadian Prime Rate Loans or Canadian BA Rate Loans, in each case, as the Borrower Agent may request in accordance herewith. Each Swingline Loan and each Protective Advance (x) made for the account of the U.S. Borrowers shall be an ABR Loan, (y) made to or for the account of a Canadian Borrower in Dollars shall be a Canadian Base Rate Loan, and (z) made to or for the account of a Canadian Borrower in Canadian Dollars shall be a Canadian Prime Rate Loan. Each Tranche B Loan Borrowing shall be comprised entirely of ABR Loans or LIBOR Rate Loans and shall be denominated in Dollars. Each Tranche C Loan Borrowing shall be comprised entirely of (A) in the case of Tranche C Loans to a Canadian Borrower denominated in Dollars, Canadian Base Rate Loans or LIBOR Rate Loans, and (B) in the case of Tranche C Loans to a Canadian Borrower denominated in Canadian Dollars, Canadian Prime Rate Loans or Canadian BA Rate Loans, in each case, as the Borrower Agent may request in accordance herewith. Each Revolving Lender at its option may make any Interest Period Loan by causing any domestic or foreign branch or Affiliate of such Revolving Lender to make such Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers within a Borrowing Group to repay such Revolving Loan made to such Borrower Group in accordance with the terms of this Agreement and (ii) in exercising such option, such Revolving Lender shall use reasonable efforts to minimize any increase in the Adjusted LIBOR Rate or the Canadian BA Rate or increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

(c) At the commencement of each Interest Period for any Revolving Borrowing (including Borrowings of Tranche B Loans and Tranche C Loans, as applicable) that is an Interest Period Loan, such Revolving Borrowing shall comprise an aggregate principal amount that is an integral multiple of (i) $500,000 and not less than $1,000,000 in the case of LIBOR Rate Loans or (ii) Cdn $500,000 and not less than Cdn $1,000,000 in the case of Canadian BA Rate Loans. Each Revolving Borrowing that is an ABR Loan or a Canadian Base Rate Loan when made shall be in a minimum principal amount of $500,000 and each Revolving Borrowing that is a Canadian Prime Rate Loan when made shall be in a minimum principal amount of Cdn $500,000; provided that a Floating Rate Loan to a Borrower within a Borrower Group may be made in a lesser aggregate amount that is equal to the entire unused balance of the total Revolving Commitments of such Borrower Group or that is required to finance the reimbursement of an LC Disbursement with respect to such Borrower Group as contemplated by Section 2.06(e). Revolving Borrowings (including Borrowings of Tranche B Loans and Tranche C Loans, as applicable) of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of, with respect to LIBOR Rate Loans, twelve (12) different Interest Periods in effect at any time outstanding, and with respect to Canadian BA Rate Loans, seven (7) different Interest Periods in effect at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Agent shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing (including Borrowings of Tranche B Loans and Tranche C Loans) if the Interest Period requested with respect thereto would end after the Maturity Date (or the Tranche B Maturity Date or Tranche C Maturity Date, as applicable).

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Agent shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand or facsimile) signed by the Borrower Agent (a) in the case of an Interest Period Loan other than a Canadian BA Rate Loan, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing, (b) in the case of a Canadian BA Rate Loan, not later than 12:00 noon, Toronto, Ontario time, three (3) Business Days before the date of the proposed Borrowing, or (c) in the case of a Floating Rate Loan (including any such notice of a Floating Rate Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)), not later than 12:00 noon, New York City time, or with respect to Canadian Prime Rate Loans or Canadian Base Rate Loans, 12:00 noon, Toronto, Ontario time, on the date of the proposed Borrowing; provided that in the case of each of the initial Tranche B Loan Borrowing and the initial Tranche C Loan Borrowing such notification shall be delivered, in the case of an Interest Period Loan, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing, and in the case of a Floating Rate Loan, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Revolving Borrowing;

(ii) the currency in which such Loans are to be denominated (and if not specified, it shall be deemed a request for (A) ABR Loans in Dollars if on behalf of a U.S. Borrower, and (B) Canadian Prime Rate Loans in Canadian Dollars if on behalf of a Canadian Borrower);

(iii) whether the Revolving Borrowing requested is to be a Floating Rate Loan or an Interest Period Loan (and if not specified, the Revolving Borrowing requested shall be deemed a request for (A) ABR Loans if requested for or on behalf of a U.S. Borrower, and (B) Canadian Prime Rate Loans if requested for and on behalf of a Canadian Borrower, unless the request specifies such Loans are to be denominated in Dollars in which case it shall be deemed a request for Canadian Base Rate Loans);

(iv) the date of such Revolving Borrowing, which shall be a Business Day;

(v) in the case of Interest Period Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” (and, if not specified, the Interest Period requested shall be deemed a request for an Interest Period Loan with an Interest Period of one month’s duration);

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed; and

(vii) the identity of the Borrower of such Revolving Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Applicable Lender of the details thereof and of the amount of such Applicable Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding anything in this Agreement to the contrary, during the Tranche B Period, the U.S. Borrowers shall not request, and U.S. Revolving Lenders shall be under no obligation to fund, any U.S. Revolving Loan unless the U.S. Borrowers have borrowed the maximum amount available under the Tranche B Borrowing Base (up to the amount of the Tranche B Commitments). If on any date after the Tranche B Effective Date, the Tranche B Borrowing Base exceeds the Tranche B Lenders’ aggregate Tranche B Exposure, then any Loans thereafter requested by U.S. Borrowers shall be deemed to be Tranche B Loans and shall be made by Tranche B Lenders in accordance with the terms and conditions of this Agreement until the Tranche B Lenders’ aggregate Tranche B Exposure equals the lesser of (A) the aggregate Tranche B Commitments at such time, and (B) the Tranche B Borrowing Base at such time.

Notwithstanding anything in this Agreement to the contrary, during the Tranche C Period, no Canadian Borrower shall request, and Canadian Revolving Lenders shall be under no obligation to fund, any Canadian Revolving Loan unless a Canadian Borrower has borrowed the maximum amount available under the Tranche C Borrowing Base (up to the amount of the Tranche C Commitments). If on any date after the Second Amendment Effective Date, the Tranche C Borrowing Base exceeds the Tranche C Lenders’ aggregate Tranche C Exposure, then any Loans thereafter requested by Canadian Borrowers shall be deemed to be Tranche C Loans and shall be made by Tranche C Lenders in accordance with the terms and conditions of this Agreement until the Tranche C Lenders’ aggregate Tranche C Exposure equals the lesser of (A) the aggregate Tranche C Commitments at such time, and (B) the Tranche C Borrowing Base at such time.

SECTION 2.04 Protective Advances and Overadvances. (a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Agent is authorized by the Borrowers and the Tranche A Revolving Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the Borrowers of a Borrower Group, on behalf of all Applicable Lenders with respect to such Borrower Group whether or not any condition precedent set forth in Section 4.02 has been satisfied or waived, including the failure to comply with the conditions set forth in Section 2.01, which the Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (z) to pay any other amount chargeable to or required to be paid by the Borrowers within such Borrower Group pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable by the Borrowers within such Borrower Group under the Loan Documents (each such Loan made to the U.S. Borrowers, a “U.S. Protective Advance”; each such Loan made to a Canadian Borrower, a “Canadian Protective Advance”; and U.S. Protective Advances and Canadian Protective Advances, “Protective Advances” and each a “Protective Advance”). Any U.S. Protective Advance may be made in a principal amount that would cause the aggregate U.S. Revolving Exposure to exceed the U.S. Borrowing Base; provided that no U.S. Protective Advance may be made to the extent that, after giving effect to such U.S. Protective Advance (together with the outstanding principal amount of all other U.S. Protective Advances), the aggregate principal amount of U.S. Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed U.S. Protective Advance, and is not known by the Agent to exceed, together with U.S. Overadvances described in Section 2.04(c), 10% of the U.S. Revolving Commitments at such time, or to exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period, and provided further that, the aggregate amount of outstanding U.S. Protective Advances plus any U.S. Overadvances described in Section 2.04(c) plus the aggregate of all other U.S. Revolving Exposure shall not exceed the aggregate total U.S. Revolving Commitments. Any Canadian Protective Advance may be made in a principal amount that would cause the aggregate Canadian Revolving Exposure to exceed the Canadian Borrowing Base; provided that no Canadian Protective Advance may be made to the extent that, after giving effect to such Canadian Protective Advance (together with the outstanding principal amount of all other Canadian Protective Advances), the aggregate Dollar Equivalent Amount of principal amount of Canadian Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed Canadian Protective Advance, and is not known by the Agent to exceed, together with Canadian Overadvances described in Section 2.04(c), 10% of the Canadian Revolving Commitments at such time, or to exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period, and provided further that, the aggregate Dollar Equivalent Amount of outstanding Canadian Protective Advances plus Dollar Equivalent Amount of any Canadian Overadvances described in Section 2.04(c) plus the aggregate Dollar Equivalent Amount of all other Canadian Revolving Exposure shall not exceed the aggregate total Canadian Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied or waived. The Agent agrees to use reasonable efforts to deliver prompt notice to the Applicable Lenders with respect to a Borrower Group of any Protective Advance or Overadvance made by it to a Borrower within such Borrower Group. The U.S. Protective Advances shall be secured by the Agent’s Liens on the U.S. Collateral securing payment of the U.S. Obligations and shall constitute ABR Loans and U.S. Obligations hereunder. The Canadian Protective Advances shall be made by the Agent through its Canada branch and shall be secured by the Agent’s Liens on the Collateral securing payment of the Canadian Obligations and shall constitute Canadian Prime Rate Loans, if funded in Canadian Dollars, or Canadian Base Rate Loans, if funded in Dollars, and Canadian Obligations hereunder. The Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate any Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Agent may request the Applicable Lenders with respect to a Borrower Group to make a Tranche A Revolving Loan to repay a Protective Advance made by the Agent to a Borrower within such Borrower Group. At any other time, the Agent may require the Applicable Lenders with respect to such Borrower Group to fund their risk participations described in Section 2.04(b).

(b) Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default) to a Borrower within such Borrower Group, each Applicable Lender with respect to such Borrower Group shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable

Percentage. From and after the date, if any, on which any Applicable Lender with respect to a Borrower Group is required to fund its participation in any Protective Advance to a Borrower within such Borrower Group purchased hereunder, the Agent shall promptly distribute to such Applicable Lender, such Applicable Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

(c) Notwithstanding anything to the contrary contained elsewhere in this Section 2.04 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Agent may require all Applicable Lenders with respect to a Borrower Group to honor requests or deemed requests by the Borrowers within such Borrower Group for Revolving Loans at a time that an Overadvance Condition with respect to such Borrower Group exists or which would result in an Overadvance Condition with respect to such Borrower Group and (i) each U.S. Revolving Lender shall be obligated to continue to make its Applicable Percentage of any such U.S. Overadvance Loan up to a maximum amount outstanding equal to its U.S. Revolving Commitment, so long as such U.S. Overadvance is not known by the Agent to exceed, together with U.S. Protective Advances described in Section 2.04(a), 10% of the U.S. Revolving Commitments at such time or to exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period and (ii) each Canadian Revolving Lender shall be obligated to continue to make its Applicable Percentage of any such Canadian Overadvance Loan up to a maximum amount outstanding equal to its Canadian Revolving Commitment so long as such Canadian Overadvance is not known by the Agent to exceed, together with Canadian Protective Advances described in Section 2.04(a), 10% of the Canadian Revolving Commitments at such time or to exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period.

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Applicable Swingline Lender with respect to a Borrower Group may in its discretion, and in reliance upon the agreements of the Applicable Lenders with respect to such Borrower Group set forth in this Section 2.05, make available Swingline Loans to the Borrowers within such Borrower Group from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $85,000,000, (ii) the aggregate Dollar Equivalent Amount of principal amount of outstanding Canadian Swingline Loans exceeding ~~(x) until the Tranche B Effective Date, $6,000,000 and (y) on and following the Tranche B Effective Date, $10,000,000~~$12,500,000, (iii) the total U.S. Revolving Exposures exceeding the lesser of the total U.S. Revolving Commitments and the U.S. Borrowing Base, or (iv) the total Canadian Revolving Exposures exceeding the lesser of the total Canadian Revolving Commitments and the Canadian Borrowing Base; provided that no Applicable Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers within each Borrower Group may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan for a Borrower within a Borrower Group, the Borrower Agent shall notify the Agent of such request by telephone (confirmed by a Swingline Borrowing Request), not later than 1:00 p.m., New York City time, or, with respect to Canadian Swingline Loans, 1:00 p.m., Toronto, Ontario time, on the day of a proposed Swingline Loan to such Borrower. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount and currency (which shall be Dollars in the case of any Swingline Loan made to a U.S. Borrower or Dollars or Canadian Dollars in the case of a Swingline Loan made to a Canadian Borrower) of the requested Swingline Loan. The Agent will promptly advise the Applicable Swingline Lender of any such notice received from the Borrower Agent. The Applicable Swingline Lender shall make each Swingline Loan available to the Borrowers within a Borrower Group by means of a credit to the Applicable Funding Account of such Borrower Group or otherwise in accordance with the instructions of the Borrower Agent (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Agent to be distributed to the Lenders) on the requested date of such Swingline Loan.

(b) To facilitate administration of the Revolving Loans, the Tranche A Revolving Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans and the Swingline Loans and the Protective Advances shall take place on a periodic basis in accordance with this clause (b). The Agent shall request settlement (a “Settlement”) with the Applicable Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Applicable Swingline Lender, with respect to each outstanding Swingline Loan to a Borrower within the applicable Borrower Group and (B) with respect to collections received from such Borrower Group, in each case, by notifying the Applicable Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:30 p.m. New York City time, or with respect to Canadian Revolving Lenders, 2:30 p.m. Toronto, Ontario time, on the date of such requested Settlement (the “Settlement Date”). Each Applicable Lender (other than the Applicable Swingline Lender, in the case of Swingline Loans to the Borrowers within a Borrower Group) shall make the amount of such Applicable Lender’s Applicable Percentage of the outstanding principal amount of the Swingline Loans to such Borrowers within such Borrower Group with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:30 p.m., New York City time, or with respect to Canadian Revolving Lenders and Tranche C Lenders, 3:30 p.m. Toronto, Ontario time, on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to the any minimum amount specified therein. Such amounts made available to the Agent shall be applied against the amounts of the applicable Swingline Loan and, together with the portion of such Swingline Loan representing the Applicable Swingline Lender’s pro rata share thereof, shall constitute Revolving Loans of the Applicable Lenders. If any such amount is not made available to the Agent by any Applicable Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the Applicable Swingline Lender with respect to each outstanding Swingline Loan to a Borrower within the applicable Borrower Group, be entitled to recover such amount on demand from such Applicable Lender together with interest thereon at, with respect to U.S. Swingline Loans, the Federal Funds Effective Rate, and with respect to Canadian Swingline Loans, the Canadian Overnight Rate, in each case, for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to Floating Rate Loans to such Borrower Group in the applicable currency in which such Swingline Loan is denominated. Between Settlement Dates the Agent may pay over to the Applicable Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans of the Borrowers within the Borrower Group for which such Applicable Swingline Lender is the Applicable Swingline Lender, for application to the Applicable Swingline Lender’s Revolving Loans or Swingline Loans to such Borrower Group. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Applicable Swingline Lender’s Revolving Loans to such Borrower Group, the Applicable Swingline Lender shall pay to the Agent for the accounts of the Applicable Lenders, to be applied to the outstanding Revolving Loans of such Applicable Lenders to such Borrower Group, an amount such that each Applicable Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Applicable Percentage of the Revolving Loans to such Borrower Group. During the period between Settlement Dates, the Applicable Swingline Lender with respect to Swingline Loans to the Borrowers within such Borrower Group, the Agent with respect to Protective Advances to such Borrower Group and each Applicable Lender with respect to its Revolving Loans to such Borrower Group shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(c) In addition, the Applicable Swingline Lender may by written notice given to the Agent not later than 1:00 p.m., New York City time, or, with respect to Canadian Swingline Loans, 1:00 p.m., Toronto, Ontario time, on any Business Day require the Applicable Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding that were made to the Borrowers within the Borrower Group with respect to which such Applicable Lenders issued Commitments. Such notice shall specify the aggregate amount of Swingline Loans to such Borrower Group in which the Applicable Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Applicable Lender, specifying in such notice such Applicable Lender’s Applicable Percentage of such Swingline Loan or Loans to such Borrower Group. Each Applicable Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Applicable Swingline Lender, such Applicable Lender’s Applicable Percentage of such Swingline Loan or Loans to such Borrower Group. Each Applicable Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans made to the Borrowers within the Borrower Group with respect to which such Applicable Lender has issued a Commitment pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Applicable Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Applicable Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Agent shall promptly pay to the Applicable Swingline Lender the amounts so received by it from the Applicable Lenders. The Agent shall notify the Borrower Agent of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Applicable Swingline Lender from the Borrowers with the applicable Borrower Group (or other party on behalf of any such Borrower) in respect of a Swingline Loan after receipt by the Applicable Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Applicable Lenders that shall have made their payments pursuant to this paragraph and to the Applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Applicable Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower with such Borrower Group for any reason. The purchase of participations in a Swingline Loan made to a Borrower within a Borrower Group pursuant to this paragraph shall not relieve the Borrowers within such Borrower Group of any default in the payment thereof.

SECTION 2.06 Letters of Credit. (a) General. On and after the Effective Date, each Existing Letter of Credit shall be deemed to be a U.S. Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for purposes hereof will be deemed to have been issued on the Effective Date. Subject to the terms and conditions set forth herein, (i) each Applicable Issuing Bank with respect to a Borrower Group agrees, in reliance upon the agreements of the other Applicable Lenders to such Borrower Group set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Effective Date to but not including the 5th Business Day, prior to the Maturity Date, upon the request of the Borrower Agent, to issue Letters of Credit denominated in Dollars only (or, in the case of Letters of Credit issued under the Canadian Commitments, Dollars or Canadian Dollars, as requested by a Canadian Borrower) and issued on sight basis only for the account of one or more of the Borrowers of such Borrower Group (or any other Subsidiary of the Company so long as the Company is a joint and several co-applicant, and references to the Company or a “Borrower” in this Section 2.06 shall be deemed to include reference to such Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.06(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Applicable Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.06(d) for the account of the Borrowers within such

Borrower Group (including, with respect to U.S. Revolving Lenders, those Letters of Credit with respect to which the Company is the co-applicant with a Subsidiary of the Company). Subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Applicable Issuing Bank) to the Applicable Issuing Bank and the Agent, at least two (2) Business Days, in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a request to issue in the form of Exhibit E attached hereto (each a “Letter of Credit Request”). To request an amendment, extension or renewal of a Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the Applicable Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the Applicable Issuing Bank, the Borrower Agent also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any Borrower within a Borrower Group with, the Applicable Issuing Bank relating to any Letter of Credit issued for the account of a Borrower within such Borrower Group, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. Exposure shall not exceed $50,000,000, (ii) the Dollar Equivalent Amount of Canadian LC Exposure shall not exceed $10,000,000, (iii) the total U.S. Revolving Exposures shall not exceed the lesser of the total U.S. Revolving Commitments and the U.S. Borrowing Base, and (iv) the total Canadian Revolving Exposures shall not exceed the lesser of the total Canadian Revolving Commitments and the Canadian Borrowing Base. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such Letter of Credit or amendment. Upon receipt of such Letter of Credit or amendment, the Agent shall notify the Applicable Lenders, in writing, of such Letter of Credit or amendment, and if so requested by an Applicable Lender the Agent will provide such Applicable Lender with a copy of such Letter of Credit or amendment. With respect to commercial Letters of Credit, each Applicable Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial Letters of Credit issued by such Applicable Issuing Bank for the previous calendar week.

(c) Expiration Date. Each standby Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)). Each commercial Letter of Credit shall expire on the earlier of (i) 180 days after the date of the issuance of such Letter of Credit and (ii) the date that is thirty (30) days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) for the account of a Borrower within a Borrower Group and without any further action on the part of the Applicable Issuing Bank or the Applicable Lenders, the Applicable Issuing Bank hereby grants to each Applicable Lender, and each Applicable Lender hereby acquires from such Applicable Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Applicable Issuing Bank, such Applicable Lender’s Applicable Percentage of each LC Disbursement made by such Applicable Issuing Bank and not reimbursed by the Borrowers within the applicable Borrower Group on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to any Borrower within such Borrower Group for any reason. Each Applicable Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit issued for the account of a Borrower within a Borrower Group is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments to such Borrower Group, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued for the account of a Borrower within a Borrower Group (including, with respect to U.S. Borrowers, those Letters of Credit with respect to which the Company is the co-applicant with a Subsidiary of the Company), the Borrowers within such Borrower Group shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, or with respect to Canadian LC Disbursements, 12:00 noon Toronto, Ontario time, on the Business Day immediately following the date the Borrower Agent receives notice of such LC Disbursement under paragraph (g) of this Section 2.06; provided that the Borrower Agent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment (i) owing by the U.S. Borrowers be financed with an ABR Loan or U.S. Swingline Loan or (ii) owing by a Canadian Borrower be financed with a Canadian Base Rate Loan or Canadian Swingline Loan (if the Letter of Credit drawn upon was denominated in Dollars) or Canadian Prime Rate Loan or Canadian Swingline Loan (if the Letter of Credit drawn upon was denominated in Canadian Dollars), in each case, in an equivalent amount and, to the extent so financed, the obligation of the Borrowers within the applicable Borrower Group to make such payment shall be discharged and replaced by the resulting Floating Rate Loan or Swingline Loan. If the Borrowers within a Borrower Group fail to make such payment when due, the Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Borrowers within such Borrower Group in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrowers within the applicable Borrower Group, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Applicable Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Agent shall promptly pay to the Applicable Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Agent of any payment from the Borrowers within a Borrower Group pursuant to this paragraph, the Agent shall distribute such payment to the Applicable Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse such Applicable Issuing Bank, then to such Applicable Lenders and such Applicable Issuing Bank as their interests may appear.

(f) Obligations Absolute. The obligation of the Borrowers within each Borrower Group to reimburse LC Disbursements with respect to Letters of Credit issued for the account of such Borrower Group (including, with respect to U.S. Borrowers, those Letters of Credit with respect to which the Company is the co-applicant with a Subsidiary of the Company) as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Agent, the Applicable Lenders nor any Applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Applicable Issuing Bank from liability to the Borrowers within a Borrower Group to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower within such Borrower Group that are caused by such Applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Applicable Issuing Base. Such Applicable Issuing Bank shall promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Applicable Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers within the applicable Borrower Group of their obligation to reimburse such Applicable Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Applicable Issuing Bank shall make any LC Disbursement in respect of any Letter of Credit issued for the account of a Borrower within a Borrower Group (including, with respect to U.S. Borrowers, those Letters of Credit with respect to which the Company is the co-applicant with a Subsidiary of the Company), then, unless the Borrowers within such Borrower Group shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers within such Borrower Group reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans that are Revolving Loans (in the case of any such Letter of Credit issued for the account of a U.S. Borrower), Canadian Base Rate Loans that are Revolving Loans (in the case of any such Letter of Credit denominated in Dollars that is issued for the account of a Canadian Borrower) or Canadian Prime Rate Loans that are Revolving Loans (in the case of any such Letter of Credit denominated in Canadian Dollars that issued for the account of a Canadian Borrower); provided that, if the Borrowers within a Borrower Group fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(~~h~~i) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section to reimburse such Applicable Issuing Bank shall be for the account of such Applicable Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at the written request of the Borrower Agent and without the consent of the Agent at any time by written agreement among the Borrower Agent, the replaced Issuing Bank and the successor Issuing Bank, and acknowledged by the Agent. The Agent shall notify the Applicable Lenders of any such replacement of an Applicable Issuing Bank. At the time any such replacement shall become effective, the Borrowers within the applicable Borrower Group shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, (B) an Overadvance Condition shall at any time exist, (C) the Maturity Date shall occur or (D) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Applicable Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the Borrowers within each Borrower Group (or in the case of clause (B), the Borrowers within the Borrower Group with respect to which an Overadvance Condition exists) shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the Applicable Lenders (a “LC Collateral Account” and the LC Collateral Account funded by the U.S. Borrowers, the “U.S. LC Collateral Account” and the LC Collateral Account funded by a Canadian Borrower , the “Canadian LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure of such Borrower Group as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Article VII. Such deposit made by U.S. Borrowers shall be held by the Agent as collateral for the payment and performance of the Obligations in accordance with the provisions of this paragraph (j). Such deposit made by a Canadian Borrower shall be held by the Agent as collateral for the payment and performance of the Canadian Obligations in accordance with the provisions of this paragraph (j). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and each Borrower within a Borrower Group hereby grants the Agent a security interest in the LC Collateral Account funded by such Borrower Group. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the risk and expense of the Borrowers within the applicable Borrower Group that funded such LC Collateral Account, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers within the applicable Borrower Group for the LC Exposure to such Borrower Group at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Applicable Lenders with LC Exposure to such Borrower Group representing greater than 50% of the total LC Exposure to such Borrower Group), be applied to satisfy other Obligations (or, in the case of the Canadian LC Collateral Account, the Canadian Obligations). If the Borrowers within a Borrower Group are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrowers within such Borrower Group but in no event later than three (3) Business Days after such Event of Default has been cured or waived. If Borrowers within a Borrower Group fail to provide any cash collateral as required by this Section 2.06(j), the Applicable Lenders may (and, upon direction of the Agent, shall) advance, as Revolving Loans, the amount of the cash collateral required (whether or not the Commitments have terminated, a Protective Advance or Overadvance exists or the conditions in Article IV are satisfied).

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, or with respect to Canadian Revolving Loans and Tranche C Loans, 1:00 p.m., Toronto, Ontario time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Agent will make such Loans available to the Borrowers within the applicable Borrower Group by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account or as otherwise directed by the Borrower Agent; provided that Floating Rate Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Agent to the Applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Agent to be applied as contemplated by Section 2.04 (and the Agent shall, upon the request of the Borrower Agent, deliver to the Borrower Agent a reasonably detailed accounting of such application).

(b) Unless the Agent shall have received notice from an Applicable Lender prior to the proposed date of any Borrowing by a Borrower within a Borrower Group that such Revolving Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers within such Borrower Group a corresponding amount. In such event, if an Applicable Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the Applicable Lender and the Borrowers within the applicable Borrower Group severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers within such Borrower Group to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of, with respect to a U.S. Revolving Loan or Tranche B Loan, the Federal Funds Effective Rate, or, with respect to a Canadian Revolving Loan or Tranche C Loan, the Canadian Overnight Rate, and, in each case, a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers within a Borrower Group, the interest rate applicable to Floating Rate Loans to such Borrowers in the applicable currency. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or any Borrower within a Borrower Group or any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.08 Type; Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of an Interest Period Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Agent may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of an Interest Period Loan, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower Agent may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Agent shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Agent were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Floating Rate Loan or an Interest Period Loan; and

(iv) if the resulting Borrowing is an Interest Period Loan, the Type, and the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests an Interest Period Loan but does not specify an Interest Period, then the Borrower Agent shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Applicable Lender of the details thereof and of such Applicable Lender’s portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to an Interest Period Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Floating Rate Loan in the same currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing with respect to Revolving Loans may be converted to or continued as an Interest Period Loan and (ii) unless repaid, each Interest Period Loan shall be converted to a Floating Rate Loan in the same currency at the end of the then-current Interest Period applicable thereto.

(f) The conversion of any Borrowing pursuant to this Section 2.08 shall not be, and shall not be deemed to be, a discharge, rescission, extinguishment, novation or substitution of the Borrowing and following such conversion, the Borrowing shall continue to be the same obligation and not a new obligation.

SECTION 2.09 Termination and Reduction of Revolving Commitments. (a) Unless previously terminated, (i) all Tranche A Revolving Commitments shall terminate on the Maturity Date applicable to them, (ii) each Extension Series of Extended Revolving Commitments shall terminate on the Maturity Date applicable to such Series, ~~and~~ (iii) all Tranche B Commitments shall terminate on the Tranche B Maturity Date~~. If~~ and (iv) all Tranche C Commitments shall terminate on the Tranche ~~B Effective Date does not occur pursuant to the terms of the First Amendment prior to the date specified in Section 11 thereof, then (A) the Tranche B Commitments of each Tranche B Lender and (B) the respective portion of the Canadian Revolving Commitments of each Canadian Revolving Lender in excess of its respective Canadian Revolving Commitments in effect immediately prior to the First Amendment Date, shall be immediately terminated for all purposes under this Agreement.~~C Maturity Date.

(b) Upon delivering the notice required by Section 2.09(d), the Borrower Agent may at any time terminate the Tranche A Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit (or at the discretion of the Agent a back up standby letter of credit reasonably satisfactory to the Agent) equal to 103% of the LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses then due and payable under the Loan Documents. In the event the Tranche A Revolving Commitments are terminated, the Tranche B Commitments and Tranche C Commitments shall be automatically and concurrently terminated, and the payment in full of all outstanding Tranche B Loans and Tranche C Loans, together with all accrued and unpaid interest thereon, shall be then due and payable as well.

(c) Upon delivering the notice required by Section 2.09(d), the Borrower Agent may from time to time reduce the Tranche A Revolving Commitments of any Class; provided that (i) each reduction of the Tranche A Revolving Commitments of a Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the Tranche A Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.10, the sum of (A) in the case of the U.S. Revolving Commitments, the U.S. Revolving Exposures would exceed the lesser of the total U.S. Revolving Commitments and the U.S. Borrowing Base or (B) in the case of the Canadian Revolving Commitments, the Canadian Revolving Exposures would exceed the lesser of the total Canadian Revolving Commitments and the Canadian Borrowing Base, and (iii) any such reduction shall apply proportionately and permanently to reduce the Tranche A Revolving Commitments of each of the Applicable Lenders within such Class, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Commitments pursuant to Section 2.27 to the Borrowers within a Borrower Group, the Tranche A Revolving Commitments of any one or more the Applicable Lenders providing any such Extended Revolving Commitments on such date shall be reduced in an amount equal to the amount of the Tranche A Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any U.S. Revolving Loans made on such date, the U.S. Revolving Exposure of any such U.S. Revolving Lender does not exceed the lesser of the U.S. Revolving Commitment thereof and its Applicable Percentage of the U.S.

Borrowing Base (such U.S. Revolving Exposure, U.S. Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Commitment and any exposure in respect thereof), (y) after giving effect to any such reduction and to the repayment of any Canadian Revolving Loans made on such date, the Canadian Revolving Exposure of any such Canadian Revolving Lender does not exceed the lesser of the Canadian Revolving Commitment thereof and its Applicable Percentage of the Canadian Borrowing Base (such Canadian Revolving Exposure, Canadian Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such Tranche A Revolving Lender’s Extended Revolving Commitment and any exposure in respect thereof), and (z) for the avoidance of doubt, any such repayment of Tranche A Revolving Loans contemplated by the preceding clauses shall be made in compliance with the requirements of Section 2.18 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.27 of Tranche A Revolving Commitments and Tranche A Revolving Loans into Extended Revolving Commitments and Extended Revolving Loans, respectively, and prior to any reduction being made to the Tranche A Revolving Commitment of any other Tranche A Revolving Lender).

(d) The Borrower Agent shall notify the Agent of any election to terminate or reduce the Tranche A Revolving Commitments to the Borrowers of any Class under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Applicable Tranche A Lenders of the contents thereof. Any termination or reduction of the Tranche A Revolving Commitments pursuant to this Section 2.09 shall be permanent.

(e) No voluntary reduction of the Tranche B Commitments or Tranche C Commitments may be made hereunder, other than in connection with a voluntary termination of the Tranche B Commitments or the Tranche C Commitments, respectively, in their entirety, which termination shall require the payment in full of all outstanding Tranche B Loans or Tranche C Loans, as applicable, together with all accrued and unpaid interest thereon.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) Each Borrower within a Borrower Group hereby unconditionally promises to pay (i) to the Agent for the account of each Applicable Lender the then unpaid principal amount of each Revolving Loan made by such Applicable Lender on the Maturity Date, (ii) to the Agent the then unpaid amount of each Protective Advance made to or for the account of the Borrowers within such Borrower Group on the earlier of the Maturity Date and demand by the Agent, (iii) to the Applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Applicable Swingline Lender on the Maturity Date and (iv) to the Agent for the account of each Applicable Extending Lender of each Extension Series made available to the Borrowers within such Borrower Group, the then unpaid principal amount of each Extended Revolving Loan of such Extension Series on the maturity date for such Extension Series; provided that on each date that a Revolving Loan to a Borrower within a Borrower Group is made while any Swingline Loan or Protective Advance made to the Borrowers within such Borrower Group is outstanding, the Borrowers within such Borrower Group shall repay all such Swingline Loans and Protective Advances with the proceeds of such Revolving Loan then outstanding. Each U.S. Borrower hereby unconditionally promises to pay to the Agent for the account of each Applicable Tranche B Lender the then unpaid principal amount of each Tranche B Loan made by such Applicable Tranche B Lender on the Tranche B Maturity Date. Each Canadian Borrower hereby unconditionally promises to pay to the Agent for the account of each Applicable Tranche C Lender the then unpaid principal amount of each Tranche C Loan made by such Applicable Tranche C Lender on the Tranche C Maturity Date.

(b) At all times after the occurrence and during the continuance of a Liquidity Event and notification thereof by the Agent to the Borrower Agent (subject to the provisions of Section 2.18(b) and to the terms of the Security Agreement), on each Business Day, at or before 1:00 p.m., New York City time, or with respect to Canadian Revolving Loans and Tranche C Loans, 1:00 p.m. Toronto, Ontario time, the Agent shall apply all immediately available funds credited to the BANA Account of a Borrower Group or such other account of such Borrower Group directed by the Agent pursuant to Section 2.21(b), first to pay any fees or expense reimbursements then due to the Agent, the Applicable Issuing Banks and the Applicable Lenders (other than in connection with Banking Services or Secured Swap Obligations), pro rata, second to pay interest due and payable in respect of any Tranche A Revolving Loans (including Swingline Loans) made to the Borrowers within such Borrower Group and any Protective Advances made to the Borrowers within such Borrower Group that may be outstanding, pro rata, third to prepay the principal of any Protective Advances made to the Borrowers within such Borrower Group that may be outstanding, pro rata, fourth to prepay the principal of the Tranche A Revolving Loans (including Swingline Loans) made to the Borrowers within such Borrower Group and to cash collateralize outstanding LC Exposure of the Applicable Issuing Bank and Applicable Lenders with respect to such Borrower Group, pro rata, fifth to pay interest due and payable in respect of any Tranche B Loans made to the U.S. Borrowers or in respect of any Tranche C Loans made to any Canadian Borrower, as applicable, that may be outstanding, pro rata, and sixth, to prepay the principal of the Tranche B Loans and Tranche C Loans, pro rata. It being understood that in no event shall any of the Canadian Loan Parties make any payment hereunder or under any other Loan Document on account of any U.S. Obligations.

(c) Each Applicable Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers within a Borrower Group to such Applicable Lender resulting from each Loan made by such Lender to any Borrower within such Borrower Group, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to a Borrower within a Borrower Group, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers within such Borrower Group to each Applicable Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Applicable Lenders and each Applicable Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Applicable Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers within a Borrower Group to repay the Loans made to the Borrowers within such Borrower Group in accordance with the terms of this Agreement.

(f) Any Applicable Lender may request that Revolving Loans made by it to the Borrowers within a Borrower Group be evidenced by a promissory note. In such event, the Borrowers within such Borrower Group shall prepare, execute and deliver to such Applicable Lender a promissory note payable to such Applicable Lender and its registered assigns and in substantially the form of (i) Exhibit G-1 hereto, in the case of any promissory note issued to a Canadian Revolving Lender, (ii) Exhibit G-2, in the case of any promissory note issued to a U.S. Revolving Lender ~~and~~, (iii) Exhibit G-3 in the case of any promissory note issued to a Tranche B Lender and (iv) Exhibit G-4 in the case of any promissory note issued to a Tranche C Lender.

SECTION 2.11 Prepayment of Loans. (a) Upon prior notice in accordance with paragraph (e) of this Section 2.11, the Borrowers within a Borrower Group shall have the right at any time and from time to time to (i) prepay any Revolving Borrowing of Tranche A Revolving Loans owing by such Borrowers in whole or in part without premium or penalty (but subject to Section 2.16) ~~and~~, (ii) prepay any Tranche B Loans owing by such Borrowers in whole (but not in part) without premium or penalty (but subject to Section 2.09(e) and Section 2.16) and (iii) prepay any Tranche C Loans owing by such Borrowers in whole (but not in part) without premium or penalty (but subject to Section 2.09(e) and Section 2.16).

(b) Except for U.S. Protective Advances and U.S. Overadvance Loans permitted under Section 2.04, in the event and on each Business Day on which the total U.S. Revolving Exposure exceeds the lesser of (i) the aggregate U.S. Revolving Commitments and (ii) the U.S. Borrowing Base, the U.S. Borrowers shall promptly prepay first, any outstanding U.S. Swingline Loans in an amount equal to such excess U.S. Swingline Loans, second, if any excess remains after prepaying all U.S. Swingline Loans, any outstanding U.S. Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all U.S. Swingline Loans and all U.S. Revolving Loans, depositing an amount in cash in an amount equal to any remaining excess in the U.S. LC Collateral Account. Except for Canadian Protective Advances and Canadian Overadvance Loans permitted under Section 2.04, in the event and on each Business Day on which the total Canadian Revolving Exposure exceeds the lesser of (i) the aggregate Canadian Revolving Commitments and (ii) the Canadian Borrowing Base, the Canadian Borrowers shall promptly prepay first, any outstanding Canadian Swingline Loans in an amount equal to such excess Canadian Swingline Loans, second, if any excess remains after prepaying all Canadian Swingline Loans, any outstanding Canadian Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all Canadian Swingline Loans and all Canadian Revolving Loans, depositing an amount in cash in an amount equal to any remaining excess in the Canadian LC Collateral Account.

(c) In the event and on each Business Day on which the total Tranche B Exposure exceeds the lesser of (i) the aggregate Tranche B Commitments and (ii) the Tranche B Borrowing Base, the U.S. Borrowers shall be required to immediately prepay on such Business Day, or a Borrowing Request shall have been deemed given in accordance with Section 2.03 in the amount of, any outstanding Tranche B Loans such that the total Tranche B Exposure equals the lesser of (i) the aggregate Tranche B Commitments and (ii) the Tranche B Borrowing Base; provided, that in the case of any such deemed Borrowing Request under this Section 2.11(c), the Borrowers shall not be required to comply with the delivery requirements for Borrowing Requests under Section 2.03 or with the conditions precedent to Borrowings under Section 4.02. In the event and on each Business Day on which the total Tranche C Exposure exceeds the lesser of (i) the aggregate Tranche C Commitments and (ii) the Tranche C Borrowing Base, the Canadian Borrowers shall be required to immediately prepay on such Business Day, or a Borrowing Request shall have been deemed given in accordance with Section 2.03 in the amount of, any outstanding Tranche C Loans such that the total Tranche C Exposure equals the lesser of (i) the aggregate Tranche C Commitments and (ii) the Tranche C Borrowing Base; provided, that in the case of any such deemed Borrowing Request under this Section 2.11(c), the Borrowers shall not be required to comply with the delivery requirements for Borrowing Requests under Section 2.03 or with the conditions precedent to Borrowings under Section 4.02.

(d) On each occasion that a Non-Ordinary Course Asset Disposition or Recovery Event occurs with respect to any Borrower Group when (i) with respect to U.S. Borrowers, U.S. Excess Availability is less than 12.5% of the lesser of (A) the U.S. Revolving Commitments and (B) the U.S. Borrowing Base, or (ii) with respect to the Canadian Borrowers, Canadian Excess Availability is less than 12.5% of the lesser of (A) the Canadian Revolving Commitments and (B) the Canadian Borrowing Base, then, in either case, the Borrowers within such Borrower Group shall promptly prepay after receipt of any Net Cash Proceeds therefrom, first, any outstanding Swingline Loans owing by such Borrowers, in an amount equal to such Net Cash Proceeds, second, if any Net Cash Proceeds remain after prepaying all

Swingline Loans owing by such Borrowers, any outstanding Tranche A Revolving Loans owing by such Borrowers in an amount equal to any remaining Net Cash Proceeds, third, if any Net Cash Proceeds remain after prepaying all Swingline Loans and Tranche A Revolving Loans owing by such Borrowers, depositing an amount in cash equal to any remaining Net Cash Proceeds in the LC Collateral Account of such Borrowers, and fourth, if any Net Cash Proceeds remain after prepaying all Swingline Loans, all Tranche A Revolving Loans and cash collateralizing all LC Exposure, any outstanding Tranche B Loans and Tranche C Loans owing by such Borrowers in an amount equal to any remaining Net Cash Proceeds.

(e) The Borrower Agent shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the Applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of an Interest Period Loan, not later than 12:00 noon, New York City time, or with respect to Canadian BA Rate Loans, 12:00 noon, Toronto, Ontario time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Floating Rate Loan, not later than 10:00 a.m., New York City time, or with respect to Canadian Prime Rate Loans or Canadian Base Rate Loans, 10:00 a.m., Toronto, Ontario time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, or with respect to Canadian Swingline Loans, 12:00 noon, Toronto, Ontario time, on the date of prepayment. Each such notice shall specify the prepayment date, the Borrower Group obligated thereon and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing of the Borrowers within a Borrower Group shall be applied ratably to the Loans of such Borrower Group included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees. (a) The Borrowers within each Borrower Group agree to pay to the Agent for the account of each Applicable Tranche A Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Applicable Tranche A Lender during the period from and including the Effective Date to but excluding the date on which the Applicable Tranche A Lenders’ Revolving Commitments to such Borrowers terminate. Accrued commitment fees owing by (i) a Canadian Borrower shall be payable in arrears on the first Business Day of each January, April, July and October and on the date on which the Canadian Revolving Commitments to such Borrower terminate, commencing on the first such date to occur after the date hereof, and (ii) U.S. Borrowers shall be payable in arrears on the first calendar day of each January, April, July and October and on the date on which the U.S. Revolving Commitments to such Borrowers terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the commitment fees only, no portion of the Applicable Tranche A Lenders’ Revolving Commitments to such Borrowers shall be deemed utilized as a result of outstanding Swingline Loans owing by such Borrowers.

~~Notwithstanding the foregoing, no such commitment fees shall be paid in respect of the Canadian Revolving Commitments in effect on the First Amendment Effective Date in excess of those available immediately prior to the First Amendment Effective Date until the Tranche B Effective Date.~~(b) The Borrowers within each Borrower Group agree to pay (i) to the Agent for the account of each Applicable Lender a participation fee with respect to its participations in Letters of Credit issued for the account of a Borrower within such Borrower Group (including, in the case of U.S. Revolving Lenders any Letter of Credit with respect to which the Company is a co-applicant with a Subsidiary of the Company), which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Interest Period Loans on the daily amount of such Applicable Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements made for the account of any such Borrower), during the period from and including the Effective Date to but excluding the later of the date on which such Applicable Lender’s Revolving Commitment terminates and the date on which such Applicable Lender ceases to have any LC Exposure, and (ii) to each Applicable Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Applicable Issuing Bank for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such Applicable Issuing Bank of the daily stated amount of such Letter of Credit, as well as such Applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (ii) shall be less than the Dollar Equivalent Amount of $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable by (i) the Canadian Borrowers on the first Business Day of each January, April, July and October, and (ii) U.S. Borrowers on the first calendar day of each January, April, July and October, in each case, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Applicable Lenders’ Revolving Commitments of the Borrowers within the applicable Borrower Group terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to any Applicable Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers within each Borrower Group agree to pay to the Agent, for its own account, such agency fees as may be separately agreed upon by the Company and the Agent with respect to such Borrower Group, including pursuant to the Fee Letter, payable in the amounts and at the times so agreed.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The U.S. Revolving Loans that are ABR Loans (including each U.S. Swingline Loan and each U.S. Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The U.S. Revolving Loans that are LIBOR Rate Loans shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Canadian Revolving Loans that are Canadian Base Rate Loans (including each Canadian Swingline Loan denominated in Dollars and each Canadian Protective Advance denominated in Dollars) shall bear interest at the Canadian Base Rate plus the Applicable Rate.

(d) The Canadian Revolving Loans that are Canadian Prime Rate Loans (including each Canadian Swingline Loan denominated in Canadian Dollars and each Canadian Protective Advance denominated in Canadian Dollars) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(e) The Canadian Revolving Loans that are Canadian BA Rate Loans shall bear interest at the Canadian BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(f) The Canadian Revolving Loans that are LIBOR Rate Loans shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(~~f~~g) The Tranche B Loans that are ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate~~.(g)The~~, and the Tranche B Loans that are LIBOR Rate Loans shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(h) The Tranche C Loans that are Canadian Base Rate Loans shall bear interest at the Canadian Base Rate plus the Applicable Rate, the Tranche C Loans that are Canadian Prime Rate Loans shall bear interest at the Canadian Prime Rate plus the Applicable Rate, the Tranche C Loans that are Canadian BA Rate Loans shall bear interest at the Canadian BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, and the Tranche C Loans that are LIBOR Rate Loans shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(~~h~~i) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers within a Borrower Group hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (A) owed by the U.S. Borrowers, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, (B) owed by the Canadian Borrowers in Dollars, 2% plus the rate applicable to Canadian Base Rate Loans, or (C) owed by the Canadian Borrowers in Canadian Dollars, 2% plus the rate applicable to Canadian Prime Rate Loans.

(~~i~~j) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued pursuant to paragraph (~~h~~i) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Floating Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Interest Period Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(~~j~~k) All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the U.S. Prime Rate, the Canadian Base Rate, the Canadian Prime Rate, and the Canadian BA Rate shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(~~k~~l) The applicable Alternate Base Rate, Adjusted LIBOR Rate, LIBOR Rate, Canadian BA Rate, Canadian Base Rate and Canadian Prime Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for an Interest Period Loan:

(i) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, the LIBOR Rate, or the Canadian BA Rate, as applicable, for such Interest Period; or

(ii) the Agent is advised by the Required Lenders that the Adjusted LIBOR Rate, the LIBOR Rate, or the Canadian BA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower Agent and the Applicable Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower Agent and the Applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Rate Loan or a Canadian BA Rate Loan, as applicable, shall be ineffective and such Borrowing shall be converted to a Floating Rate Loan in the same currency on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests an Interest Period Loan, such Borrowing shall be made as a Floating Rate Loan in the same currency.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Applicable Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or Applicable Issuing Bank; or impose on any Applicable Lender or Applicable Issuing Bank or the London interbank market any other condition affecting this Agreement or Interest Period Loans made by such Applicable Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Applicable Lender of making or maintaining any Interest Period Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Applicable Lender or Applicable Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Applicable Lender or Applicable Issuing Bank hereunder (whether of principal, interest or otherwise), then, following delivery of the certificate contemplated by paragraph (c) of this Section, the Borrowers within the applicable Borrower Group will pay to such Applicable Lender or Applicable Issuing Bank, as applicable, such additional amount or amounts as will compensate such Applicable Lender or Applicable Issuing Bank, as applicable, for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt with exclusively pursuant to Section 2.17).

(b) If any Applicable Lender or Applicable Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Applicable Lender’s or Applicable Issuing Bank’s capital or on the capital of such Applicable Lender’s or Applicable Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Applicable Lender, or the Letters of Credit issued by such Applicable Issuing Bank, to a level below that which such Applicable Lender or such

Applicable Issuing Bank or such Applicable Lender’s or such Applicable Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.17 (taking into consideration such Applicable Lender’s or such Applicable Issuing Bank’s policies and the policies of such Applicable Lender’s or such Applicable Issuing Bank’s holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section the Borrowers within the applicable Borrower Group will pay to such Applicable Lender or such Applicable Issuing Bank, as applicable, such additional amount or amounts as will compensate such Applicable Lender or such Applicable Issuing Bank or such Applicable Lender’s or such Applicable Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of an Applicable Lender or an Applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Applicable Lender or Applicable Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The Borrowers within the applicable Borrower Group shall pay such Applicable Lender or Applicable Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Applicable Lender or Applicable Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Applicable Lender’s or Applicable Issuing Bank’s right to demand such compensation; provided that the Borrowers within the applicable Borrower Group shall not be required to compensate an Applicable Lender or an Applicable Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Applicable Lender or Applicable Issuing Bank, as applicable, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Applicable Lender’s or Applicable Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Interest Period Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Interest Period Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Interest Period Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Interest Period Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Agent pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrowers within the affected Borrower Group shall compensate each Applicable Lender for the loss, cost and expense attributable to such event. In the case of an Interest Period Loan, such loss, cost or expense to any Applicable Lender shall be deemed to be the amount determined by such Applicable Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate or Canadian BA Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Applicable Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Applicable Lender setting forth any amount or amounts that such Applicable Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The Borrowers within the affected Borrower Group shall pay such Applicable Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct, withhold, or remit any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or remittances applicable to additional sums payable under this Section) the Agent, Applicable Lender or any Applicable Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions or remittances, been made, (ii) such Loan Party shall make such deductions and remittances, and (iii) such Loan Party shall timely pay and remit the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction, remittance or withholding from any sum payable hereunder, such Loan Party shall promptly notify the Applicable Lender, Agent or Applicable Issuing Bank upon becoming aware of the same. In addition, each Applicable Lender, Agent or Applicable Issuing Bank shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction, remittance, or withholding from any sum payable hereunder.

(b) In addition, the Loan Parties within each Borrower Group shall pay any Other Taxes with respect to the Loans and Commitments to the Borrowers within such Borrower Group and this Agreement as it relates to such Borrower Group to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party within a Borrower Group shall indemnify the Agent, each Applicable Lender and each Applicable Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Applicable Lender or such Applicable Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by an Applicable Lender or an Applicable Issuing Bank, or by the Agent on its own behalf or on behalf of an Applicable Lender, or an Applicable Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Agent (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Agent as will permit such payments to be made without withholding or at a reduced rate

(including any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code). In particular, on or prior to the date which is ten (10) Business Days after the Effective Date, each Foreign Lender in respect of a U.S. Borrower shall deliver to the Borrower Agent (with a copy to the Agent) two duly signed, properly completed copies of Internal Revenue Service (“IRS”) Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on payments to be made to such Foreign Lender by any Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), IRS Form W-8ECI or any successor thereto (relating to payments to be made to such Foreign Lender by any Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document), IRS Form W-8IMY (and any applicable underlying IRS Forms) or such other evidence reasonably satisfactory to the Borrower Agent and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower Agent and the Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to a Borrower with the meaning of Section 864(d)(4) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly so long as it is eligible to do so submit to the Borrower Agent (with a copy to the Agent) such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower Agent and the Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by any Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower Agent and (3) from time to time thereafter if reasonably requested by the Borrower Agent or the Agent, and (B) promptly notify the Borrower Agent and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. For the avoidance of doubt, if, as a result of a Change in Law, a Foreign Lender is no longer legally able to provide documentation with respect to an exemption from or a reduction of withholding tax, such Foreign Lender will be treated as complying with this Section 2.17(e) and such inability will not affect the Foreign Lender’s rights under Section 2.17(a). If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA, such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(f) Each Lender, Agent or Issuing Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, agrees to complete and deliver to the Borrower Agent a statement signed by an authorized signatory of the Lender to the effect that it is a United States person together with a duly completed and executed copy of IRS Form W-9 or successor form and any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code, to the extent applicable.

(g) If the Agent, a Lender, or an Issuing Bank determines, in good faith in its reasonable sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or such Lender in good faith in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(h) If the Borrower Agent determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.17, the Applicable Lender, Agent or Applicable Issuing Bank shall cooperate with the Borrower Agent in challenging such Indemnified Taxes or Other Taxes, at the expense of the Borrowers within the applicable Borrower Group, if so requested by the Borrower Agent in writing.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, or with respect to Canadian LC Disbursements, 2:00 p.m., Toronto, Ontario time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent to the applicable account designated to the Borrower Agent by the Agent, except payments to be made directly to the Applicable Issuing Bank or the Applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except to the extent otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment. At all times that the circumstances specified in Section 2.21(d) are in effect, solely for purposes of determining the amount of Revolving Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the applicable Obligations, on the day of receipt, subject to actual collection.

(b) (i) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of U.S. Collateral received by the Agent after an Event of Default has occurred and is continuing shall upon election by the Agent or at the direction of the Required Lenders be applied, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any U.S.

Issuing Bank from the U.S. Borrowers (other than in connection with Banking Services or Secured Swap Obligations), second, ratably, to pay any fees or expense reimbursements then due to the U.S. Revolving Lenders (other than in connection with Banking Services or Secured Swap Obligations), third, to pay interest due and payable in respect of any U.S. Revolving Loans from the U.S. Borrowers (including any U.S. Swingline Loans) and any U.S. Protective Advances, ratably, fourth, to pay the principal of the U.S. Protective Advances, fifth, to prepay principal on the U.S. Revolving Loans (other than the U.S. Protective Advances) and unreimbursed U.S. LC Disbursements, ratably, sixth, to pay an amount to the Agent equal to 103% of the U.S. LC Exposure on such date, to be held in the U.S. LC Collateral Account as cash collateral for such Obligations, seventh, ratably, to pay any fees or expense reimbursements then due to the Tranche B Lenders, eighth, to pay interest due and payable in respect of any Tranche B Loans from the U.S. Borrowers, ratably, ninth, to pay principal on the Tranche B Loans, ratably, tenth, to pay any amounts owing with respect to Banking Services and Secured Swap Obligations that are U.S. Obligations, ratably, eleventh, to the payment of any other U.S. Obligation due to the Agent or any U.S. Revolving Lender, twelfth, to the Canadian Obligations in the order provided in Section 2.18(b)(ii), thirteenth, as provided for under the Intercreditor Agreement and fourteenth, to the U.S. Borrowers or as the Borrower Agent shall direct.

(ii) All proceeds of Canadian Collateral received by the Agent after an Event of Default has occurred and is continuing shall upon election by the Agent or at the direction of the Required Lenders be applied, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any Canadian Issuing Bank from the Canadian Loan Parties (other than in connection with Banking Services or Secured Swap Obligations), second, ratably, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Loan Parties (other than in connection with Banking Services or Secured Swap Obligations), third, to pay interest due and payable in respect of any Canadian Revolving Loans (including any Canadian Swingline Loans) and any Canadian Protective Advances, ratably, fourth, to pay the principal of the Canadian Protective Advances, fifth, to prepay principal on the Canadian Revolving Loans (other than the Canadian Protective Advances) and unreimbursed Canadian LC Disbursements, ratably, sixth, to pay an amount to the Agent equal to 103% of the Canadian LC Exposure on such date, to be held in the Canadian LC Collateral Account as cash collateral for such Obligations, seventh, ratably, to pay any fees or expense reimbursements then due to the Tranche C Lenders, eighth, to pay interest due and payable in respect of any Tranche C Loans from the Canadian Borrowers, ratably, ninth, to pay principal on the Tranche C Loans, ratably, tenth, to pay any amounts owing with respect to Banking Services and Secured Swap Obligations that are Canadian Obligations, ratably, ~~eighth~~eleventh, to the payment of any other Canadian Obligation due to the Agent or any Canadian Revolving Lender or Tranche C Lender from any Canadian Loan Party, and ~~ninth~~twelfth, to the Canadian Borrowers or as the Borrower Agent shall direct.

(c) If any Applicable Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances with respect to the applicable Borrower Group resulting in such Applicable Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Swingline Loans or Protective Advances owing by the Borrowers within such Borrower Group and accrued interest thereon than the proportion received by any other Applicable Lender to the Borrowers within such Borrower Group, then the Applicable Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances owing by the Borrowers within such Borrower Group that are held by the other Applicable Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances owing by the Borrowers within such

Borrower Group; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by an Applicable Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances to any assignee or participant. Each Borrower within a Borrower Group consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Applicable Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Applicable Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to the Agent for the account of the Applicable Lenders or the Applicable Issuing Bank hereunder that the Borrowers within the applicable Borrower Group will not make such payment, the Agent may assume that the Borrowers within such Borrower Group have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders or the Applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers within such Borrower Group have not in fact made such payment, then each of the Applicable Lenders or the Applicable Issuing Bank, as applicable, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Applicable Lender or Applicable Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of, with respect to a U.S. Revolving Loan or a Tranche B Loan, the Federal Funds Effective Rate, or, with respect to a Canadian Revolving Loan or a Tranche C Loan, the Canadian Overnight Rate, and, in each case, a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e) If any Applicable Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b), 2.05(b), 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(c) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Applicable Lender to satisfy such Applicable Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Anything contained herein to the contrary notwithstanding, the Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by the Agent that are otherwise to be provided to an Applicable Defaulting Lender hereunder, and may apply such funds to such Applicable Defaulting Lender’s defaulted obligations or readvance such funds to the Borrowers within the applicable Borrower Group in connection with the funding of any Revolving Loan to such Borrowers or issuance of any Letters of Credit for the account of such Borrowers hereunder, including cash collateralization thereof, in accordance with this Agreement.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Applicable Lender requests compensation under Section 2.15, or if any Borrower within a Borrower Group is required to pay any additional amount to any Applicable Lender or any Governmental Authority for the account of any Applicable Lender pursuant to Section 2.17, then such Applicable Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans to the Borrowers within such Borrower Group hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Applicable Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Applicable Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Applicable Lender in any material respect. The Borrowers within the applicable Borrower Group hereby agree to pay all reasonable costs and expenses incurred by any Applicable Lender in connection with any such designation or assignment.

(b) If any Applicable Lender requests compensation under Section 2.15, or if any Borrower within a Borrower Group is required to pay any additional amount to any Applicable Lender or any Governmental Authority for the account of any Applicable Lender pursuant to Section 2.17, or if any Applicable Lender is an Applicable Defaulting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Applicable Lender and the Agent, replace such Applicable Lender by requiring such Applicable Lender to assign and delegate (and such Applicable Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that (i) the Borrower Agent shall have received the prior written consent of the Agent and each Applicable Issuing Bank, which consent in each case shall not unreasonably be withheld, (ii) such Applicable Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Protective Advances owing by the Borrowers within such Borrower Group, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Borrower Group, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers within such Borrower Group (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. The Agent is irrevocably appointed as attorney-in-fact to execute any Assignment and Assumption(s) if the Applicable Defaulting Lender fails to execute the same. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Agent to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Borrower within a Borrower Group or any Applicable Issuing Bank may have against any Applicable Lender that is an Applicable Defaulting Lender.

SECTION 2.20 Illegality. If any Applicable Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for such Applicable Lender or its applicable lending office to make or maintain any Interest Period Loans, then, on notice thereof by such Applicable Lender to the Borrower Agent through the Agent, any obligations of such Applicable Lender to make or continue Interest Period Loans or to convert Floating Rate Loans to Interest Period Loans shall be suspended until such Applicable Lender notifies the Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower Agent shall upon demand from such Applicable Lender (with a copy to the Agent), either convert all Interest Period Loans of such Lender to Floating Rate Loans in the same currency, either on the last day of the Interest Period therefor, if such Applicable Lender may lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Applicable Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers within the applicable Borrower Group shall also pay accrued interest on the amount so prepaid or converted. Each Applicable Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Applicable Lender, otherwise be disadvantageous to it.

SECTION 2.21 Cash Receipts. (a) Each U.S. Loan Party has entered into, and each Canadian Loan Party shall, within ninety (90) days after the Effective Date (or such later date approved by the Agent in its reasonable discretion), enter into, a control agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Agent, with the Agent and any bank with which such Loan Party maintains a DDA (other than an Excluded Account) (collectively, the “Blocked Accounts”). Each Loan Party acknowledges and agrees that each Blocked Account shall operate solely as a collections account and that such Loan Party shall maintain a separate disbursement account for the disbursement of monies to third parties in the ordinary course of their business and other similar disbursement activities, including the presentment of checks and any ACH transfers.

(b) Each U.S. Loan Party agrees that it will cause all proceeds of the ABL First Lien Collateral (other than the Uncontrolled Cash) and for any Canadian Loan Parties, the equivalent portion of the Canadian Collateral to “ABL First Lien Collateral” (other than Uncontrolled Cash) to be deposited into a Blocked Account, which deposits may be made through a remote scanning process for purposes of depositing payment items into the Blocked Accounts from time to time. Each Loan Party agrees that it will promptly cause all such payment items to be scanned and deposited into Blocked Accounts and will provide copies at the Agent’s reasonable written request of any and all agreements entered into by a Loan Party with any third party that provides the scanning equipment or the services to reconcile the invoices with any scanned payment items.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of an Event of Default or other Liquidity Event (and delivery of notice thereof from the Agent to the Borrower Agent and the other parties to such instrument or agreement) the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have occurred), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance, not to exceed the Dollar Equivalent Amount of $250,000 as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained and other than any Uncontrolled Cash), to an account maintained for each Borrower Group by the Agent at BANA (each a “BANA Account”) or such other account as directed by the Agent. Subject to the terms of the applicable Security Agreement, all amounts received in a BANA Account or such other account shall be applied (and allocated) by the Agent in accordance with Section 2.10(b); provided that if the circumstances described in Section 2.18(b) are applicable, all such amounts shall be applied in accordance with such Section 2.18(b).

(d) If, at any time after the occurrence and during the continuance of an Event of Default or other Liquidity Event, any cash or cash equivalents owned by any Loan Party (other than (i) an amount not to exceed $10,000,000 in the aggregate that is on deposit in segregated DDAs which the Borrower Agent designates in writing to the Agent as being the “uncontrolled cash account” (the “Designated Disbursement Account”), which funds shall not be funded from, or when withdrawn from the Designated Disbursement Account, shall not be replenished by, funds constituting proceeds of the ABL First Lien Collateral or, for any Canadian Loan Parties, the equivalent portion of the Canadian Collateral to “ABL First Lien Collateral” so long as such Event of Default or other Liquidity Event continues, (ii) de minimus cash or cash equivalents from time to time inadvertently misapplied by any Loan Party and (iii) payroll, trust and tax withholding accounts (other than Excluded Accounts) funded in the ordinary course of business and required by applicable law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement, the Agent shall be entitled to require the applicable Loan Party within a Borrower Group to close such account and have all funds therein transferred to a Blocked Account of such Borrower Group, and to cause all future deposits to be made to a Blocked Account of such Borrower Group.

(e) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the contemporaneous execution and delivery to the Agent of a Blocked Account Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Agent.

(f) Subject to clause (h) below, the BANA Account for each Borrower Group shall at all times be under the sole dominion and control of the Agent. Each Loan Party within a Borrower Group hereby acknowledges and agrees that, except to the extent otherwise provided in the Security Agreement, (i) such Loan Party has no right of withdrawal from the BANA Account for such Borrower Group, (ii) the funds on deposit in such BANA Account shall at all times continue to be collateral security for all of the applicable Obligations, and (iii) the funds on deposit in such BANA Account shall be applied as provided in this Agreement and, with respect to the U.S. Collateral, the Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 2.21, any Loan Party within a Borrower Group receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the BANA Account for such Borrower Group pursuant to Section 2.21(c), such proceeds and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall promptly be deposited into such BANA Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

(g) So long as (i) no Event of Default has occurred and is continuing, and (ii) no other Liquidity Event as to which the Agent has notified the Borrower Agent has occurred and is continuing, the Loan Parties within each Borrower Group may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts of such Borrower Group.

(h) Any amounts held or received in a BANA Account for any Borrower Group (including all interest and other earnings with respect thereto, if any) at any time (x) after the Termination Date or (y) all Events of Default and other Liquidity Events have been cured shall (subject in the case of clause (x), to the provisions of the Intercreditor Agreement with respect to the U.S. Collateral) be remitted to the operating account of a Borrower within such Borrower Group as specified by the Borrower Agent.

SECTION 2.22 Reserves; Change in Reserves; Decisions by Agent. (a) The Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Reserves; provided that, as a condition to the establishment of any new category of Reserves, or any increase in Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower Agent. The amount of any Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Upon delivery of such notice, the Agent shall be available to discuss the proposed Reserve or increase, and the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Agent to establish or change such Reserve, unless the Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Reserve or such change no longer exists or has otherwise been adequately addressed by the Borrowers. Notwithstanding anything herein to the contrary, (i) Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Receivable”, “Eligible Tire Inventory” or “Eligible Non-Tire Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible Receivable, any Eligible Tire Inventory or any Eligible Non-Tire Inventory or the Net Orderly Liquidation Value of any Eligible Tire Inventory or any Eligible Non-Tire Inventory and vice versa, and (ii) Reserves deducted in computing the Canadian Borrowing Base shall not be duplicative of Reserves deducted in computing the U.S. Borrowing Base and vice versa.

SECTION 2.23 Revolving Commitment Increases. (a) So long as no Default or Event of Default then exists, or would result therefrom, the Borrower Agent shall have the right at any time, and from time to time, to request one or more increases in the amount of the total Tranche A Revolving Commitments in an aggregate amount not to exceed $200,000,000 (up to $50,000,000 of which may be allocated to Canadian Revolving Commitment Increases) or, if less, the amount by which $1,150,000,000 exceeds the total Tranche A Revolving Commitments then in effect (such amount, the “Aggregate Incremental Capacity”). Anything contained herein to the contrary notwithstanding, (i) the amount of total Tranche A Revolving Commitments and, without duplication, Loans outstanding hereunder at any time, including the aggregate amount of Revolving Commitment Increases, shall not exceed $1,150,000,000 at any time, (ii) the aggregate amount of U.S. Revolving Commitments and, without duplication, U.S. Revolving Loans outstanding hereunder at any time, including the aggregate amount of U.S. Revolving Commitment Increases, shall not exceed $1,050,000,000 at any time, (iii) the aggregate amount of Canadian Commitments and, without duplication, the Dollar Equivalent Amount of Canadian Revolving Loans outstanding hereunder at any time, including the aggregate amount of Canadian Revolving Commitment Increases, shall not exceed $150,000,000 at any time, and (iv) any Commitment Increases provided for under this Section 2.23 shall not apply to, nor result in an increase of, the Tranche B Commitments or the Tranche C Commitments.

(b) Revolving Commitment Increases. (i) The Agent or any other Person may arrange for existing Applicable Lenders to the Borrowers within any Borrower Group to increase their Tranche A Revolving Commitments to the Borrowers within such Borrower Group or for other Persons to become Applicable Lenders to the Borrowers within such Borrower Group hereunder and to issue revolving commitments in an amount equal to the amount of the increase in the aggregate total of Tranche A Revolving Commitments requested by the Borrower Agent for the Borrowers within such Borrower Group (each such increase by either means, a “Revolving Commitment Increase”, each such Revolving Commitment Increase issued to U.S. Borrowers, a “U.S. Revolving Commitment Increase” and each such Revolving Commitment Increase issued to the Canadian Borrowers, a “Canadian Revolving Commitment Increase”, and each such Person issuing, or Applicable Lender increasing, its Revolving Commitment, an “Additional Revolving Commitment Lender”, and each such Additional Revolving Commitment Lender to U.S. Borrowers, an “Additional U.S. Revolving Commitment Lender” and each such Additional Revolving Commitment Lender to the Canadian Borrowers, an “Additional Canadian Revolving Lender”); provided, however, that (A) no Tranche A Revolving Lender shall be obligated to provide a Revolving Commitment Increase as a result of any such request by the Borrower Agent, provided that the Borrower Agent shall not be obligated to provide any existing Tranche A Revolving Lender with the opportunity to provide a Revolving Commitment Increase and (B) any Additional Revolving Commitment Lender that is not an existing Tranche A Revolving Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent, each Issuing Bank and the Borrower Agent (each such consent not to be unreasonably withheld). Each Revolving Commitment Increase shall be in a minimum aggregate amount of at least $20,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Revolving Commitment Increase shall be subject to the terms and conditions set forth in this Section 2.23(b) and any Tranche A Revolving Loans pursuant to such Revolving Commitment Increase or new Tranche A Revolving Commitments shall be on the same terms and conditions as all other Tranche A Revolving Loans, except with respect to any fees payable in connection therewith as may be separately agreed among the Borrower Agent and the Additional Revolving Commitment Lenders.

(ii) No Revolving Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(A) the Borrower Agent, the Agent, and any Additional Revolving Commitment Lender shall have executed and delivered a customary joinder to the Loan Documents;

(B) the Borrowers within the Borrower Group that are receiving such Revolving Commitment Increase shall have paid such fees and other compensation as the Borrower Agent and each such Additional Revolving Commitment Lender may agree;

(C) the Borrower Agent shall have delivered to the Agent and the Revolving Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent (it being agreed that the counsel that delivers the legal opinions on the Effective Date shall be satisfactory to the Agent) and dated such date;

(D) to the extent requested by any Additional Revolving Commitment Lender that has issued an Additional Revolving Commitment to the Borrowers within a Borrower Group, a promissory note will be issued, at the expense of the Borrowers within such Borrower Group, to such Additional Revolving Commitment Lender, to be in conformity with the requirements of Section 2.10 (with appropriate modification) to the extent necessary to reflect the new Revolving Commitment of such Additional Revolving Commitment Lender; and

(E) the Borrower Agent shall have delivered to the Agent (1) the resolutions adopted by each Loan Party approving or consenting to such Revolving Commitment Increase and (2) a certificate of a Responsible Officer of the Company to the effect that, after giving effect to the requested Revolving Commitment Increase, (x) no Event of Default shall have occurred and be continuing and (y) the representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Revolving Credit Increase, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(iii) The Agent shall promptly notify each Revolving Lender as to the effectiveness of each Revolving Commitment Increase (with each date of such effectiveness being referred to herein as a “Revolving Commitment Increase Date”), and at such time (A) the aggregate total Tranche A Revolving Commitments and the aggregate total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Revolving Commitment Increase, (B) in the case of any U.S. Revolving Commitment Increase, the aggregate total U.S. Revolving Commitments and the aggregate total U.S. Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such U.S. Revolving Commitment Increase, (C) in the case of any Canadian Revolving Commitment Increase, the aggregate total Canadian Revolving Commitments and the aggregate total Canadian Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Canadian Revolving Commitment Increase, (D) the Commitment Schedule shall be deemed modified, without further action, to reflect the revised Tranche A Revolving Commitments of the U.S. Revolving Lenders and the Canadian Revolving Lenders, respectively, and (E) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased aggregate total Commitments.

(iv) In connection with Revolving Commitment Increases to the Borrowers within a Borrower Group hereunder, the Applicable Tranche A Lenders and the Borrowers within such Borrower Group agree that, notwithstanding anything to the contrary in this Agreement, (A) the Borrowers within such Borrower Group shall, in coordination with the Agent, (1) repay outstanding Revolving Loans of certain Applicable Lenders, and obtain Revolving Loans from certain other Applicable Lenders (including the Additional Revolving Commitment Lenders to such Borrower Group), or (2) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Applicable Tranche A Lenders effectively participate in each of the outstanding Tranche A Revolving Loans to such Borrower Group pro rata on the basis of their Applicable Percentages (determined after giving effect to any increase in the aggregate total Tranche A Revolving Commitments pursuant to this Section 2.23); and (B) the Borrowers within such Borrower Group shall pay to the Applicable Tranche A Lenders any costs of the type referred to in Section 2.16 in connection with any repayment and/or prepayment of Revolving Loans required pursuant to preceding clause (A). Without limiting the obligations of the Borrowers provided for in this Section 2.23(b), the Agent and the Applicable Tranche A Lenders agree that they will use their commercially reasonable efforts to attempt to minimize the costs of the type referred to in Section 2.16 which the Borrowers receiving a Revolving Commitment Increase would otherwise occur in connection with the implementation of an increase in the aggregate total Tranche A Revolving Commitments and the aggregate total Commitments hereunder.

SECTION 2.24 Borrower Agent. Each Borrower hereby designates the Company as its representative and agent (in such capacity, the “Borrower Agent”) for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Banks or any Lender. The Borrower Agent hereby accepts such appointment. The Agent, the Issuing Banks, and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. The Agent, the Issuing Banks, and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. Each of the Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, no Borrower (other than the Borrower Agent) shall be authorized to request any Borrowing or Letter of Credit hereunder without the prior written consent of the Company.

SECTION 2.25 Joint and Several Liability of the U.S. Borrowers. (a) Each U.S. Borrower agrees that it is absolutely and unconditionally jointly and severally liable, as co-borrower, for the prompt payment and performance of all U.S. Obligations and all agreements of each of the U.S. Borrowers under the Loan Documents. Each U.S. Borrower agrees that its co-borrower obligations hereunder are direct obligations of payment and not of collection, that such obligations shall not be discharged until the Termination Date.

(b) It is agreed among each U.S. Borrower, the Agent, the Applicable Issuing Banks and the Applicable Lenders that the provisions of this Section 2.25 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Agent, the Applicable Issuing Banks and the Applicable Lenders would decline to make Loans to the U.S. Borrowers and issue Letters of Credit for the account of U.S. Borrowers. Each U.S. Borrower acknowledges that its obligations pursuant to this Section are necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c) Nothing contained in this Agreement (including any provisions of this Section 2.25 to the contrary) shall limit the liability of (i) any U.S. Borrower to pay Loans made directly or indirectly to that U.S. Borrower (including Loans advanced to any other U.S. Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such U.S. Borrower), U.S. LC Exposure and all accrued interest, fees, expenses and other related U.S. Obligations with respect thereto, for which such U.S. Borrower shall be primarily liable for all purposes hereunder, or (ii) the Company in respect of all of the U.S. Obligations under the Loan Documents. The Agent, the Applicable Issuing Banks and the U.S. Revolving Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each U.S. Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such U.S. Borrower.

(d) Each U.S. Borrower has requested that the Agent and the U.S. Revolving Lenders make this credit facility available to the U.S. Borrowers on a combined basis, in order to finance the U.S. Borrowers’ business most efficiently and economically. The U.S. Borrowers’ business is a mutual and collective enterprise, and the U.S. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each U.S. Borrower and ease the administration of their relationship with the U.S. Revolving Lenders, all to the mutual advantage of the U.S. Borrowers. The U.S. Borrowers acknowledge and agree that the Agent’s and the U.S. Revolving Lenders’ willingness to extend credit to the U.S. Borrowers and to administer the U.S. Collateral on a combined basis, as set forth herein, is done solely as an accommodation to the U.S. Borrowers and at the U.S. Borrowers’ request.

(e) In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Borrower under this Section 2.25 or under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Borrower’s liability under this Section 2.25 or under this Agreement, then, notwithstanding any other provision of this Section 2.25 to the contrary, the amount of such liability shall, without any further action by the U.S. Borrowers or the Applicable Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant U.S. Borrower’s maximum liability (“U.S. Borrower’s Maximum Liability”). This Section 2.25(e) with respect to the U.S. Borrower’s Maximum Liability of each U.S. Borrower is intended solely to preserve the rights of the Applicable Lenders to the maximum extent not subject to avoidance under applicable law, and no U.S. Borrower nor any other Person or entity shall have any right or claim under this Section with respect to such U.S. Borrower’s Maximum Liability, except to the extent necessary so that the obligations of any U.S. Borrower hereunder shall not be rendered voidable under applicable law. Each U.S. Borrower agrees that the U.S. Obligations may at any time and from time to time exceed the U.S. Borrower’s Maximum Liability of each U.S. Borrower without impairing this Section 2.25 or this Agreement, or affecting the rights and remedies of the Applicable Lenders hereunder, provided that nothing in this sentence shall be construed to increase any U.S. Borrower’s obligations hereunder beyond its U.S. Borrower’s Maximum Liability.

(f) In the event any U.S. Borrower (a “U.S. Paying Borrower”) shall make any payment or payments under this Section 2.25 or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Agreement, each other U.S. Borrower (each a “U.S. Non-Paying Borrower”) shall contribute to such U.S. Paying Borrower an amount equal to such U.S. Non-Paying Borrower’s “U.S. Borrower Percentage” of such payment or payments made, or losses suffered, by such U.S. Paying Borrower. For purposes of this Section 2.25, each U.S. Non-Paying

Borrower’s “U.S. Borrower Percentage” with respect to any such payment or loss by a U.S. Paying Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such U.S. Non-Paying Borrower’s U.S. Borrower’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such U.S. Non-Paying Borrower’s U.S. Borrower’s Maximum Liability has not been determined, the aggregate amount of all monies received by such U.S. Non-Paying Borrower from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate U.S. Borrower’s Maximum Liability of all U.S. Borrowers hereunder (including such U.S. Paying Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a U.S. Borrower’s Maximum Liability has not been determined for any U.S. Borrower, the aggregate amount of all monies received by such U.S. Borrowers from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Borrower’s several liability for the entire amount of the U.S. Obligations (up to such U.S. Borrower’s Maximum Liability). Each of the U.S. Borrowers covenants and agrees that its right to receive any contribution under this Section 2.25 from a U.S. Non-Paying Borrower shall be subordinate and junior in right of payment to the U.S. Obligations until the Termination Date. This provision is for the benefit of all of the Agent, the Applicable Issuing Banks, the Applicable Lenders, the U.S. Borrowers and the other U.S. Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 2.26 Loan Account; Statement of Obligations. (a) The Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of the Borrowers within each Borrower Group resulting from each Revolving Loan (including any Tranche B Loan and any Tranche C Loan) made to such Borrowers or issuance of a Letter of Credit for the account of such Borrowers from time to time, and all other payment Obligations of such Borrowers hereunder or under the other Loan Documents, including accrued interest, fees and expenses thereon. Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers within each Borrower Group to pay any amount owing by such Borrower Group hereunder. The Agent may maintain a single Loan Account for each Borrower Group in the name of the Borrower Agent, and each Borrower within each Borrower Group confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations of such Borrower Group. In the absence of manifest error, entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.

(b) The Borrowers within each Borrower Group hereby authorize the Agent, from time to time without prior notice to the Borrowers within such Borrower Group, to charge to the Loan Account of such Borrower Group all interest and all fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable by any Loan Party within such Borrower Group hereunder or under any of the other Loan Documents, all fees and costs provided for in Section 2.12 with respect to such Borrower Group, and all other payments due and payable under any Loan Document, which amounts so charged shall thereafter constitute Tranche A Revolving Loans owing by the Borrowers within such Borrower Group hereunder which shall accrue interest at the rate then applicable to Tranche A Revolving Loans that are ABR Loans in the case of Tranche A Revolving Loans owing by U.S. Borrowers, Canadian Base Rate Loans in the case of Tranche A Revolving Loans denominated in Dollars and owing by the Canadian Borrowers or Canadian Prime Rate Loans in the case of Tranche A Revolving Loans denominated in Canadian Dollars and owing by the Canadian Borrowers (unless and until converted into Interest Period Loans in accordance with the terms hereof); provided that the Agent shall not be authorized to charge any such amount to the Loan Account unless the same shall not have been paid by any Loan Party within the applicable Borrower Group when payment of such amount has otherwise become due and payable hereunder or under any other Loan Document. Any interest not paid by any Loan Party within a Borrower Group within two (2) Business Days after such payment of such amount has otherwise become due and payable hereunder or under any other Loan Document shall be compounded by being charged to the Loan Account of such Borrower Group and shall thereafter constitute Tranche A Revolving Loans hereunder owing by the Borrowers within such Borrower Group and shall accrue interest at the rate then applicable to Tranche A Revolving Loans that are ABR Loans in the case of Tranche A Revolving Loans owing by U.S. Borrowers, Canadian Base Rate Loans in the case of Tranche A Revolving Loans denominated in Dollars and owing by the Canadian Borrowers or Canadian Prime Rate Loans in the case of Tranche A Revolving Loans denominated in Canadian Dollars and owing by the Canadian Borrowers (unless and until converted into Interest Period Loans in accordance with the terms hereof).

SECTION 2.27 Extensions of Tranche A Revolving Loans and Tranche A Revolving Commitments. (a) The Borrower Agent may at any time and from time to time request that all or a portion of the Tranche A Revolving Commitments to the Borrowers within a Borrower Group (including any previously extended Tranche A Revolving Commitments to such Borrowers) existing at the time of such request (each, an “Existing Revolving Commitment” and any related Tranche A Revolving Loans under any such facility, “Existing Revolving Loans”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Extended Revolving Commitments”, any such Extended Revolving Commitments to the U.S. Borrowers, “Extended U.S. Revolving Commitments”, any such Extended Revolving Commitments to the Canadian Borrowers, “Extended Canadian Revolving Commitments” and any related Tranche A Revolving Loans, “Extended Revolving Loans”, any Extended Revolving Loans to the U.S. Borrowers, “Extended U.S. Revolving Loans” and any Extended Revolving Loans to the Canadian Borrowers, “Extended Canadian Revolving Loans”) and to provide for other terms consistent with this Section 2.27. Prior to entering into any Extension Agreement with respect to any Extended Revolving Commitments to the Borrowers within a Borrower Group, the Borrower Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Applicable Lenders of the applicable Class of Existing Revolving Commitments) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Revolving Commitments from which they are to be extended (the “Specified Existing Revolving Commitment Class”) except (x) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the commitment fee rate for Existing Revolving Commitments of the Specified Existing Revolving Commitment, in each case, to the extent provided in the applicable Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Commitments to the Borrowers within any Borrower Group shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans to the Borrowers within such Borrower Group (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of this Agreement), (2) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3)(I) in the case of Section 2.09, no permanent repayment of Extended Revolving Loans by the

Borrowers within a Borrower Group (and corresponding permanent reduction in the related Extended Revolving Commitments to such Borrowers) shall be permitted unless all Existing Revolving Loans to such Borrowers and all Existing Revolving Commitments to such Borrowers of the Specified Existing Revolving Commitment Class, shall have been repaid in full and terminated, respectively and (II) in all other cases, no termination of Extended Revolving Commitments to the Borrowers within a Borrower Group and no repayment of Extended Revolving Loans by such Borrowers accompanied by a corresponding permanent reduction in Extended Revolving Commitments to such Borrowers shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans to such Borrowers and Existing Revolving Commitments to such Borrowers of the Specified Existing Revolving Commitment Class (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full). Any Extended Revolving Commitments of any Extension Series shall constitute a separate Class of Revolving Commitments from Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date).

(b) The Borrower Agent shall provide the applicable Extension Request with respect to the Existing Revolving Commitments of the Borrowers within any Borrower Group at least ten (10) Business Days prior to the date on which the Applicable Lenders under the Existing Class are requested to respond. Any Applicable Lender (an “Extending Lender”) wishing to have all or a portion of its Tranche A Revolving Commitments (or any earlier Extended Revolving Commitments) of an Existing Class subject to such Extension Request exchanged into Extended Loans/Commitments shall notify the Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Tranche A Revolving Commitments (and/or any earlier Extended Revolving Commitments) which it has elected to convert into Extended Loans/Commitments to such Borrowers, but in no event shall any Applicable Lender be required to become an Extending Lender. In the event that the aggregate amount of Tranche A Revolving Commitments (and any earlier Extended Revolving Commitments) subject to Extension Elections with respect to any Borrower Group exceeds the amount of Extended Loans/Commitments requested by such Borrower Group pursuant to the Extension Request, Tranche A Revolving Commitments (and any earlier Extended Revolving Commitments) subject to Extension Elections with respect to such Borrower Group shall be exchanged to Extended Loans/Commitments with respect to such Borrower Group on a pro rata basis based on the amount of Tranche A Revolving Commitments (and any earlier Extended Revolving Commitments) included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all Existing Revolving Commitments of the Specified Existing Revolving Commitment Class for purposes of the obligations of an Applicable Lender in respect of Swingline Loans under Section 2.05 and Letters of Credit under Section 2.06, except that the applicable Extension Agreement may provide that the last day for making Swingline Loans and/or the last day for issuing Letters of Credit with respect to the Borrowers within the applicable Borrower Group may be extended and the related obligations to make Swingline Loans and issue Letters of Credit with respect to such Borrowers may be continued (pursuant to mechanics set forth in the applicable Extension Agreement) so long as the Applicable Swingline Lender and/or the Applicable Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.27(c) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Borrower Agent, the Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Section 2.27 and without limiting the generality or applicability of Section 9.02 to any Section 2.27 Additional Agreements, any Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.27 Additional Agreement”) to this Agreement and the other Loan Documents; provided that such Section 2.27 Additional Agreements do not become effective prior to the time that such Section 2.27 Additional Agreements have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans/Commitments provided for in any Extension Agreement) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.27 Additional Agreements to become effective in accordance with Section 9.02. It is understood and agreed that each Lender has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.27 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.27 Additional Agreement. In connection with any Extension Agreement, the Borrower Agent shall deliver an opinion of counsel reasonably acceptable to the Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Extension Agreement, including without limitation, the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) as to any other matter reasonably requested by the Agent.

SECTION 2.28 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Tranche A Revolving Commitment ~~or~~, Tranche B Commitment or Tranche C Commitment and U.S. Revolving Exposure, Canadian Revolving Exposure ~~or~~, Tranche B Exposure or Tranche C Exposure, as applicable, of such Defaulting Lender shall not be included in determining whether all Lenders, all affected Lenders, the Required Lenders or the Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Revolving Lenders or each affected Revolving Lender which affects such Defaulting Lender differently than other affected Revolving Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time an Applicable Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure of such Applicable Defaulting Lender with respect to the Borrowers within the applicable Borrower Group shall be reallocated among the Applicable Tranche A Lenders that are not Defaulting Lenders with respect to such Borrower Group in accordance with their respective Applicable Percentages (excluding, for purposes of calculating the Applicable Percentages, the Commitments and Loans of the Applicable Defaulting Lender) but only to the extent (x) the sum of all non-Applicable Defaulting Lenders’ U.S. Revolving Exposures or Canadian Revolving Exposures, as applicable, plus such Applicable Defaulting Lender’s Swingline Exposure and LC Exposure with respect to such Borrower Group does not exceed the lesser of the total of the Tranche A Revolving Commitments of all the Applicable Tranche A Lenders that are not Defaulting Lenders such Borrower Group and the U.S. Borrowing Base or Canadian Borrowing Base, as applicable, and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers within the applicable Borrower Group shall within three (3) Business Days following notice by the Agent (x) first, prepay the Swingline Exposure of such Applicable Defaulting Lender with respect to such Borrower Group and (y) second, cash collateralize such Applicable Defaulting Lender’s LC Exposure with respect to such Borrower Group (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers within a Borrower Group cash collateralize any portion of such Applicable Defaulting Lender’s LC Exposure with respect to such Borrower Group pursuant to this Section 2.28(c), the Borrowers within such Borrower Group shall not be required to pay any fees to such Applicable Defaulting Lender pursuant to Section 2.12(b) with respect to such Applicable Defaulting Lender’s LC Exposure to such Borrowers during the period to the extent such Applicable Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the Applicable Defaulting Lender with respect to the Borrowers within a Borrower Group is reallocated pursuant to this Section 2.28(c), then the fees payable to the non-Applicable Defaulting Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Applicable Defaulting Lenders’ Applicable Percentages (excluding, for purposes of calculating the Applicable Percentages, the Commitments and Loans of the Applicable Defaulting Lender); or

(v) if any Applicable Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.28(c), then, without prejudice to any rights or remedies of the Applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Applicable Defaulting Lender’s LC Exposure shall be payable to the Applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) so long as any Applicable Lender is a Defaulting Lender, the Applicable Swingline Lender shall not be required to fund any Swingline Loan and the Applicable Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Borrower Group Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers within such Borrower Group in accordance with Section 2.28(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders to such Borrower Group in a manner consistent with Section 2.28(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) in the event and on the date that each of the Agent, the Borrower Agent, the Applicable Issuing Banks and the Applicable Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Applicable Tranche A Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Applicable Tranche A Lenders shall be readjusted to reflect the inclusion of the Tranche A Revolving Commitment of the Applicable Tranche A Lender that previously was a Defaulting Lender and on such date such Applicable Tranche A Lender shall purchase at par such of the Loans of the other Applicable Tranche A Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Applicable Tranche A Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.29 Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from the Loan Parties hereunder, provided that, unless otherwise provided in this Agreement or any other Loan Document or otherwise agreed to by the Agent:

(a) Each repayment of a Loan or a reimbursement of a draw on a Letter of Credit, as applicable, or a part thereof shall be made in the currency in which such Loan or Letter of Credit is denominated at the time of such repayment;

(b) Each payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest has accrued is denominated;

(c) Each payment of fees by a U.S. Borrower shall be in Dollars;

(d) Each payment of fees by a Canadian Borrower shall be in Canadian Dollars;

(e) Each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made (unless such currency is not Dollars or Canadian Dollars, in which case such payment shall be made in Dollars); and

(f) Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars.

No payment to any Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred or is outstanding (unless such currency is not Dollars or Canadian Dollars, in which case such payment shall be made in Dollars). To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability, whether actual or contingent (other than contingent indemnification obligations for which no claim has been made or asserted), expressed in such currency, such Loan Party (together with the other Loan Parties within its Borrower Group) agrees to indemnify and hold harmless such Secured Party, with respect to the amount of such shortfall, with such indemnity surviving termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. To the extent that the amount of any such payment to a Secured Party shall, upon an actual conversion into such currency, exceed such obligation or liability, whether actual or contingent (other than contingent indemnification obligations for which no claim has been made or asserted), expressed in that currency, such Secured Party shall return such excess to the members of the applicable Borrower Group.

SECTION 2.30 Currency Fluctuations.

(a) On the last Business Day of each calendar month or, in the event that the Exchange Rate fluctuates in excess of ten percent (10%) during such calendar month, any other Business Day in the reasonable discretion of the Agent (the “Calculation Date”), the Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date. Nothing contained in this Section 2.30 shall be construed to require the Agent to calculate compliance under this Section 2.30 more frequently than once each month.

(b) On each Reset Date, the Agent shall determine the Dollar Equivalent Amount of the Canadian Revolving Exposure.

(c) If, on any Reset Date, (i) the Canadian Revolving Exposure ~~or the Dollar Equivalent Amount of the Canadian Obligations~~ exceeds the lesser of the Canadian Revolving Commitments and the Canadian Borrowing Base on such date or (ii) the Tranche C Exposure exceeds the lesser of the Tranche C Commitments and the Tranche C Borrowing Base (the amount of any such excess referred to herein as the “Excess Amount”) then (i) the Agent shall give notice thereof to the Borrowers within the applicable Borrower Group and the Applicable Lenders and (ii) within one (1) Business Day thereafter, such Borrowers shall cause such excess to be eliminated, either by repayment of Revolving Loans to such Borrowers or depositing of Cash Collateral with the Agent with respect to outstanding Letters of Credit issued for the account of such Borrowers, and until such Excess Amount is repaid or so cash collateralized, the Applicable Lenders shall not have any obligation to make any Loans.

SECTION 2.31 Obligations of the Canadian Loan Parties. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Canadian Loan Party shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any of the U.S. Loan Parties’ U.S. Obligations (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other U.S. Obligations) under this Agreement or any other Loan Document.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans and the other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder are, to the extent applicable, within each applicable Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, equityholder action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans and the other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and the Senior Secured Notes Security Documents; except, in each case other than with respect to the creation of Liens, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as of September 30, 2012 (including any notes thereto) (the “Pro Forma Balance Sheet” and such date, the “Pro Forma Balance Sheet Date”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to the consummation of the Transactions. The Pro Forma Balance Sheet has been prepared in good faith based upon assumptions believed to be reasonable as of the date thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at the Pro Forma Balance Sheet Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as of January 2, 2010, January 1, 2011, and December 31, 2011, and the related consolidated statements of income and of cash flows of Holdings and its consolidated Subsidiaries for the fiscal years ended on such dates, reported on by PricewaterhouseCoopers LLP, independent public accountants, present fairly in all material respects the consolidated financial position of Holdings and its consolidated Subsidiaries as of such dates and the consolidated results of operations and consolidated cash flows of Holdings and its consolidated Subsidiaries for the respective fiscal years ended as of such dates. The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as of October 27, 2012, and the related unaudited consolidated statements of income and cash flows of Holdings and its consolidated Subsidiaries for the fiscal month period ended on such date, and the corresponding statements of income and cash flows of Holdings and its consolidated Subsidiaries for the corresponding period of the prior fiscal year, present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as of such dates (subject to the absence of footnotes and normal year-end adjustments) and the consolidated results of operations and consolidated cash flows of Holdings and its consolidated Subsidiaries for the fiscal-month period ended as of such dates (subject to the absence of footnotes and normal year-end adjustments). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No U.S. Loan Party has any material liabilities or material obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and whether due or to become due, other than liabilities or obligations provided for in the financial statements referred to in this paragraph, liabilities or obligations arising in the ordinary course of business consistent with past practice or liabilities which would not be required to be disclosed in an audited balance sheet (or in the notes thereto) that is prepared in accordance with GAAP.

(c) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since the Effective Date.

SECTION 3.05 Properties. Each Loan Party and each of its Subsidiaries has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens (i) permitted by Section 6.02 or (ii) arising by operation of law (which Liens, in the case of this clause (ii) do not materially interfere with the ability of any Loan Party or any of its Subsidiaries to carry on its business as now conducted or to utilize the affected properties or assets for their intended purposes).

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Documents.

(b) Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries has received written notice of any claim with respect to any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

SECTION 3.07 Compliance with Laws, No Default. Each Loan Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be so in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA; Canadian Pension Plans. (a) No ERISA Event has occurred in the five year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

(b) Canadian Loan Parties are in compliance in all material respects with the requirements of the PBA and of any binding requirements of general application of a Governmental Authority with respect to each Canadian Pension Plan and are in compliance with any directive or order of a Governmental Authority directed specifically at a Canadian Pension Plan. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any

Canadian Pension Plan. No Canadian Loan Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis other than a Canadian MEPP. No Pension Event has occurred that when taken together with all other Pension Events and ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. All contributions required to be made by any Canadian Loan Party or its Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Canadian Loan Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

SECTION 3.11 Disclosure. (a) All written information (other than the Projections, the pro forma financial statements and estimates and information of a general economic or general industry nature) concerning the Company, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Agent in connection with the Transactions on or before the date hereof (the “Information”), when taken as a whole, as of the date such Information was furnished to the Lenders and as of the Effective Date, did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates).

(b) The Projections, pro forma financial statements and estimates prepared by or on behalf of the Company or any of its representatives and that have been made available to any Lender or the Agent in connection with the Transactions on or before the date hereof (the “Other Information”) (i) have been prepared in good faith based upon assumptions believed to be reasonable as of the date thereof (it being recognized that such Other Information is as to future events and is not to be viewed as a fact, the Other Information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such Other Information may differ from the projected results and such differences may be material), and (ii) as of the Effective Date, have not been modified in any material respect by the Loan Parties.

SECTION 3.12 Solvency. As of the Effective Date, and immediately after giving effect to the Canadian Acquisition and the consummation of the other Transactions to occur on the Effective Date, (i) the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

SECTION 3.13 Insurance. All insurance required by Section 5.10 is in full force and effect and all premiums in respect of such insurance have been duly paid. The Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is adequate and is in accordance with normal industry practice.

SECTION 3.14 Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of the Company’s and each Subsidiary’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests of the Subsidiaries owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable free and clear of all Liens (other than Liens permitted pursuant to Section 6.02). As of the Effective Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests or powers of attorney granted by the Company or a Subsidiary of the Company relating to Equity Interests of the Company or any Subsidiary.

SECTION 3.15 Security Interest in Collateral. The provisions of the Collateral Documents are effective to create legal and valid Liens (a) on the applicable U.S. Collateral described in each therein in favor of the Agent, for the benefit of the Agent, the Lenders and the other Secured Parties and (b) on the applicable Canadian Collateral described in each therein in favor of the Agent, for the benefit of the Agent, the Canadian Revolving Lenders, the Tranche C Lenders and the other applicable Secured Parties (in each case, to the extent such matter is governed by the laws of the United States, Canada or any respective jurisdiction therein); and upon the taking of all actions described in the Loan Documents (but subject to the limitations set forth therein), including, without limitation, the filing of UCC financing statements covering the appropriate Collateral in the state of organization of each applicable U.S. Loan Party, the filing of PPSA and UCC financing statements covering the appropriate Collateral in the places of the registered office or domicile, the chief executive office and principal place of business and locations of Collateral of each Canadian Loan Party and the filings of short form agreements or other applicable documents or notices in respect of registered and applied for United States and Canadian federal intellectual property owned by each Loan Party, such Liens will constitute perfected Liens on the Collateral, securing the applicable Secured Obligations, enforceable against the applicable Loan Party, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and other Liens permitted under Section 6.02, to the extent any such Permitted Encumbrances or such Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law or otherwise, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral and (c) subject to and as provided for under the terms of the Intercreditor Agreement, the Liens granted to the Noteholder Collateral Agent on the U.S. Collateral under the Senior Secured Notes Security Documents.

SECTION 3.16 Labor Disputes. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Company, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries (or any predecessor) is a party or by which any Loan Party or any of its Subsidiaries (or any predecessor) is bound.

SECTION 3.17 Federal Reserve Regulations. (a) On the Effective Date, none of the Collateral is Margin Stock.

(b) No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

SECTION 3.18 Senior Indebtedness. The obligations of the Loan Parties under the Loan Documents (a) for principal (including reimbursement obligations with respect to Letters of Credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the Loan Documents constitute “Senior Indebtedness” under and as defined in the Senior Subordinated Note Documents, and (b) for unpaid principal (including reimbursement obligations with respect to drawn Letters of Credit) and accrued interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement) constitute “Designated Senior Indebtedness” under and as defined in the Senior Subordinated Note Documents. The U.S. Obligations constitute “ABL Debt Obligations” under and as defined in the Intercreditor Agreement. The Senior Secured Notes are not secured by any of the Canadian Collateral and the Lien priorities established pursuant to the Intercreditor Agreement do not apply to the Canadian Collateral.

SECTION 3.19 Intellectual Property. Each Loan Party owns or has the lawful right to use all material intellectual property used in the conduct of its business, without conflict with any intellectual property rights of others, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to any Borrower’s knowledge, threatened claim that any Loan Party’s ownership, use, marketing, sale or distribution of any Inventory or other product violates another Person’s intellectual property rights.

SECTION 3.20 Use of Proceeds. The proceeds of the Revolving Loans, Swingline Loans, the Letters of Credit ~~and~~, the Tranche B Loans and the Tranche C Loans shall be used (a) to pay a portion of the Canadian Acquisition Funds ~~and~~, the RTD Acquisition Funds and the Hercules Merger Funds, and (b) for capital expenditures, working capital needs of the Borrowers and their Subsidiaries and for general corporate purposes.

SECTION 3.21 Anti-Terrorism Laws. Each Loan Party is in compliance in all material respects with all Anti-Terrorism Laws applicable to it or its property.

ARTICLE IV.

CONDITIONS

SECTION 4.01 Effective Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Agent (which may include facsimile or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) duly executed copies of the other Loan Documents.

(b) Legal Opinions. The Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a favorable (i) written opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for Holdings and its Subsidiaries, and of Osler, Hoskin & Harcourt LLP, Canadian counsel for Holdings and its Subsidiaries, each in form and substance reasonably satisfactory to the Agent and (ii) reporting letters of local or other counsel reasonably satisfactory to the Agent as specified on Schedule 4.01(b), in each case (A) dated the Effective Date, (B) addressed to the Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Agent and covering such other matters relating to the Loan Documents as the Agent shall reasonably request.

(c) Financial Statements and Projections. The Agent shall have received (i) the Pro Forma Balance Sheet, (ii) the financial statements referred to in Section 3.04(b) and (iii) pro forma forecasts prepared by management of Holdings, giving effect to the Transactions, of balance sheets, income statements, and cash flow statements on a quarterly basis through the 2013 fiscal year and on an annual basis commencing with the 2014 fiscal year through the end of the 2016 fiscal year.

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or other Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party (in the case of the U.S. Loan Parties, certified by the relevant authority of the jurisdiction of organization of such Loan Party), and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(e) Fees. The Lenders, the Joint Lead Arrangers, and the Agent shall have received all fees required to be paid on the Effective Date, and all reasonable out-of-pocket expenses required to be paid on the Effective Date and for which invoices have been presented to the Company at least two (2) Business Days prior to the Effective Date (including the reasonable documented fees and expenses of legal counsel), on or before the Effective Date.

(f) Lien and Judgment Searches. The Agent shall have received the results of recent Lien and judgment searches in each of the jurisdictions contemplated by the Perfection Certificate, and such search shall reveal no material judgments and no Liens on any of the assets of the Loan Parties except for the Agent’s Liens, Liens permitted by Section 6.02 or Liens discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Agent.

(g) Funding Account. The Agent shall have received a notice setting forth the deposit account of the Borrower Agent (with respect to the Borrower Group that includes the U.S. Borrowers) and the deposit account of a Canadian Borrower (with respect to the Borrower Group that includes the Canadian Borrowers) (each a “Funding Account”) to which the Agent is authorized by the Borrowers within the applicable Borrower Group to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(h) Solvency. The Agent shall have received a customary certificate from the chief financial officer of the Company certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Effective Date, are solvent (within the meaning of Section 3.12).

(i) Borrowing Base Certificate. The Agent shall have received prior to the Effective Date a Borrowing Base Certificate which calculates each Borrowing Base as of the last Business Day of the most recent fiscal month ended at least ten (10) Business Days prior to the Effective Date.

(j) Opening Availability. The amount of Excess Availability, with all the U.S. Loan Parties’ and the Canadian Loan Parties’ obligations current in accordance with historical practices and after giving effect to the making of the initial Revolving Loans hereunder and the issuance of any Letters of Credit and the payment of all fees hereunder and all other Transaction Expenses attributable to the U.S. Borrowers and the Canadian Loan Parties, is not less than $150,000,000.

(k) Pledged Stock; Stock Powers; Pledged Notes. The Agent (or its bailee) shall have received (i) the certificates representing the shares of Equity Interests required to be pledged pursuant to the applicable Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) required to be pledged to the Agent (or its bailee) pursuant to the applicable Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(l) Perfection Certificate; Filings, Registrations and Recordings. The Agent shall have received a completed Perfection Certificate dated the Effective Date, and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby. Each document (including any UCC and PPSA financing statement) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent and other applicable Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration, or recordation.

(m) Material Adverse Effect. Since the date of the latest audited financial statements of Holdings and its Subsidiaries, no Material Adverse Effect has occurred.

(n) Transactions. (i) The Canadian Acquisition shall have been consummated, or substantially simultaneously with the Effective Date, shall be consummated, in accordance with the terms of the Canadian Acquisition Agreement, without giving effect to any modifications, amendments, consents or waivers that are material and adverse to the Lenders or the Agent as reasonably determined by the Agent, without the prior consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned), and (ii) concurrently with the consummation of the Canadian Acquisition, the Refinancing shall have been consummated.

(o) Insurance. The Agent shall have received liability and property insurance certificates and endorsements naming the Agent (together with the Trustee, as applicable) as an additional insured or loss payee, as applicable, (subject to the terms of the Intercreditor Agreement with respect to the U.S. Collateral).

(p) PATRIOT Act. The Agent shall have received on or prior to the Effective Date, all documentation and other information about the Borrowers and the other Loan Parties as had been reasonably requested in writing at least 7 days prior to the Effective Date by the Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(q) Litigation. To the knowledge of the Canadian Borrowers, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against any Canadian Borrower or any Canadian Guarantor, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(r) Canadian Agreements. The Agent shall have received a complete and correct copy of the Canadian Acquisition Agreement as well as the schedule of material agreements provided by the Seller in connection with the Canadian Acquisition Agreement.

The Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Applicable Tranche A Lender to make a Tranche A Revolving Loan on the occasion of any Revolving Borrowing to the Borrowers within a Borrower Group, of any Applicable Issuing Bank to issue, amend, renew or extend any Letter of Credit for the account of any Borrower within a Borrower Group, ~~and~~ of each Applicable Tranche B Lender to make a Tranche B Loan (other than the initial Tranche B Loans made on the Tranche B Effective Date) and of each Applicable Tranche C Lender to make a Tranche C Loan (other than the initial Tranche C Loans made on the Second Amendment Effective Date), in each case, on the Effective Date or thereafter, is subject to the satisfaction of the following conditions:

(a) The Agent shall have received, in the case of a Revolving Loan, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Applicable Issuing Bank and the Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.06(b) or, in the case of a Swingline Loan, the Applicable Swingline Lender and the Agent shall have received a Swingline Borrowing Request as required by Section 2.05(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material

Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c) After the Effective Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) After giving effect to the proposed Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, (i) the aggregate U.S. Revolving Exposures would not exceed the lesser of the U.S. Revolving Commitments and the U.S. Borrowing Base, (ii) the aggregate Canadian Revolving Exposures would not exceed the lesser of the Canadian Revolving Commitments and the Canadian Borrowing Base, ~~and~~ (iii) the aggregate Tranche B Exposures would not exceed the lesser of the Tranche B Commitments and the Tranche B Borrowing Base~~.~~, (iv) the aggregate Tranche C Exposures would not exceed the lesser of the Tranche C Commitments and the Tranche C Borrowing Base, and (v) the aggregate Total Exposures would not exceed the lesser of (A) the Indenture Borrowing Base and (B) the Total Borrowing Base.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b), (c) and (d).

Notwithstanding the foregoing, the obligation of each Tranche ~~B~~C Lender to make the initial Tranche ~~B~~C Loans on the ~~Tranche B~~Second Amendment Effective Date shall be subject solely to the conditions set forth in Section ~~11~~10 of the ~~First~~Second Amendment.

ARTICLE V.

AFFIRMATIVE COVENANTS

Until the Termination Date, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01 Financial Statements; Borrowing Base and Other Information. The Company will furnish to the Agent (which will promptly furnish such information to the Lenders):

(a) within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (whose opinion shall not be qualified as to scope of audit or as to the status of the Company and its consolidated Subsidiaries as a going concern) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within thirty (30) days after the end of each of the first two fiscal months of each fiscal quarter of the Company, its consolidated balance sheet and related statements of earnings and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Company in substantially the form of Exhibit C (i) certifying that no Event of Default or Default has occurred and, if an Event of Default or Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth, in the case of the financial statements delivered under clause (a) or (b), reasonably detailed calculations of the Fixed Charge Coverage Ratio (whether or not a Trigger Event then exists) as of the end of the period to which such financial statements relate, (iii) describing in reasonable detail such information with respect to Permitted Acquisitions consummated during the preceding fiscal quarter as the Agent may reasonably require, to the extent such information has not previously been supplied to the Agent hereunder, (iv) certifying as to the calculations and basis, in reasonable detail, of any cost savings added back to EBITDA pursuant to the provisions of clause (a)(xii) of the definition thereof), and (v) certifying, in the case of the financial statements delivered under clause (a), a list of names of all Immaterial Subsidiaries (if any) and Unrestricted Subsidiaries (if any), that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary or Unrestricted Subsidiary, as applicable, and that all Domestic Subsidiaries and Canadian Subsidiaries listed as Immaterial Subsidiaries in the aggregate comprise less than 10% of Total Assets of the Company and the Subsidiaries at the end of the period to which such financial statements relate and represented (on a contribution basis) less than 10% of EBITDA for the period to which such financial statements relate;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default under Section 6.12 (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) concurrently with any delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(g) within ninety (90) days after the beginning of each fiscal year, a detailed consolidated budget of the Company and its Subsidiaries by month for such fiscal year (including a projected consolidated balance sheet and the related consolidated statements of projected cash flows and projected income of the Company and its consolidated Subsidiaries for each quarter of such fiscal year);

(h) as soon as available but in any event on or prior to the 20th day of each fiscal month, a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding fiscal month, together with such supporting information in connection therewith as the Agent may reasonably request, and which may include, without limitation, Inventory reports for each Borrower Group by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, a reasonably detailed calculation of Eligible Tire Inventory, Eligible Non-Tire Inventory, Eligible Receivables and the Value of Inventory for each Borrower Group and a certification by a Responsible Officer of the Company confirming compliance with the permitted indebtedness provisions of Section 4.09(b)(i) of each of the Senior Secured Notes Indenture and the Senior Subordinated Notes Indenture as of the close of business on the last day of the immediately preceding fiscal month; provided that upon the occurrence and during the continuance of a Liquidity Event, the Company shall deliver a Borrowing Base Certificate and such supporting information on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday (or, at any time that an Event of Default exists, more frequently as may be requested by the Agent); provided, further, that immediately prior to any acquisition by any Loan Party of any Person or assets permitted hereunder, all or a portion of the purchase price of which is to be funded by a Revolving Borrowing (including after giving effect to any Revolving Commitment Increase effected in connection therewith), the Company may furnish to the Agent an updated Borrowing Base Certificate that includes the assets to be acquired (including by acquisition of any Person) of any Person that is, or will upon such acquisition become, a Borrower, measured as of the date of the most recent Borrowing Base Certificate previously delivered hereunder, subject, in each case, to the requirements of the last paragraph in Section 6.04.

(i) at the Agent’s request, concurrently with the delivery of the Borrowing Base Certificate, deliver to the Agent a schedule of Inventory for each Borrower Group as of the last Business Day of the immediately preceding month or week, as applicable, of the Borrowers, itemizing and describing the kind, type and quantity of Inventory, the applicable Borrower’s Cost thereof and the location thereof.

(j) at the Agent’s request, concurrently with the delivery of the Borrowing Base Certificate, thereafter deliver to the Agent a schedule of Receivables for each Borrower Group which (i) shall be as of the last Business Day of the immediately preceding month or week, as applicable, (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all of the then existing Receivables of the Borrowers and Canadian Guarantors within each Borrower Group, specifying the names, balance due and, if an Event of Default then exists, the addresses, for each Account Debtor obligated on any Receivable so listed.

(k) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by any Loan Party or any Subsidiary with the SEC, or with any national securities exchange, or, after an initial public offering of shares of capital stock of Holdings or the Company, distributed by Holdings or the Company to its shareholders generally, as the case may be;

(l) not later than any date on which financial statements are delivered with respect to any period in which a Pro Forma Adjustment is made, a certificate of a Responsible Officer of the Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor;

(m) promptly following the Agent’s request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(n) as promptly as reasonably practicable from time to time following the Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent (on behalf of any Lender) may reasonably request.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Company and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Company’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under clause (a) of this Section 5.01, such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be qualified as to the scope of audit or as to the status of Holdings (or such parent) and its consolidated subsidiaries as a going concern.

Documents required to be delivered pursuant to clauses (a), (b) or (j) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address provided to the Agent from time to time in writing; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) upon written request by the Agent, the Company shall deliver paper copies of such documents to the Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (d) of this Section 5.01 to the Agent.

SECTION 5.02 Notices of Material Events. The Company will furnish to the Agent written notice of the following promptly after any Responsible Officer of the Company obtains knowledge thereof:

(a) the occurrence of any Event of Default or Default;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any loss, damage or destruction to the Collateral in the amount of $20,000,000 or more, whether or not covered by insurance;

(d) any default notice received by a Responsible Officer of the Company or any of its Material Subsidiaries with respect to any leased location or public warehouse that contains Inventory in the amount of $25,000,000 or more; or

(e) the occurrence of any ERISA Event or Pension Event that, together with all other ERISA Events or Pension Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits (except as such would otherwise reasonably expire, be abandoned, disposed or permitted to lapse in the ordinary course of business), necessary or desirable in the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) other than with respect to Holdings’ or the Company’s existence, to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.03.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and where such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Books and Records; Inspection Rights; Appraisals; Field Examinations. (a) Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in accordance with GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Agent (including employees of the Agent or any consultants, accountants, lawyers and appraisers retained by the Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including non-privileged environmental assessment reports and Phase I or Phase II studies in the possession and control of any Loan Party or any Subsidiary, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and with representatives of the Company present, but not more than two per fiscal year (or, during the occurrence and continuation of an Event of Default, as often as reasonably requested).

(b) At reasonable times during normal business hours and upon reasonable prior notice (except when an Event of Default exists) that the Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, (i) the Borrowers will grant access to the Agent (including employees of the Agent or any consultants, accountants, lawyers and appraisers retained by the Agent) to such Person’s books, records, accounts and Inventory so that the Agent or an appraiser retained by the Agent may conduct an Inventory appraisal and (ii) the Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Agent may deem necessary or appropriate; provided that (i) the Agent may conduct no more than one such appraisal and one such field examination for each Borrower Group in any period of 12 consecutive months following the date upon which Excess Availability is equal to or greater than 50% of the lesser of (1) the aggregate Tranche A Revolving Commitments and (2) the Aggregate Borrowing Base, (ii) the Agent may conduct no more than two such appraisals and two such field examinations for each Borrower Group in any period of 12 consecutive months following the date upon which Excess Availability is for five (5) consecutive Business Days equal to or greater than 15%, but less than 50% of the lesser of (1) the aggregate Tranche A Revolving Commitments and (2) the Aggregate Borrowing Base, (iii) the Agent may conduct up to three (3) such appraisals and three such field examinations for each Borrower Group in any period of 12 consecutive months following any date upon which Excess Availability is for five (5) consecutive Business Days less than 15% of the lesser of (1) the aggregate Tranche A Revolving Commitments and (2) the Aggregate Borrowing Base, and (iv) the Agent may conduct as many appraisals and field examinations for each Borrower Group as it may request during the existence and continuance of an Event of Default. All such appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Borrowers; provided that the Agent shall provide the Company with a reasonably detailed accounting of all such expenses.

(c) The Loan Parties acknowledge that the Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Agent and the Lenders, subject to the provisions of Section 9.12 hereof.

SECTION 5.07 Reserved.

SECTION 5.08 Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply in all material respects with (a) all Anti-Terrorism Laws and (b) all other Requirements of Law applicable to it or its property, except in the case of Requirements of Law described in clause (b) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09 Use of Proceeds. The proceeds of the Revolving Loans (including the Tranche B Loans and Tranche C Loans) will be used to pay a portion of the Canadian Acquisition Funds, the RTD Acquisition Funds, the Hercules Merger Funds and for capital expenditures, and for working capital needs and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

SECTION 5.10 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies) and (b) all insurance required pursuant to the Collateral Documents (and shall cause (i) the Agent to be listed as a loss payee (together with any other loss payee in accordance with the Intercreditor Agreement with respect to the U.S. Collateral) on property and casualty policies covering loss or damage to Collateral and (ii) the Agent and the other Secured Parties to be listed as additional insureds on liability policies). The Company will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

SECTION 5.11 Additional Loan Parties; Additional Collateral; Further Assurances. (a) Subject to applicable law and any exceptions set forth in any applicable Security Agreement, each Borrower and each Subsidiary that is a Loan Party shall cause (i) each of its Domestic Subsidiaries and Canadian Subsidiaries (other than any Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement and (ii) any Domestic Subsidiary or Canadian Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to become a Loan Party as promptly thereafter as reasonably practicable by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Party and, except as provided in the last sentence of this Section 5.11(a) if such Person is joined as a Borrower or a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Agent, for the benefit of the Agent, the Applicable Lenders and the other applicable Secured Parties in any property (subject to the limitations with respect to Equity Interests set forth in paragraph (b) of this Section 5.11, the limitations with respect to real property set forth in paragraph (f) of this Section 5.11, applicable law and any other limitations set forth in each Applicable Security Agreement, and excluding property with respect to which the Agent and the Borrower Agent have reasonably determined that the cost of granting Loans in such property is excessive in relation to the value of the security to be afforded by such property) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement with respect to the U.S. Collateral. Subject to the approval of the Agent, any Domestic Subsidiary or Canadian Subsidiary that is a Loan Party may be a Borrower hereunder, subject to (A) execution of a Joinder Agreement pursuant to which such Loan Party agrees to be bound as a Borrower hereunder and such other agreements, documents or instruments as the Agent may reasonably request and (B) with respect to any Canadian Subsidiary, the completion of a field examination and appraisal with results satisfactory to the Agent.

(b) (i) Subject to the limitations set forth or referenced in this Section 5.11, applicable law and any exceptions set forth in each applicable Security Agreement, each Borrower and each Subsidiary that is a Loan Party will cause the issued and outstanding Equity Interests (other than Excluded Equity Interests) of each Subsidiary directly owned by any Borrower or any Subsidiary that is a Loan Party to be subject at all times to a first priority (subject to the Intercreditor Agreement with respect to the U.S. Collateral and to other Liens permitted by Section 6.02), perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents.

(ii) Subject to the limitations set forth or referenced in this Section 5.11, applicable law and any exceptions set forth in any applicable Security Agreement, Holdings, each Borrower and each Subsidiary that is a Loan Party will cause, except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $2,500,000 (individually) that is owing to Holdings, a Borrower or any Subsidiary that is a Loan Party to be evidenced by a duly executed promissory note and pledged and delivered to the Agent (or its non-fiduciary agent or designee) under the applicable Security Agreement to which such Loan Party is a party and accompanied by instruments of transfer with respect thereto endorsed in blank.

(iii) Each of Holdings, each Borrower and each Subsidiary that is a Loan Party agrees that all Indebtedness of Holdings, the Company and each of its Subsidiaries that is owing to any Loan Party shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged and delivered to the Agent (or its non-fiduciary agent or designee) under the applicable Security Agreement and accompanied by instruments of transfer with respect thereto endorsed in blank; provided that the intercompany bridge loan (the “Triwest Loan”) owing by Triwest to the Initial Canadian Borrower, shall not be required to be pledged and delivered hereunder until the day, if any, that such intercompany bridge loan remains outstanding after the fifth Business Day following January 1, 2013.

(c) Subject to the limitations set forth or referenced in this Section 5.11, applicable law and any exceptions set forth in each applicable Security Agreement, and without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable (including the delivery of the Real Property Collateral Requirements), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties, provided, however, that no U.S. Borrower and no other U.S. Loan Party shall be required to grant any security interest or take any action to perfect any security interest under the law of any jurisdiction outside the United States of America and no Canadian Loan Party shall be required to maintain any Collateral outside of Canada or grant any security interest or take any action to perfect any security interest under the laws of any jurisdiction outside Canada.

(d) Subject to the limitations set forth or referred to in this Section 5.11, applicable law and any exceptions set forth in each applicable Security Agreement, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under a Security Agreement that become subject to the perfected Lien in favor of the Agent upon acquisition thereof), the Company will, as soon as reasonably practicable, notify the Agent thereof, and, if requested by the Agent, the Company will cause such assets to be subjected to a perfected Lien securing the Secured Obligations and will take, and cause the Loan Parties that are Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e) If, at any time and from time to time after the Effective Date, Subsidiaries that are not Loan Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 10% of Total Assets as of the end of the most recently ended fiscal quarter of the Company or more than 10% of EBITDA for the period of four consecutive fiscal quarters as of the end of the most recently ended fiscal quarter of the Company, then the Company shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement, cause one or more such Subsidiaries to become additional Loan Parties (notwithstanding that such Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.

(f) Notwithstanding anything to the contrary contained in this Agreement, real property required to be mortgaged under the Loan Documents shall (i) exclude the Miami, Florida and Simi Valley, California real estate and (ii) shall be limited to real property located in the U.S. that is owned in fee by a U.S. Loan Party or Canada that is owned in fee by a Canadian Loan Party, the cost or book value of which (whichever is greater) at the time of the acquisition thereof (or, in the case of real property owned on the Effective Date), the cost or book value of which (whichever is greater) on the Effective Date of $2,500,000 or more (provided that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the reasonable determination of the Borrower Agent and the Agent).

(g) Notwithstanding anything to the contrary contained herein, the Loan Parties within each Borrower Group shall not be required to include as Collateral any Excluded Assets (as defined in any Security Agreement to which the members of such Borrower Group are parties), but for the avoidance of doubt, in no event shall the Canadian assets constitute Excluded Assets for purposes of the Canadian Collateral solely because such assets are owned by a Foreign Subsidiary that is a Canadian Loan Party.

SECTION 5.12 Designation of Subsidiaries. The board of directors of the Company may at any time after the Effective Date, in accordance with the definition of Unrestricted Subsidiary, designate any Subsidiary (other than a Canadian Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Secured Notes or Senior Subordinated Notes and (iii) no Unrestricted Subsidiary that is designated as a Subsidiary may be redesignated as an Unrestricted Subsidiary at any time after being so designated as a Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Company therein at the date of designation in an amount equal to the net book value of the Company’s investment therein. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

ARTICLE VI.

NEGATIVE COVENANTS

Until the Termination Date, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 6.01 Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(c) Indebtedness of the Company to Holdings or any Subsidiary, Indebtedness of any Subsidiary to the Company, Holdings or any other Subsidiary and Indebtedness of Holdings to the Company or any Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to the Company, Holdings or any Subsidiary that is a Loan Party shall only be permitted to the extent permitted as an investment under Section 6.04, (ii) Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party shall only be permitted to the extent permitted as an investment under Section 6.04, and (iii) Indebtedness of the Company or Holdings to any Subsidiary that is not a Loan Party and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall (x) be evidenced by the Intercompany Note or

(y) otherwise be outstanding on the Effective Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit J or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit J within sixty (60) days of the Effective Date or such later date as the Agent shall reasonably agree, in each case, to the extent permitted by applicable law and not giving rise to material adverse tax consequences;

(d) Guarantees (i) by Holdings and the Subsidiaries that are U.S. Loan Parties of the Indebtedness of the Company described in clause (m) hereof, so long as the Guarantee of the Senior Subordinated Notes is subordinated substantially on terms as set forth in the Senior Subordinated Note Documents, (ii) by Holdings, the Company or any Subsidiary that is a U.S. Loan Party of any Indebtedness of Holdings, the Company or any Subsidiary that is a U.S. Loan Party expressly permitted to be incurred under this Agreement, (iii) by any Canadian Loan Party of Indebtedness of a Loan Party that is expressly permitted to be incurred hereunder, (iv) by Holdings, the Company or any Subsidiary that is a Loan Party of Indebtedness otherwise expressly permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted as an investment under Section 6.04 (the foregoing shall also apply to Guarantees of Indebtedness of any Canadian Loan Party to any U.S. Loan Party); provided that Guarantees by Holdings, the Company or any Subsidiary that is a Loan Party under this clause (d) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms at least as favorable to the Lenders as the Guarantee of the Senior Subordinated Notes is under the Senior Subordinated Note Documents or as set forth in the Intercompany Note (the foregoing shall also apply to any Guarantees of Indebtedness of a U.S. Loan Party to a Canadian Loan Party), and (v) by Holdings, the Company or any Subsidiary that is a Loan Party of any real property lease obligations of the Company or any Subsidiary that is a Loan Party;

(e) Indebtedness (including Capital Lease Obligations) the proceeds of which are incurred exclusively to finance the acquisition, lease, construction, repair, renovations, replacement, expansion or improvement of any fixed or capital assets or otherwise incurred in respect of Capital Expenditures, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with all other Indebtedness issued or incurred and outstanding under this clause (e), not to exceed the greater of (i) $45,000,000, and (ii) 2.5% of the Total Assets (in each case determined at the date of incurrence);

(f) Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.06;

(g) Indebtedness which represents an extension, refinancing, refunding, replacement or renewal of any of the Indebtedness described in clauses (b), (e), (f), (g), (j), (k), (m), (n), (v), (x) and (y) of this Section 6.01; provided that, (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing, refunding, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, refunded, replaced or renewed, (v) if the Indebtedness that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the Secured

Obligations, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Indebtedness must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Indebtedness and (vi) with respect to any such extension, refinancing, refunding, replacement or renewal of the Senior Secured Notes, such refinancing Indebtedness, if secured, is secured only by assets of the Loan Parties that constitute Collateral for the Obligations pursuant to a security agreement subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Agent and in any event that is no less favorable to the Secured Parties than the Intercreditor Agreement;

(h) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing or incurrence;

(i) Indebtedness of the Company or any Subsidiary in respect of self-insurance and in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(j) Indebtedness of a Person that becomes a Subsidiary (or is a Subsidiary that survives a merger with such Person or any of its Subsidiaries or continues after an amalgamation with such Person or any of its Subsidiaries) after the Effective Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions; provided that

(i) such Indebtedness exists at the time such Person becomes a Subsidiary or at the time of such Permitted Acquisition and is not created in contemplation of or in connection therewith, and

(ii) such Indebtedness is not guaranteed in any respect by any Loan Party or any Subsidiary (other than any such Person that so becomes a Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries or continues after an amalgamation with such Person or any of its Subsidiaries).

(k) Indebtedness of the Company or any Subsidiary issued or incurred to finance a Permitted Acquisition; provided that

(w) (A) the terms of such Indebtedness do not provide for any scheduled repayment (including at maturity), mandatory repayment or, redemption, repurchase, defeasance or sinking fund obligation prior to the date that is 91 days after the latest Maturity Date, other than customary scheduled amortization payments of principal in an aggregate amount, in any fiscal year, not in excess of 5% of the aggregate initial outstanding principal amount of such Indebtedness, customary prepayments, repurchases or redemptions or offers to purchase, prepay, repurchase or redeem upon a change of control, asset sale event or on account of the accumulation of excess cash flow or casualty or condemnation event and customary acceleration rights upon an event of default~~,~~ and (B) ~~such Indebtedness is unsecured and,~~ if the primary obligor of such Indebtedness is not a Loan Party, such Indebtedness shall not be guaranteed in any respect by Holdings, the Company or any other Loan Party except to the extent permitted under Section 6.04 ~~and (C) the covenants, events of default, subsidiary guarantees and other terms for such Indebtedness (provided that such Indebtedness shall have interest rates, fees, funding discounts and redemption or prepayment premiums determined by the Company to be market rates and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Company to be market terms on the date of issuance and in any event are not more restrictive on Holdings, the Company or any other Loan Party and their Subsidiaries than the terms of this Agreement (as in effect on the Effective Date) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Responsible Officer of the Company delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Agent notifies the Company within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);~~;

(x) (A) the Company or such other relevant Loan Party pledges the Equity Interests of any Person acquired in such Permitted Acquisition (the “acquired Person”) to the Agent to the extent required under Section 5.11 and (B) such acquired Person executes a Joinder Agreement to the extent required under Section 5.11;

(y) before and after giving effect to such issuance or incurrence of Indebtedness, no Event of Default shall have occurred or be continuing; and

(z) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the issuance or incurrence of such Indebtedness and the consummation of such acquisition, calculated on a Pro Forma Basis, after giving effect to such incurrence or issuance, to such acquisition and to any related Pro Forma Adjustment, as if such incurrence or issuance and acquisition had occurred on the first day of such Test Period, shall be equal to or greater than 1.00 to 1.00.

(l) unsecured Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that (i) such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Company or any Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(m) Indebtedness of the Company pursuant to (and any Guarantees of) (i) the Senior Secured Notes (and any exchange notes and related exchange guarantees to be issued in exchange for such Senior Secured Notes) in an aggregate principal amount that is not in excess of $250,000,000 and (ii) the Senior Subordinated Notes in an aggregate principal amount that is not in excess of $~~200,000,000~~425,000,000;

(n) other Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not exceeding the greater of (A) $50,000,000 and (B) 3.5% of Total Assets at any one time outstanding;

(o) Swap Obligations pursuant to Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(p) Indebtedness consisting of promissory notes issued by any Loan Party to future, current or former officers, directors, employees, managers and consultants thereof or their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) or of the Company (following a Qualified Public Offering of the Company) permitted by Section 6.08;

(q) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiaries for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any of its Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time such proceeds are received and without giving effect to any subsequent changes in value), actually received by the Holdings, the Company or any of its Subsidiaries in connection with such disposition;

(r) Indebtedness consisting of obligations of Holdings, the Company or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, RTD Transactions, Hercules Transactions and Permitted Acquisitions or any other investment expressly permitted hereunder;

(s) Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence, (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business, and (iii) Indebtedness in respect of Banking Services provided by banks or other financial institutions to Holdings, the Company and its Subsidiaries in the ordinary course of business, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(t) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u) Indebtedness incurred by the Company or any Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business;

(v) (i) the incurrence of Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding, 5.0% of the Foreign Subsidiary Total Assets and (ii) the incurrence of Indebtedness of any Foreign Subsidiary or Subsidiaries of the Company in an amount not to exceed at any one time outstanding the Foreign Subsidiary Borrowing Base of such Foreign Subsidiary or Subsidiaries; provided that any Indebtedness incurred under this clause (v)(ii) shall only be permitted to be used for working capital purposes of such Foreign Subsidiary or Subsidiaries;

(w) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(x) ~~unsecured Subordinated~~other Indebtedness of the Company and its Subsidiaries ~~or other unsecured Indebtedness of the Company and its Subsidiaries~~, so long as~~, in each case,~~ (i) at the time of the incurrence of such Indebtedness and after giving effect thereto, each of the Payment Conditions is satisfied~~,~~ and (ii) the maturity date of such Indebtedness is more than ninety (90) days after the Maturity Date~~, and (iii) such Indebtedness has a weighted average life to maturity that is no shorter than any other class of Indebtedness of any Loan Party~~;

(y) unsecured Vendor Debt, advances and similar financings in an aggregate principal amount not exceeding $50,000,000; and

(z) Indebtedness owing by Triwest to the Initial Canadian Borrower under the Triwest Loan, which shall be extinguished upon their amalgamation by operation of law.

The accrual of interest and the accretion or amortization of original issue discount on Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred in accordance with this Section 6.01 will not constitute an incurrence of Indebtedness.

SECTION 6.02 Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 and any replacements, renewals, refinancings, refundings or extensions thereof; provided that (i) such Lien does not extend to any other property or asset of Holdings, the Company or any Subsidiary other than after acquired property that is (A) affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 6.01 and, in each case the proceeds and products thereof, and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, refinancings, refundings and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 6.01(g));

(d) Liens securing Indebtedness permitted under Section 6.01(e) or (f); provided that (i) such Liens attach concurrently with or within 180 days after the acquisition, repair, replacement, construction, renovation, expansion or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to the applicable capitalized lease; provided that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender;

(e) Liens on the Equity Interests in, or other similar Liens resulting from standard joint venture agreements or stockholder agreements and other similar agreements applicable to joint ventures;

(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(g) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.04 to be applied against the purchase price for such investment, and (ii) consisting of an agreement to transfer any property in a disposition permitted under Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j) which constitute Liens, which sales, transfers and dispositions constituting Liens are not otherwise permitted under Section 6.05), in each case, solely to the extent such investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(h) Liens on property (i) of any Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under Section 6.01;

(i) Liens in favor of Holdings, the Company or a Subsidiary securing Indebtedness permitted under Section 6.01, including Liens granted by a Subsidiary that is not a Loan Party in favor of the Company or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(j) any interest or title of a lessor under leases or secured by a lessor’s interests under leases entered into in the ordinary course of business;

(k) Liens arising by operation of law under Article 2 of the UCC (or similar provisions of other applicable law) in the ordinary course of business;

(l) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(m) Liens that are rights of set-off (i) relating to the establishment of depository relations with banks in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers in the ordinary course of business;

(n) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(o) Subordinated Vendor Liens;

(p) Liens in respect of the licensing of patents, copyrights, trademarks, trade names, other indications of origin, domain names and other forms of intellectual property in the ordinary course of business;

(q) Other Liens (other than Liens on Borrowing Base Assets) securing obligations or Indebtedness not in excess of the greater of (i) the Dollar Equivalent Amount of $20,000,000 and (ii) 1.25% of Total Assets, determined at the time of incurrence;

(r) any Lien existing on any property or asset prior to the acquisition thereof by Holdings, the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Liens attach at all times only to the specific assets that such Liens secure on the date of such acquisition or the date such Person becomes a Loan Party or the date of such merger, amalgamation or consolidation, as the case may be, and not to any Borrowing Base Assets of Borrowers (other than after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party or the date of such merger, amalgamation or consolidation, as the case may be, and extensions, refinancing, refunding, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 6.01(g));

(s) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 and Section 4-210 of the UCC (or similar provisions of other applicable law) in effect in the relevant jurisdiction covering only the items being collected upon, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(t) Liens (other than Liens on Borrowing Base Assets) arising out of Sale and Lease-Back transactions permitted by Section 6.06 and any extensions, refinancing, refunding, replacements and renewals thereof;

(u) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any of its Subsidiaries; provided that such Lien secures only the obligations of the Company or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 6.01; and provided, further, that any such goods or inventory and the proceeds thereof, up to the Value of the Lien, shall not be Eligible Inventory or Eligible Receivables under this Agreement;

(v) Liens arising from precautionary UCC or PPSA financing statements or similar filings made in respect of operating leases;

(w) Liens granted under the Senior Secured Notes Security Documents (or, in the case of other Indebtedness incurred pursuant to Section 6.01(n) or 6.01(m)(ii), a separate security agreement or agreements substantially similar in all material respects to the Senior Secured Notes Security Documents) and any extensions, refinancing, renewals, refundings and replacements thereof; provided that (i) such Liens secure only the obligations referred to in the Senior Secured Notes Security Documents or such separate security agreements (and extensions, refinancing, refundings, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 6.01(g) or Section 6.01(m)(ii))), (ii) such Liens do not apply to any asset other than U.S. Collateral that is subject to a Lien granted under a Collateral Document to secure the Secured Obligations and (iii) all such Liens shall be subject to the terms of, and have the priorities with respect to the U.S. Collateral as set forth in, the Intercreditor Agreement (or, in the case of other secured Indebtedness incurred pursuant to Section 6.01(n), another intercreditor agreement in form and substance reasonably acceptable to the Agent that is no less favorable to the Secured Parties than the Intercreditor Agreement);

(x) Liens deemed to exist in connection with investments in repurchase agreements under Section 6.04; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(y) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(z) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(aa) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Effective Date and so long as the Lien of such Person does not attach to any ABL First Lien Collateral or Canadian Collateral or if such Lien attaches to any ABL First Lien Collateral or Canadian Collateral, such Person has entered into a subordination agreement with the Agent in form and satisfactory to the Agent;

(bb) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances including the reservations, limitations, provisos, and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(cc) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(v);

(dd) (x) Liens securing Secured Swap Obligations and (y) Liens on cash and Permitted Investments securing other Swap Agreements if the aggregate amount of all cash and Permitted Investments subject to Liens permitted by this clause (dd) at no time exceeds $15,000,000;

(ee) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings, the Company or any of its Subsidiaries and do not secure any Indebtedness;

(ff) Liens arising from UCC or the PPSA (or equivalent statute) financing statement filings regarding consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(gg) Liens solely on any cash earnest money deposits made by Holdings, the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(hh) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(ii) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(jj) Deposits securing obligations owed by Holdings, the Company or any Subsidiary in respect of any overdraft and related liabilities arising from Banking Services, including treasury, depository and cash management services or any ACH transfers of funds; and

(kk) additional Liens securing Indebtedness permitted to be incurred under Section 6.01; provided that, (i) on a Pro Forma Basis, at the time of, and after giving effect to, the incurrence of such Indebtedness, the Senior Secured Leverage Ratio would be no greater than ~~3.50~~4.00 to 1.00 and (ii) to the extent that such Liens are contemplated to be on assets that are Collateral, the holders of such Indebtedness (or a representative thereof of behalf of such holders) shall have entered into the Intercreditor Agreement or a similar agreement providing that the Liens securing such Indebtedness shall rank junior to the Liens of the Agent (or with the same priority as the Senior Secured Notes) with respect to U.S. Collateral and junior to Liens of the Agent in the Canadian Collateral.

Notwithstanding the foregoing, for so long as Tire Pros Francorp is not a Loan Party, Tire Pros Francorp shall not be permitted to incur Liens on its assets under clauses (h), (g), (w), (cc) and (kk) of this Section 6.02.

SECTION 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into, consolidate with or amalgamate with any other Person, or permit any other Person to merge into, consolidate with or amalgamate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i) any Person (including the Company and Holdings) may merge, consolidate or amalgamate with or into the Company or Holdings, as applicable, in a transaction in which the surviving or continuing entity is the Company or Holdings, as applicable, or another Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company or Holdings, as applicable) expressly assumes, in writing, all the obligations of the Company or Holdings, as applicable, under the Loan Documents, in which event such Person will succeed to, and be substituted for, the Company or the Holdings, as applicable;

(ii) any Person may merge, consolidate or amalgamate with or into any Subsidiary in a transaction in which the surviving or continuing entity is a Subsidiary and, if any party to such merger, consolidation or amalgamation is a Subsidiary that is a Loan Party, is or becomes a Subsidiary that is a Loan Party concurrently with such merger, consolidation or amalgamation; provided, that in the case of any merger, consolidation or amalgamation with a Canadian Borrower, such Canadian Borrower shall be the surviving or continuing Person or such Person (if not such Canadian Borrower) shall expressly assume, in writing, all the obligations of such Canadian Borrower under the Loan Documents, in which event such Person will succeed to, and be substituted for, such Canadian Borrower;

(iii) any Subsidiary (other than a Canadian Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company, is not materially disadvantageous to the Lenders and such liquidation or dissolution is accompanied by a disposition of the assets of such Subsidiary to the Holdings, the Company or any other Subsidiary;

(iv) any Subsidiary may merge, consolidate or amalgamate with any Person who is not a Loan Party or Subsidiary to effect an investment permitted under Section 6.04 (other than Section 6.04(m)); provided, however, if such Subsidiary is a Loan Party, the surviving or continuing Person of such merger, consolidation or amalgamation shall be a Loan Party;

(v) so long as the same does not result in the liquidation, dissolution or cessation of existence of the Company, a Canadian Borrower or Holdings, any merger, amalgamation, winding up, dissolution or liquidation may be effected for the purposes of effecting a transaction permitted by Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j)) that constitute a merger, dissolution or liquidation which is not otherwise permitted under Section 6.05); and

(vi) the Transactions ~~and~~, RTD Transactions and the Hercules Transactions may be consummated.

(b) The Company and each Subsidiary that is a Loan Party will not, and will not permit any of its Subsidiaries to (i) carry on and conduct its business in all material respects other than in substantially the same manner as it is presently conducted or in a manner reasonably related or ancillary thereto or (ii) engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries, taken as a whole, on the date of hereof and businesses reasonably related or ancillary thereto.

(c) Holdings will not engage in any business or operations other than (i) the ownership, direct or indirect, of all the outstanding shares of capital stock of the Company, (ii) performance of its obligations under and in connection with the Loan Documents, the Senior Subordinated Note Documents, the Senior Secured Note Documents and the other agreements contemplated hereby and thereby, (iii) actions incidental to the consummation of the Transactions ~~and~~, RTD Transactions and Hercules Transactions, (iv) actions required by law to maintain its existence, (v) any public offering of its common stock, any other issuance of its Equity Interests and performance of its obligations under any agreements related thereto, (vi) any transaction Holdings is permitted to enter into in this Article VI and (vii) activities incidental to the foregoing.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger, consolidation, or amalgamation with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger, consolidation, or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of another Person or assets of any other Person constituting a business unit (whether through purchase of assets, merger, consolidation, amalgamation or otherwise), except:

(a) Permitted Investments, Investment Grade Securities and loans and advances in connection with the sale, transfer or disposition of assets other than Collateral;

(b) investments in existence or contemplated on the date of this Agreement and described in Schedule 6.04; and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original investment is not increased except as otherwise permitted by this Section 6.04), and any investments, loans and advances existing on the date hereof by Holdings, the Company or any Subsidiary in or to Holdings, the Company or any other subsidiary of the Company;

(c) (i) loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (ii) to fund such Person’s purchase of Equity Interests of Holdings, the Company or any direct or indirect parent company of Holdings (provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity) or (iii) advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(d) investments (i) in Holdings, the Company or any other Loan Party, (ii) by any Subsidiary that is not a Loan Party in Holdings, the Company or any other Loan Party, and (iii) by Holdings, the Company or any other Loan Party in any Subsidiary that is not a Loan Party in an aggregate amount for all such investments under this clause (iii) not to exceed the sum of $5,000,000 and an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made); provided that, investments by any U.S. Loan Party in any Canadian Loan Party shall be subject to clause (iii) above and not clauses (i) or (ii);

(e) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business and investments as a result of the foreclosure on any secured investment or other transfer of title with respect to any secured investment in default;

(f) investments made to repurchase or retire Equity Interests of Holdings (or any direct or indirect parent thereof) or the Company owned by any employee stock ownership plan or key employee stock ownership plan of Holdings (or any direct or indirect parent thereof) or the Company;

(g) investments in the form of Swap Agreements permitted by Section 6.01;

(h) investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates, amalgamates, or merges with Holdings, the Company or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such amalgamation or merger;

(i) investments and other assets received in connection with the dispositions of assets permitted by Section 6.05;

(j) investments constituting deposits described in Section 6.02;

(k) accounts receivable or notes receivable arising and trade credit granted in the ordinary course of business and other credits to suppliers or vendors in the ordinary course of business;

(l) Permitted Acquisitions;

(m) Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments permitted under Sections 6.01, 6.02, 6.03 (except to the extent constituting the acquisition of a Person that becomes a Subsidiary or the acquisition by Holdings, the Company or any Subsidiary of all or substantially all the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such Person), 6.05, 6.06 and 6.08, respectively, solely to the extent constituting Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments which are permitted under the foregoing Sections 6.01, 6.02, 6.03, 6.05, 6.06 and 6.08, respectively, which Liens, Indebtedness, fundamental changes, dispositions, Restricted Payments and Restricted Debt Payments are not otherwise permitted by this Section 6.04;

(n) the Transactions ~~and~~, the RTD Transactions and the Hercules Transactions;

(o) investments in the ordinary course of business consisting of UCC Article 3 (or equivalent statutes) endorsements for collection or deposit and UCC Article 4 (or equivalent statutes) customary trade arrangements with customers consistent with past practices;

(p) in exchange for any other investment or investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement or delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment and investments in satisfaction of judgments against such other Person;

(q) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 6.08(a);

(r) advances of payroll payments in the ordinary course of business to satisfy ordinary course payroll and other obligations of such company;

(s) (i) Investments, purchases and other acquisitions of assets to the extent that payment for such Investments, purchases and other acquisitions of assets is made solely with Qualified Equity Interests of Holdings (or of any direct or indirect parent thereof) or the Company or (ii) Investments, purchases and other acquisitions of assets to the extent the payment for such Investment, purchases and other acquisitions of assets is made with the cash proceeds from the issuance by Holdings (or any direct or indirect parent thereof) or the Company of Qualified Equity Interests or a substantially contemporaneous capital contribution in respect of Qualified Equity Interests of Holdings or the Company;

(t) extensions or advances of trade credit, asset purchases (including purchases of Inventory, supplies and materials), the lease of any asset and the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(u) guarantees by Holdings, the Company or any Subsidiary of leases (other than capitalized leases) for which another Loan Party is the lessee or of other obligations of another Loan Party that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(v) other investments, loans and advances; provided that, at the time such investment, loan or advance is made and after giving effect thereto, each of the Payment Conditions is satisfied;

(w) other investments, loans and advances which, together with any Restricted Payments made pursuant to Section 6.08(a)(xii) and Restricted Debt Payments made pursuant to Section 6.08(b)(vii), do not exceed $25,000,000 in the aggregate; provided that, at the time such investment, loan or advance is made and after giving effect thereto, no Event of Default or Liquidity Event exists or has occurred and is continuing;

(x) any investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y) investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(z) investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(aa) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

(bb) the Triwest Loan.

For purposes of covenant compliance, the amount of any investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value thereof.

In connection with any merger, consolidation or amalgamation (or other acquisition of the assets) of a Subsidiary that is not a Borrower or Canadian Loan Party, as applicable with and into (or to) a Borrower, or Canadian Loan Party, as applicable or any Permitted Acquisition or other acquisition of assets permitted hereunder, whether by purchase of stock, merger, consolidation, amalgamation or purchase of assets and whether in a single transaction or series of related transactions, the Inventory or Receivables so acquired shall not be included in the ~~applicable~~U.S. Borrowing Base, the Canadian Borrowing Base, the Tranche B Borrowing Base or the Tranche C Borrowing Base, as applicable (subject to the provisions of the definitions of such terms and the definitions of “Borrowing Base,” “Eligible Tire Inventory,” “Eligible Non-Tire Inventory” and “Eligible Receivables” until such time as the Agent shall have completed its diligence in respect of such Inventory and Receivables in their Permitted Discretion); provided that (x) the Inventory and Receivables acquired pursuant to the ~~RTD Acquisition~~Hercules Merger shall be included in the Canadian Borrowing Base and the U.S. Borrowing Base solely to the extent included in the definitions thereof ~~and of “RTD InitialBorrowing Base”~~, respectively, and of “Hercules Initial Canadian Borrowing Base” and “Hercules Initial U.S. Borrowing Base,” as applicable, and (y) the Inventory and Receivables acquired pursuant to any Anticipated 2014 Acquisition shall be included in the Canadian Borrowing Base and the U.S. Borrowing Base solely to the extent included in the definitions thereof, respectively, and of “Anticipated 2014 Target Initial Canadian Borrowing Base” and “Anticipated 2014 Target Initial U.S. Borrowing Base,” as applicable. In connection with such diligence, the Agent may obtain, at the expense of the Borrowers within the applicable Borrowing Group, an appraisal and commercial finance exam with respect to such Receivables and Inventory as it may reasonably deem desirable in its Permitted Discretion and such appraisal and exam shall be paid for by the Borrowers within the applicable Borrower Group and shall not be limited by or included in the number of appraisals and field exams reimbursable under the terms of Section 5.06(b).

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:

(a) sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, or of property no longer used or useful in the conduct of the business of the Company and its Subsidiaries;

(b) sales, leases, transfers and dispositions to the Company or any Subsidiary, provided that any such sales, transfers or dispositions to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, leases, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of (i) investments permitted by clauses (a), (h), (i), (j) and (p) of Section 6.04, (ii) investments permitted by clause (b) of Section 6.04 by a Loan Party to another Loan Party and by a Subsidiary that is not a Loan Party to a Loan Party or any Subsidiary and (iii) other investments to the extent required by or made pursuant to customary buy/sell arrangements made in the ordinary course of business between the parties to agreements related thereto;

(e) Sale and Lease-Back transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary (a “Recovery Event”);

~~(g) Reserved.~~

(g) sales, transfers and other dispositions of the assets of, or Equity Interests in, the Hercules Excluded Subsidiaries;

(h) sales, transfers and other dispositions of assets that are not otherwise permitted by any other paragraph of this Section; provided that (i) with respect to any such sale, transfer or disposition for a purchase price in excess of $10,000,000, the Company or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under this clause (i), (A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer or disposition and for which the Company and all of the Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable sale, transfer or disposition, (ii) after giving effect to any such sale, transfer or disposition, no Event of Default shall have occurred and be continuing, and (iii) to the extent applicable, the Net Cash Proceeds thereof are used to prepay the Revolving Loans as required by Section 2.11(d);

(i) sales, leases, transfers and dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) sales, leases, transfers and dispositions permitted by Sections 6.03 and 6.08 and Liens permitted by Section 6.02;

(k) leases, subleases, space leases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Company and its Subsidiaries;

(l) sales, leases, transfers and dispositions listed on Schedule 6.05; and

(m) sales, transfers and other dispositions of assets not constituting Collateral; provided that (i) after giving effect to any such sale, transfer or disposition, no Event of Default shall have occurred and be continuing and (ii) the Net Cash Proceeds of such sale, transfer or disposition are concurrently reinvested by the Company and its Subsidiaries in their business for general working capital purposes.

SECTION 6.06 Sale and Lease-Back Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted so long as (a) such Sale and Lease-Back Transaction (i) is made for cash consideration in an amount not less than the fair value of such property, (ii) is pursuant to a lease on market terms and (b) the aggregate amount of Attributable Debt for all Sale and Lease-Back Transactions does not exceed $50,000,000 at any time outstanding.

SECTION 6.07 Accounting Changes. The Company will not make any change in its method of determining its fiscal year and fiscal quarter end dates; provided, that the Company may, upon written notice to the Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Agent, in which case the Company and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) Neither Holdings nor the Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) Holdings may make (A) Restricted Payments payable solely in Qualified Equity Interests of Holdings, (B) Restricted Payments from the Net Cash Proceeds of the issuance by Holdings of Qualified Equity Interests or a substantially contemporaneous capital contribution in respect of Qualified Equity Interests of Holdings and (C) Restricted Payments from the proceeds of Restricted Payments permitted under this Section 6.08 that are received from the Company;

(ii) the Company may make Restricted Payments payable solely in Qualified Equity Interests of the Company and may make Restricted Payments from the Net Cash Proceeds of the issuance by the Company of Qualified Equity Interests or a substantially contemporaneous capital contribution in respect of Qualified Equity Interests of the Company;

(iii) the Company may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to any direct or indirect parent thereof) the proceeds of which are used to purchase, repurchase, retire, redeem or otherwise acquire the Equity Interests of Holdings (or of any such direct or indirect parent of Holdings) or of the Company (following a Qualified Public Offering of the Company) (including related stock appreciation rights or similar securities) held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Holdings, the Company or any direct or indirect parent company of Holdings in connection with such purchase, repurchase, retirement, redemption or other acquisition), including any Equity Interest rolled over by management of the Holdings, the Company or any direct or indirect parent company of Holdings in connection with the Transactions ~~and~~, the RTD Transactions and the Hercules Transactions;

provided that the aggregate amount of Restricted Payments made under this clause does not exceed $5,000,000 for any fiscal year (which amount shall be increased to $10,000,000 on and after the date of a Qualified Public Offering); provided, further, that each of the amounts in any fiscal year under this clause may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of Holdings or any direct or indirect parent company of Holdings, in each case to any future, present or former employees, directors, officers, managers, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (i) or (ii) of this Section 6.08(a); plus

(B) the cash proceeds of key man life insurance policies received by Holdings, the Company or its Subsidiaries after the Effective Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iii);

and provided, further, that cancellation of Indebtedness owing to the Company from any future, present or former employees, directors, officers, managers, or consultants of the Company (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Company or any of the Company’s Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(iv) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) the Company may make Restricted Payments to Holdings (together with loans or advances made pursuant to Section 6.04(q)) in amounts required for Holdings or any direct or indirect parent company of Holdings to pay, in each case, without duplication,

(A) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) foreign, federal, state, provincial, municipal and local income and similar taxes, to the extent such income taxes are attributable to the income of the Company and its Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of foreign, federal, state, provincial, municipal and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company;

(C) customary salary, bonus and other benefits payable to employees, directors, officers and managers of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries, including the Company’s proportionate share of such amounts relating to such parent entity being a public company;

(D) general corporate operating and overhead costs and expenses of Holdings or any direct or indirect parent company of Holdings not in excess of $2,000,000 in any fiscal year, to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Subsidiaries, including the Company’s proportionate share of such amounts relating to such parent entity being a public company;

(E) fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent company;

(F) amounts payable pursuant to the Management Services Agreements, (including any amendment thereto so long as any such amendment is not materially disadvantageous in the good faith judgment of the board of directors of the Company to the Lenders when taken as a whole, as compared to the Management Services Agreement as in effect on the Effective Date), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries; and

(G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, the Company or any direct or indirect parent company of Holdings.

(vi) to the extent constituting Restricted Payments, Holdings and the Company may enter into and consummate the Transactions ~~and~~, the RTD Transactions and the Hercules Transactions;

(vii) to the extent constituting Restricted Payments, Holdings and the Company may enter into and consummate transactions expressly permitted by any provision of Section 6.03 or 6.09 (other than Section 6.09(e));

(viii) the Company may make Restricted Payments to Holdings to finance any investment permitted to be made pursuant to Section 6.04 (other than Section 6.04(m)); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such investment and (B) Holdings shall, immediately following the closing thereof, cause (i) all property acquired (whether assets or Equity Interests) to be contributed to the Company or its Subsidiaries or (ii) the merger or amalgamation (to the extent permitted in Section 6.03) of the Person formed or acquired into the Company or its Subsidiaries in order to consummate such investment;

(ix) Holdings may make Restricted Payments with the proceeds of the issuance of Indebtedness of Holdings permitted by Section 6.01 (other than (x) Section 6.01(c) and (y) any such Indebtedness Guaranteed by or secured directly or indirectly by the assets of the Company or any of its Subsidiaries);

(x) in addition to the foregoing Restricted Payments, Holdings and the Company may make additional Restricted Payments; provided that each of the Payment Conditions is satisfied;

(xi) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of capital stock of, or Indebtedness owed to the Company or a Subsidiary by, any Unrestricted Subsidiary;

(xii) other Restricted Payments by Holdings and the Company which, together with investments, loans and advances made pursuant to Section 6.04(w) and Restricted Debt Payments made pursuant to Section 6.08(b)(vii), do not exceed $25,000,000 in the aggregate; provided that, at the time such Restricted Payments are made and after giving effect thereto, no Liquidity Event or Event of Default exists or has occurred and is continuing; and

(xiii) to the extent constituting Restricted Payments, Holdings and the Company may make any non-compete, bonus or “earn-out” payments payable to former stockholders of Holdings (or any direct or indirect parent thereof) or the Company pursuant to agreements in effect on the Effective Date; and

(xiv) Holdings and the Company may make Restricted Payments in respect of any payments made or expected to be made by Holdings, the Company or any Subsidiary or any direct or indirect parent company of Holdings in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal on the Senior Secured Notes, the Senior Subordinated Notes, any other Subordinated Indebtedness or any Indebtedness that refinances, extends, refunds, replaces or renews any such Indebtedness (collectively, “Restricted Indebtedness”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) extensions, refinancings, refundings, replacements and renewals of any such Restricted Indebtedness to the extent permitted by Section 6.01;

(ii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (other than Borrowing Base Assets) so long as such sale is permitted by Section 6.05 (other than sales, transfers and dispositions under Section 6.05(j));

(iii) payment of Restricted Indebtedness in exchange for or with proceeds of any substantially contemporaneous issuance of Qualified Equity Interests or substantially contemporaneous capital contribution in respect of Qualified Equity Interests of Holdings or the Company;

(iv) payment of Restricted Indebtedness under the Senior Secured Notes (or any extensions, renewals, refinancing, refundings or replacements thereof permitted under Section 6.01(g) and Section 6.02(w)), with the Net Cash Proceeds of any sale, transfer or other disposition of any Noteholder First Lien Collateral, or, in the case of any such extensions, refinancings, refundings, renewals or replacements, any property or assets in respect of which the security interest of the holders thereunder has priority over the security interest of the Agent, for the benefit of the Secured Parties, in such property or assets, pursuant to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Agent that is no less favorable to the Secured Parties than the Intercreditor Agreement;

(v) payment of Restricted Indebtedness with the Net Cash Proceeds of Qualified Equity Interests of Holdings or the Company;

(vi) other Restricted Debt Payments; provided that each of the Payment Conditions is satisfied (it being understood and agreed that, if an irrevocable notice or contractual obligation is given in, made or arises in respect of any Restricted Debt Payment, the foregoing conditions only need to be satisfied at the time of the giving of such irrevocable notice or entering into (or effectiveness of) any such contractual obligation); and

(vii) other Restricted Debt Payments which, together with any investments, loans or advances made pursuant to Section 6.04(w) and Restricted Payments made pursuant to Section 6.08(a)(xii), do not exceed $25,000,000 in the aggregate; provided that, at the time such Restricted Debt Payments are made and after giving effect thereto, no Liquidity Event or Event of Default exists or has occurred and is continuing.

SECTION 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are on terms and conditions substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s-length transaction from unrelated third parties that are not Affiliates, (b) transactions between or among Holdings, the Company and any Subsidiary (other than an Unrestricted Subsidiary) not involving any other Affiliate (but if a Default exists, such transactions shall be on an arms-length basis and any sale of goods between such parties shall be at least at cost), (c) any investment permitted by Section 6.04, (d) any Indebtedness permitted under Section 6.01 or Lien permitted under Section 6.02, (e) any Restricted Payment or Restricted Debt Payment permitted by Section 6.08, (f) the payment of reasonable fees and out-of-pocket costs to directors of Holdings (or any direct or indirect parent thereof), the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings (or any direct or indirect parent thereof), the Company or its Subsidiaries in the ordinary course of business, (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ (or its direct or indirect parent company’s) or the Company’s board of directors, (h) the payment of (A) management or monitoring or similar fees to the Sponsor and Sponsor termination fees and related indemnities and reasonable expenses, and (B) transaction advisory services fees with respect to transactions in respect of which the Sponsor provides any transaction, advisory or other similar services, in each case pursuant to, and in accordance with, the Management Services Agreements as such agreements are in effect as of the Effective Date; provided that, other than in the case of the payment of indemnities and expenses, no Event of Default has occurred and is continuing or would result after giving effect to such payment (and during the existence of any such Event of Default, such fees may accrue but may not be paid), (i) any contribution to the capital of Holdings (or any direct or indirect parent company thereof) by the Sponsor or any Affiliate thereof or any purchase of Equity Interests of Holdings (or any direct or indirect parent company thereof) by the Sponsor or any Affiliate thereof, (j) the Transactions ~~and~~, the RTD Transactions, and the Hercules Transactions, (k) payments by Holdings (and any direct or indirect parent thereof), the Company and its Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Company and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries, (l) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect and (m) payments by the Company or any Subsidiary to any of the Sponsor for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of Holdings (or such parent) or the Company in good faith.

SECTION 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other contractual arrangement to which it is a party or by which its property is bound that prohibits, restricts or imposes any condition upon the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets for the benefit of the Secured Parties under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document, by the Senior Secured Note Documents, by the Senior Subordinated Note Documents or by any Vendor Debt, (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the date hereof identified on Schedule 6.10 and (B) to the extent any such restrictions or conditions permitted by clause (A) is set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension, refunding, replacement or refinancing of such Indebtedness so long as such renewal, extension, refunding, replacement or refinancing does not expand the scope of any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to any agreement or other instrument of a Person acquired in a Permitted Acquisition or other investment permitted by Section 6.04 in existence at the time of such Permitted Acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired; (v) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) the foregoing shall not apply to (A) customary restrictions and provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (C) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (vii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 6.01 or to any cash or other deposits permitted by Section 6.02.

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) the Senior Secured Note Documents (or any instrument or agreement governing any refinancing Indebtedness in respect thereof permitted under Section 6.01), (b) the Senior Subordinated Note Documents or any other agreement relating to any Subordinated Indebtedness, to the extent, in the case of each of the foregoing clauses (a) and (b), any such amendment, modification or waiver would be adverse to the Lenders in any material respect, or (c) the Management Services Agreement, to the extent that any such amendment, modification or waiver would increase the amount of any management fees payable thereunder from the amounts set forth in the Management Services Agreement as in effect on the Effective Date.

SECTION 6.12 Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio as of the last day of any Test Period to be lower than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested as of the last day of the Test Period ending immediately prior to the date on which a Trigger Event shall have occurred and shall continue to be tested as of the last day of each Test Period thereafter until such Trigger Event is no longer continuing.

SECTION 6.13 Canadian Pension Plans. No Canadian Loan Party or Affiliate shall become liable under or contribute to, any Canadian Pension Plan that provides benefits on a defined benefit basis, other than a Canadian MEPP.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document within five (5) Business Days after it shall become due and payable;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, Borrowing Base Certificate or other certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document, shall prove to have been materially incorrect when made or deemed made;

(c) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained (i) in Section 2.21 (solely with respect to post-closing collateral perfection obligations of the Loan Parties and the application of amounts during the continuance of a Liquidity Event), 5.06(b), and 5.09, or in Article VI (subject to the Cure Right in Section 7.02 in connection with any Default under Section 6.12), (ii) in Section 5.01(h) (after a two (2) Business Day grace period), or (iii) in Section 5.02(a) or 5.03 (but only with respect to Holdings’ or the Company’s existence) (provided that if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Agent’s Liens on the Collateral, such Default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a) and (c) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower Agent from the Agent or the Required Lenders;

(e) (i) any Loan Party shall fail to make any payment beyond the applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Material Indebtedness, or (ii) any event or condition occurs (other than with respect to Material Indebtedness constituting Derivative Transactions, termination events or equivalent events pursuant to the terms of the related Swap Agreements in accordance with the terms thereof and not as a result of any default thereunder by any Loan Party) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(f) a Change in Control shall occur;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement, consolidation, readjustment, a proposal or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, monitor, trustee, custodian, sequestrator, liquidator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case of clause (i) or (ii), such proceeding or petition shall continue undismissed and unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, arrangement, consolidation, readjustment, a proposal or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, winding up or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, monitor, trustee, custodian, sequestrator, liquidator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors;

(i) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts in excess of the threshold amount that constitutes Material Indebtedness as they become due;

(j) one or more final judgments for the payment of money in an aggregate amount in excess of $25,000,000 (in each case to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, satisfied or bonded, or any writ or warrant of attachment or execution or similar process is issued against all or any material part of the property of any Loan Party and is not released, vacated, stayed or bonded within sixty (60) days after its issue;

(k) an ERISA Event or Pension Event shall have occurred that, when taken together with all other ERISA Events and Pension Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;

(l) the Loan Guaranty at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder, shall fail to remain in full force or effect, or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny or disaffirm in writing that it has any further liability under the Loan Guaranty to which it is a party;

(m) (i) any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason, other than pursuant to the terms hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.05), fail to create a valid and perfected security interest with the priority required by the Collateral Documents (subject to the Intercreditor Agreement) in any Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC or PPSA continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage, or (ii) any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(n) any material provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.05) or as a result of the occurrence of the Termination Date, ceases to be in full force and effect, or any Loan Party shall challenge in writing the validity or enforceability of any Loan Document or any Loan Party shall deny in writing that it has any further liability or obligation under any Loan Document (other than as a result of the occurrence of the Termination Date) or purports in writing to revoke or rescind any Loan Document; or

(o) the Obligations referred to in Section 3.18(a) shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness (including the Indebtedness under the Senior Subordinated Notes as evidenced by the Senior Subordinated Note Documents) or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to any Loan Party described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party, and (iii) require that the Borrowers deposit in the LC Collateral Account an amount in cash equal to 103% of the then outstanding LC Exposure; provided that upon the occurrence of an event with respect to any Loan Party described in clause (g) or (h) of this

Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party, and the obligation of the Borrowers to cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

SECTION 7.02 Cure Right. (a) Notwithstanding anything to the contrary contained in this Article VII, in the event that the Company fails to comply with the requirements of Section 6.12, until the expiration of the 10th day subsequent to the date the certificate calculating the Fixed Charge Coverage Ratio is required to be delivered pursuant to Section 5.01(d), Holdings (or any direct or indirect parent thereof) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to (or in the case of any direct or indirect parent of Holdings receive equity interests in Holdings for its cash contributions to) the capital of Holdings (collectively, the “Cure Right”), and upon contribution by Holdings of such cash in return for common Equity Interests or for existing Equity Interests to the Company (the “Cure Amount”) pursuant to the exercise by the Company of such Cure Right, the Fixed Charge Coverage Ratio under Section 6.12 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the Fixed Charge Coverage Ratio under Section 6.12 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing pro forma adjustments, the Company shall then be in compliance with Section 6.12, the Company shall be deemed to have satisfied the requirements of Section 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.12 that had occurred shall be deemed cured for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be at least two fiscal quarters during which the Cure Right is not exercised, (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.12 and (iii) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the other covenants contained in the Loan Documents.

SECTION 7.03 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (g) or (h) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such paragraph; provided that if it is necessary to exclude more than one Subsidiary from paragraph (g) or (h) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII.

THE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agent by the terms of the Loan

Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents, including, with respect to the Canadian Loan Parties, the Agent acting through its Canada branch; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable law or otherwise. The Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Receivables or Eligible Inventory, or whether to impose or release any Reserve, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

Any bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of, or for any losses not directly and solely caused by, its own gross negligence or willful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower Agent or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Agent and the Required Lenders, it will not take any enforcement action, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a Bankruptcy Proceeding.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more agents, co-agents or sub-agents appointed by the Agent. The Agent and any such agents, co-agents or sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The Lenders shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such agents, co-agents or sub-agent. The exculpatory provisions of the preceding paragraphs shall apply to any such agents, co-agents or sub-agent and to the Related Parties of the Agent and any agents, co-agents or such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

Subject to the appointment and acceptance of a successor to the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Agent. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Company, to appoint a successor; provided that, during the existence and continuation of an Event of Default, no consent of the Company shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank reasonably acceptable to the Company. Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents, branches and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent. Any successor to BANA by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Agent; (b) the Agent (i) does not make any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report or (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender and any action such Lender may take as a result of or any conclusion it may draw from any such Report.

For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Quebec between each Secured Party, taken individually, on the one hand, and the Agent, on the other hand, each Loan Party and each such Secured Party acknowledge and agree with the Agent that such Secured Party and the Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Obligations owed by each such Loan Party to the Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each such Loan Party is irrevocably bound towards the Agent and each Secured Party in respect of the entire Solidary Claim of the Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Collateral Documents and the other Loan Documents shall be granted to the Agent, for its own benefit and for the benefit of the applicable Secured Parties, as solidary creditor as hereinabove set forth.

In addition, and without limiting any of the foregoing, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Quebec to secure payment of any debenture issued by any Loan Party, each of the Secured Parties (as defined below) hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the creditors as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Secured Parties hereby irrevocably appoints and authorizes the Agent (in such capacity, the “Quebec Custodian”) to act as agent and custodian for and on behalf of the Secured Parties to hold and be the sole registered holder of any debenture which may be issued under any such deed of hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Quebec Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Quebec Custodian (as applicable) pursuant to any such deed of hypothec, debenture, debenture pledge agreement, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, and (c) be entitled to delegate from time to time any of its powers or duties under any deed of hypothec, debenture, or debenture pledge agreement on such terms and conditions as it may determine from time to time. Any person who becomes a Secured Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity, and (ii) the Quebec Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Quebec Custodian in such capacity. The substitution of the Agent pursuant to the provisions of this Section 9 also constitute the substitution of the Attorney and the Quebec Custodian. For the purposes of this paragraph, “Secured Parties” means collectively (a) the Lenders, (b) the Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Secured Swap Obligations, (e) each Swingline Lender, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) each Person providing Banking Services which constitute Banking Services Obligations and (h) the successors and permitted assigns of each of the foregoing.

The co-arrangers, joint bookrunners and syndication agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

if to any Loan Party, to the Borrower Agent at:

American Tire Distributors, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina 28078

Attention: Jason Yaudes

Facsimile No.: (704) 992-1451

if to Bank of America, N.A., as the Agent, an Applicable Issuing Bank or an Applicable Swingline Lender, at:

Bank of America, N.A.

300 Galleria Parkway, Suite 800

Atlanta, Georgia 30339

Attention: American Tire Loan Administration Manager

Facsimile No.: 404-607-3277

if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender (including any Defaulting Lender) without the written consent of such

Lender; it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default, mandatory prepayment or mandatory reduction of any Revolving Commitments, or the making of any Protective Advance, so long as in compliance with the provisions of Section 2.04, shall not constitute an increase of any Revolving Commitment of any Revolving Lender; provided that any change to the second and third provisos to the second sentence of Section 2.04(a) shall require the written consent of each Revolving Lender, (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (including any Defaulting Lender), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.13(~~h~~i) providing for the default rate of interest, or to waive any obligations of the Borrowers to pay interest at such default rate, (D) increase the advance rates set forth in the definition of Canadian Borrowing Base or U.S. Borrowing Base without the written consent of the Super Majority Lenders, (E) change any of the provisions of this Section or the definition of “Required Lenders”, “Super Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Revolving Lenders (or Revolving Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Revolving Lender, (F) release all or substantially all of the Loan Guarantors from their obligations under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 6.03, 6.05 or 10.11 hereof), without the written consent of each Lender, (G) except as provided in clause (c) or (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (H) make any change to the definition of “Aggregate Borrowing Base,” “Borrowing Base”, “Canadian Borrowing Base”, “Eligible Tire Inventory”, “Eligible Non-Tire Inventory”, “Eligible Receivable” or “Net Orderly Liquidation Value”, “U.S. Borrowing Base”, or “Value” or add any new categories of eligible assets, in each case, that would have the effect of increasing the amount of the U.S. Borrowing Base or the Canadian Borrowing Base, without the written consent of the Super Majority Lenders; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, any Applicable Issuing Bank or any Applicable Swingline Lender hereunder without the prior written consent of the Agent, such Applicable Issuing Bank or such Applicable Swingline Lender, as the case may be. The Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).

(c) The Lenders hereby irrevocably agree that the Liens granted to the Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the Termination Date, (ii) upon the sale or other disposition of the property constituting such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) subject to paragraph (b) of this Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) to the extent the property constituting such Collateral is owned by any Loan Guarantor, upon the release of such Guarantor from its obligations under its Loan Guaranty in accordance with the provisions of this Agreement, (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to the Collateral Documents, and (vii) as required pursuant to the terms of the Intercreditor Agreement; provided that the Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $5,000,000 during each fiscal year without the consent of any Lender. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required under the provisions of the Loan Documents.

(d) Notwithstanding anything to the contrary contained in Section 9.02, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent at the request of the Borrower Agent without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Revolving Lender”, “each Lender”, “each Revolving Lender directly affected thereby” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall pay the processing and recordation fee referred to in Section 9.04(b)(iii)(C), if applicable in accordance with the terms of such Section, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iv) the Borrowers within the applicable Borrower Group shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers within such Borrower Group hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Agent, each of the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of Parker, Hudson, Rainer & Dobbs LLP and Norton Rose Canada LLP, counsel for the Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation of the Loan Documents and related documentation, (ii) all reasonable documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of one firm of outside U.S. legal counsel and one firm of outside Canadian local counsel (to the extent relevant) to the Agent, in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (iii) all reasonable documented out-of-pocket expenses incurred by the Agent, Issuing Banks or the Lenders, including the reasonable documented fees, charges and disbursements of any counsel for the Agent and for one law firm retained by the Lenders, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans of Letters of Credit, and (iv) subject to any other provisions of this Agreement and the Loan Documents, all reasonable documented out-of-pocket expenses incurred by the Agent in the administration of the Loan Documents. Expenses reimbursable by the Company under this Section include, without limiting the generality of the foregoing, subject to any other applicable provision of any Loan Document, reasonable documented out-of-pocket costs and expenses incurred in connection with:

(i) appraisals;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Agent or (notwithstanding any reference to “out-of-pocket” above in this Section 9.03) the internally allocated fees for each Person employed by the Agent with respect to each field examination;

(iii) lien and title searches, title insurance and endorsements to Title Insurance Policies;

(iv) taxes, fees and other charges for recording any Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens; and

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

Other than to the extent required to be paid on the Effective Date, all amounts due under this paragraph (a) shall be payable by the Company within ten (10) Business Days of receipt of an invoice relating thereto and setting forth such expenses in reasonable detail.

(b) Each Borrower shall indemnify the Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related reasonable and documented out-of-pocket fees, expenses (including the reasonable fees, disbursements and other charges of one counsel for all Indemnitees and, if necessary, of a single separate firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest (as reasonably determined by the Indemnitee affected by such conflict) where such Indemnitee informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses or fees (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, its Affiliates or any of its Related Parties, (ii) result from a material breach of the obligations of any such Indemnitee or one of its Related Parties under the Loan Documents or (iii) disputes brought by and between and among Indemnitees (not involving an act or omission of the Borrowers, the other Loan Parties or their Affiliates as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that the Agent, Issuing Banks and Swingline Lenders shall remain indemnified in respect of such disputes to the extent otherwise entitled to be so indemnified.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Agent, an Issuing Bank or a Swingline Lender under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to the Agent, such Issuing Bank or Swingline Lender, as the case may be, such Revolving Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent, any Issuing Bank or any Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the RTD Transactions, the Hercules Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be paid, unless otherwise specified, promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) other than as a matter of law following an event that is permitted in accordance with Section 6.03 of this Agreement, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company; provided that no consent of the Company shall be required if an Event of Default specified in paragraphs (a), (g) or (h) of Section 7.01 has occurred and is continuing;

(B) the Agent; and

(C) each Applicable Issuing Bank.

(ii) Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans or Commitments to any Purchasing Debt Affiliate shall also be subject to the requirements of Section 9.04(f).

(iii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall not be less than $1,000,000 unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default specified in paragraphs (a), (g) or (h) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee shall execute and deliver to the Agent an agreement to be a party and subject to, and accept the terms of, the allocation and exchange mechanism agreement among the Agent and the Lenders; and

(E) the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, (1) to the Agent an Administrative Questionnaire and (2) to the Borrower Agent (with a copy to the Agent) the tax forms required by Sections 2.17(e) and (f).

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(v) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Agent, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and tax forms required by Section 9.04(b)(iii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(c) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vii) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Subsidiary or the performance or observance by any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and

Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Borrower Agent, the Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent, the Issuing Banks, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation, acting solely as a non-fiduciary agent (solely for tax purposes) of the Borrower, shall maintain a register for the recordation of the names and addresses of the Participants and principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender, each Loan Party and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. No Participant shall be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) or (f), as applicable, as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers, the Borrower Agent and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Commitments and/or Loans to any Purchasing Debt Affiliate in accordance with Section 9.04(f); provided that:

(i) no Default or Event of Default has occurred or is continuing or would result therefrom; and

(ii) no Loan or Commitment may be assigned to a Purchasing Debt Affiliate pursuant to this Section 9.04(f), if after giving effect to such assignment, Purchasing Debt Affiliates in the aggregate would own in excess of 10% of all Commitments then outstanding.

Notwithstanding anything to the contrary in this Agreement, no Purchasing Debt Affiliate shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent or any Lender to which representatives of the Loan Parties are not invited, and (B) receive any information or material prepared by the Agent or any Lender or any communication by or among the Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Commitments and Loans required to be delivered to Lenders pursuant to Article II), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

(g) Notwithstanding anything in Section 9.04 or the definitions of “Required Lenders”, “Super Majority Lenders” ~~or~~, “Tranche B Period Super Majority Lenders” or “Tranche C Period Super Majority Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Super Majority Lenders ~~or~~, the Tranche B Period Super Majority Lenders or the Tranche C Period Super Majority Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Commitments held by any Purchasing Debt Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, the Super Majority Lenders ~~or~~, the Tranche B Period Super Majority Lenders or the Tranche C Period Super Majority Lenders (or requisite vote of any Class of Lenders) have taken any actions.

(h) Notwithstanding anything to the contrary in this Agreement, prior to the Tranche B Effective Date, no Lender shall assign or sell Participations in the Tranche B Commitments without the prior written consent of Borrowers.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, an Issuing Bank, a Swingline Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Applicable Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Applicable Lender or Affiliate to or for the credit or the account of any Borrower within the applicable Borrower Group or any Applicable Guarantor of the Applicable Guaranteed Obligations with respect to such Borrower Group against any of and all the Secured Obligations held by such Applicable Lender with respect to such Borrower Group, irrespective of whether or not such Applicable Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The Applicable Lender shall notify the Borrower Agent and the Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Applicable Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Applicable Lender may have.

NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Agent, each Issuing Bank and the each Lender (the “Subject Persons”) agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (in which case each Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform the Company promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Subject Person or any of its Affiliates (in which case such Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, to inform the Company promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by a Subject Person or any of its Affiliates or any Related Parties thereto in violation of this Agreement or any other confidentiality obligations owing to the Company or its Related Parties, (d) to the extent that such information is received by a Subject Person from a third party that is not, to such Subject Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Company or any of its Related Parties, (e) to the extent that such information is independently developed by such Subject Person, (f) to the Subject Persons’ Affiliates and to its and their respective employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement, the other Loan Documents and the Transactions ~~and~~, the RTD Transactions and the Hercules Transactions (including in connection with protecting or enforcing the Subject Persons’ rights with respect to the Loan Documents) and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (g) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect, actual or prospective, contractual counterparty to any Swap Agreement relating to the Company or any of its Subsidiaries, in each case who are instructed that they shall be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) to another Subject Person, (i) if the Company provides its prior written consent to the proposed disclosure, or (j) for purposes of establishing a “due diligence” defense; provided that the disclosure of any such information to any Lenders, Participants, Assignees or counterparties or to prospective Lenders, Participants, Assignees or counterparties referred to above shall be made subject to the acknowledgment and acceptance by such persons that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company). For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, the Sponsor, the Transactions ~~or~~, the RTD Transactions or the Hercules Transactions other than any such information that is available to the Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and acknowledges that the Collateral shall not include any Margin Stock. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Banks nor any Lender shall be obligated to extend credit to any Borrower in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Loan Parties’ management and owners, such as legal name, address social security number and date of birth.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates. In addition, each Loan Party and each Lender hereby acknowledges that an Affiliate of the Agent was an initial purchaser of the Senior Secured Notes.

SECTION 9.16 Appointment for Perfection. Each Applicable Lender hereby appoints each other Applicable Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent, the Applicable Lenders and the other applicable Secured Parties, in assets which, in accordance with Article 9 of the UCC, the PPSA, or any other applicable law can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at, with respect to a U.S. Revolving Loan or a Tranche B Loan, the Federal Funds Effective Rate, or, with respect to a Canadian Revolving Loan or a Tranche C Loan, the Canadian Overnight Rate, in each case, to the date of repayment, shall have been received by such Lender.

SECTION 9.18 Cumulative Effect; Conflict of Terms; Entire Agreement; Credit Inquiries; No Advisory or Fiduciary Responsibility. Each Loan Party hereby agrees and confirms that, notwithstanding the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement:

(a) The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document (other than the Intercreditor Agreement with respect to U.S. Collateral), the provision herein shall govern and control.

(b) Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c) Each Loan Party hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

(d) In connection with all aspects of each transaction contemplated by any Loan Document, the Loan Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Loan Parties and such Person; (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Loan Parties are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Agent, the Lenders, the Swingline Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) the Agent, Lenders, the Swingline Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to the Loan Parties or their Affiliates.

SECTION 9.19 Confirmation, Ratification and Affirmation by Loan Parties. Each Loan Party hereby agrees and confirms that, notwithstanding the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement:

(a) The obligations of each Loan Guarantor contained in the Loan Guaranty shall remain in full force and effect and are hereby confirmed, renewed, affirmed and continued by this Agreement.

(b) All rights, benefits, interests, duties, liabilities and obligations of the parties to the Collateral Documents and the agreements, documents and instruments executed and delivered in connection therewith are hereby confirmed, renewed, affirmed and continued hereby. Without limitation of the foregoing, all security interests, pledges, assignments and other Liens previously granted by any Guarantor, as a grantor, pursuant to the Collateral Documents are hereby confirmed, renewed, affirmed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for all Secured Obligations with no change in the priority applicable thereto, in each case, subject only to Liens permitted under the Loan Documents, to the extent provided therein.

(c) This affirmation under this Section 9.19 does not extinguish the indebtedness or liabilities outstanding in connection with the Existing Credit Agreement, the Loan Guaranty or the Collateral Documents, nor does it constitute a novation with respect thereto; rather, such indebtedness and liabilities have been redenominated, as set forth herein.

(d) Each reference in the Loan Guaranty and each Collateral Document to the “Credit Agreement” shall mean and be a reference to this Agreement, and each reference to any other term defined in the Existing Credit Agreement shall be a reference to such term as amended by the execution and delivery of this Agreement.

(e) Each Loan Guarantor acknowledges and stipulates that the Loan Guaranty, the Collateral Documents and each other Loan Document (including, without limitation, in each reference herein to the Loan Documents), each Banking Services agreement and each Swap Agreement in respect of Secured Swap Obligations executed by such Loan Guarantor are legal, valid and binding obligations of such Loan Guarantor that are enforceable against such Loan Guarantor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws affecting creditors’ rights generally and by general principles of equity, as set forth in such Loan Documents, and the security interests and Liens granted under Collateral Documents and each other Loan Document by such Loan Guarantor in favor of the Agent, for the benefit of the applicable Secured Parties, are and continue to be, duly perfected, security interests and Liens (having the Lien priority set forth in the Intercreditor Agreement with respect to the U.S. Collateral), in each case, to the full extent provided by the terms of the Collateral Documents and each other Loan Document and subject only to Liens permitted under the Loan Documents, to the extent provided therein.

SECTION 9.20 INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT WITH RESPECT TO U.S. COLLATERAL THAT DOES NOT CONSTITUTE ABL FIRST LIEN COLLATERAL, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR

AGREEMENT AND (C) AUTHORIZES AND INSTRUCTS THE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS ABL AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THIS AGREEMENT TO EXTEND CREDIT TO BORROWERS AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

SECTION 9.21 Judgment Currency. If, for the purpose of obtaining a judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 9.21 called the “first currency”) into any other currency (hereinafter in this Section 9.21 called the “second currency”), then the conversion shall be made at the prevailing Exchange Rate for buying the first currency with the second currency at the Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by a Borrower within a Borrower Group to the Agent, any Applicable Lender, any Applicable Issuing Bank or any Applicable Swingline Lender pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers within such Borrower Group only to the extent of the amount of the first currency which the Agent, such Applicable Lender, such Applicable Issuing Bank or such Applicable Swingline Lender is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent, such Applicable Lender, such Applicable Issuing Bank or such Applicable Swingline Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency purchased pursuant to the preceding sentence falls short of the amount originally due to the Agent, such Applicable Lender, such Applicable Issuing Bank or such Swingline Lender in the first currency under this Agreement, the Borrowers within such Borrower Group agree that they will indemnify the Agent, each Applicable Lender, each Applicable Issuing Bank and each Applicable Swingline Lender against and hold the Agent, each Applicable Lender, each Applicable Issuing Bank and each Applicable Swingline Lender harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Borrower separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent, any Applicable Lender, any Applicable Issuing Bank or any Applicable Swingline Lender under any Loan Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Agent, such Applicable Lender, such Applicable Issuing Bank or such Applicable Swingline Lender. If the amount of the first currency exceeds the amount originally due to the Agent, any Applicable Lender, any Applicable Issuing Bank or any Applicable Swingline Lender in the first currency under this Agreement, the Agent, such Applicable Lender, such Applicable Issuing Bank or such Applicable Swingline Lender shall promptly remit such excess to the Borrowers within the applicable Borrower Group. The covenants contained in this Section 9.21 shall survive the payment in full of the Obligations and termination of the Commitments under this Agreement.

SECTION 9.22 Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Agent shall be deemed to have done so as an agent for each Canadian Revolving Lender and Tranche C Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Revolving Lender and Tranche C Lender, on the one hand, and the Agent, on the other hand, within the meaning of the applicable AML Legislation; and shall provide to each Canadian Revolving Lender and Tranche C Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Revolving Lenders and Tranche C Lenders agrees that Agent has no obligation to ascertain the identity of the Canadian Loan Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Canadian Revolving Lender or Tranche C Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Loan Party or any such authorized signatory in doing so.

SECTION 9.23 Amendments During Tranche B Period or Tranche C Period. In addition to, and without limiting or modifying the provisions of Section 9.02(b), (a) during the Tranche B Period, neither this Agreement nor any other Loan Document may be waived, amended or modified to make any change to (i) the definition of “Aggregate Borrowing Base,” “Borrowing Base”, “Eligible Tire Inventory”, “Eligible Non-Tire Inventory”, “Eligible Receivable” or “Net Orderly Liquidation Value”, “Tranche B Borrowing Base”, “U.S. Borrowing Base”, or “Value” or add any new categories of eligible assets, in each case, that would have the effect of increasing the amount of the Tranche B Borrowing Base, without the written consent of the Tranche B Period Super Majority Lenders, or (ii) this Section 9.23(a) without the written consent of each Tranche B Lender and (b) during the Tranche C Period, neither this Agreement nor any other Loan Document may be waived, amended or modified to make any change to (i) the definition of “Aggregate Borrowing Base,” “Borrowing Base”, “Canadian Borrowing Base”, “Eligible Tire Inventory”, “Eligible Non-Tire Inventory”, “Eligible Receivable” or “Net Orderly Liquidation Value”, “Tranche ~~B Borrowing Base,” “U.S.~~ C Borrowing Base”, or “Value” or add any new categories of eligible assets, in each case, that would have the effect of increasing the amount of the ~~U.S. Borrowing Base, the Canadian Borrowing Base or the~~ Tranche ~~B~~C Borrowing Base, without the written consent of the Tranche ~~B~~C Period Super Majority Lenders, or (ii) this Section 9.23(b) without the written consent of each Tranche ~~B~~C Lender.

ARTICLE X.

LOAN GUARANTY

SECTION 10.01 Guaranty. Each Canadian Obligations Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Agent, the Canadian Revolving Lenders, the Tranche C Lenders and the other applicable Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Obligations (the “Canadian Guaranteed Obligations”) and each U.S. Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Agent, the Lenders and the other Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Guaranteed Obligations and the U.S. Obligations (collectively, the “U.S. Guaranteed Obligations”). Each Applicable Guarantor further agrees that the Applicable Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Applicable Guarantor waives any right to require the Agent, any Applicable Issuing Bank, any Applicable Swingline Lender or any Applicable Lender to sue any Borrower, any Applicable Guarantor, any other guarantor, or any other Person obligated for all or any part of the Applicable Guaranteed Obligations (with respect to any Applicable Guaranteed Obligations, each an “Applicable Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Applicable Guaranteed Obligations and waives the benefits of division and discussion.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Applicable Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as expressly provided in Section 10.11), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Applicable Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower within the applicable Borrower Group or any other guarantor of or other Person liable for any of the Applicable Guaranteed Obligations; (iii) any insolvency, bankruptcy, arrangement, winding up reorganization or other similar proceeding affecting any Applicable Obligated Party, or their assets or any resulting release or discharge of any obligation of any Applicable Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Applicable Guarantor may have at any time against any Applicable Obligated Party, the Agent, any Applicable Issuing Bank, any Applicable Swingline Lender, any Applicable Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Applicable Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Applicable Guaranteed Obligations or otherwise, or any provision of applicable law or Regulation purporting to prohibit payment by any Applicable Obligated Party, of the Applicable Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Applicable Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent, any Applicable Issuing Bank, any Applicable Swingline Lender or any Applicable Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Applicable Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Applicable Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of each Borrower within the applicable Borrower Group for all or any part of the Applicable Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Applicable Guaranteed Obligations; (iv) any action or failure to act by the Agent, any Applicable Issuing Bank, any Applicable Swingline Lender or any Applicable Lender with respect to any collateral securing any part of the Applicable Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Applicable Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Applicable Guarantor or that would otherwise operate as a discharge of any Applicable Guarantor as a matter of law or equity (other than as expressly provided in Section 10.11).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Applicable Guarantor hereby waives any defense based on or arising out of any defense of any Borrower within the applicable Borrower Group or any Applicable Guarantor or the unenforceability of all or any part of the Applicable Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower within the applicable Borrower Group or any Applicable Guarantor, other than the termination of an Applicable Guarantor’s obligations hereunder as expressly provided in Section 10.11. Without limiting the generality of the foregoing, each Applicable Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Applicable Obligated Party, or any other Person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Applicable Guaranteed Obligations, compromise or adjust any part of the Applicable Guaranteed Obligations, make any other accommodation with any Applicable Obligated Party or exercise any other right or remedy available to it against any Applicable Obligated Party, without affecting or impairing in any way the liability of such Applicable Guarantor under this Loan Guaranty except to the extent the Applicable Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Applicable Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Applicable Guarantor against any Applicable Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Applicable Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Applicable Obligated Party, or any collateral, until the Loan Parties, the Canadian Obligations Guarantors and the U.S. Guarantors have fully performed all their obligations to the Agent, the Issuing Banks, the Swingline Lenders and the Lenders, including without limitation payment in full of all of the Obligations and termination of the Commitments.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Applicable Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, arrangement or reorganization of any Borrower within the applicable Borrower Group or otherwise, each Applicable Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Applicable Guaranteed Obligations is stayed upon the insolvency, bankruptcy, arrangement or reorganization of any Borrower within the applicable Borrower Group, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Applicable Guaranteed Obligations shall nonetheless be payable by the Applicable Guarantors forthwith on demand by the Agent, the Applicable Lender or the other applicable Secured Party.

SECTION 10.07 Information. Each Applicable Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Applicable Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Agent, any Applicable Issuing Bank, any Applicable Swingline Lender or any Applicable Lender shall have any duty to advise any Applicable Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state, Canadian federal or provincial corporate law, or any state, provincial, federal or foreign bankruptcy, insolvency, arrangement, reorganization or other law affecting the rights of creditors generally, if the obligations of any Applicable Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Applicable Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Applicable Guarantors or the applicable Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Applicable Guarantor’s “Maximum Liability”). This Section 10.08 with respect to the Maximum Liability of each Applicable Guarantor is intended solely to preserve the rights of the applicable Secured Parties to the maximum extent not subject to avoidance under applicable law, and no Applicable Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Applicable Guarantor hereunder shall not be rendered voidable under applicable law. Each Applicable Guarantor agrees that the Applicable Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Applicable Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the applicable Secured Parties hereunder, provided that nothing in this sentence shall be construed to increase any Applicable Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding the foregoing, nothing contained in this Agreement (including any provisions of this Article X to the contrary) shall limit the liability of the Borrowers within each Borrower Group in respect of all of the Obligations of such Borrowers under the Loan Documents.

SECTION 10.09 Contribution.

(a) In the event any Canadian Obligations Guarantor (a “Canadian Obligations Paying Guarantor”) shall make any payment or payments under this Loan Guaranty in respect of the Canadian Obligations or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Canadian Obligations Guarantor (each a “Canadian Obligations Non-Paying Guarantor”) shall contribute to such Canadian Obligations Paying Guarantor an amount equal to such Canadian Obligations Non-Paying Guarantor’s “Canadian Obligations Guarantor Percentage” of such payment or payments made, or losses suffered, by such Canadian Obligations Paying Guarantor. For purposes of this Article X, each Canadian Obligations Non-Paying Guarantor’s “Canadian Obligations Guarantor Percentage” with respect to any such payment or loss by a Canadian Obligations Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Canadian Obligations Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Canadian Obligations Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Canadian Obligations Non-Paying Guarantor from a Canadian Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Canadian Obligations Guarantors hereunder (including such Canadian Obligations Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Canadian Obligations Guarantor, the aggregate amount of all monies received by such Canadian Obligations Guarantors from a Canadian Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Canadian Obligations Guarantor’s several liability for the entire amount of the Canadian Guaranteed Obligations (up to such Canadian Obligations Guarantor’s Maximum Liability). Each of the Canadian Obligations Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Canadian Obligations Non-Paying Guarantor shall be subordinate and junior in right of payment to the termination of a Canadian Obligations Guarantor’s obligations hereunder as expressly provided in Section 10.11. This provision is for the benefit of all of the Agent, the Canadian Issuing Banks, the Canadian Swingline Lenders, the Canadian Revolving Lenders, the Tranche C Lenders, the Borrowers and the other Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(b) In the event any U.S. Guarantor (a “U.S. Paying Guarantor”) shall make any payment or payments under this Loan Guaranty in respect of the U.S. Obligations or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other U.S. Guarantor (each a “U.S. Non-Paying Guarantor”) shall contribute to such U.S. Paying Guarantor an amount equal to such U.S. Non-Paying Guarantor’s “U.S. Guarantor Percentage” of such payment or payments made, or losses suffered, by such U.S. Paying Guarantor. For purposes of this Article X, each U.S. Non-Paying Guarantor’s “U.S. Guarantor Percentage” with respect to any such payment or loss by a U.S. Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such U.S. Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such U.S. Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such U.S. Non-Paying Guarantor from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all U.S. Guarantors hereunder (including such U.S. Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any U.S. Guarantor, the aggregate amount of all monies received by such U.S. Guarantors from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Guarantor’s several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Guarantor’s Maximum Liability). Each of the U.S. Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a U.S. Non-Paying Guarantor shall be subordinate and junior in right of payment to the termination of a U.S. Guarantor’s obligations hereunder as expressly provided in Section 10.11. This provision is for the benefit of all of the Agent, the Issuing Banks, the Swingline Lenders, the Lenders, the Borrowers and the other Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.10 Liability Cumulative. The liability of each applicable Loan Party as an Applicable Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each such Loan Party to the Agent, the Issuing Banks, the Swingline Lenders and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.11 Termination; Release of Guarantors and Borrowers. The Loan Guaranty of all Applicable Guarantors shall terminate on the Termination Date. Notwithstanding anything in Section 9.02(b) to the contrary (i) an Applicable Guarantor or a Borrower that is a Subsidiary shall automatically be released from its obligations hereunder and its Loan Guaranty and obligations as a Borrower shall be automatically released upon the consummation of any transaction permitted hereunder as a result of which such Guarantor or Borrower ceases to be a Subsidiary of the Company and (ii) so long as no Event of Default has occurred and is continuing, (A) if an Applicable Guarantor or Borrower is or becomes an Excluded Subsidiary, then such Applicable Guarantor shall be automatically released from its obligations hereunder and its Loan Guaranty and obligations as a Borrower shall be automatically released upon notification thereof from the Borrower Agent to the Agent. In connection with any such release, the Agent shall execute and deliver to any Applicable Guarantor or Borrower that is a Subsidiary, at such Applicable Guarantor’s or Borrower’s expense, all documents that such Applicable Guarantor or Borrower shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.11 shall be without recourse to or warranty by the Agent.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS: AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation, as a U.S. Borrower

By
Name:
Title:

AM-PAC TIRE DIST. INC., a California corporation, as a U.S. Borrower

By
Name:
Title:

TRICAN TIRE DISTRIBUTORS INC./ DISTRIBUTEURS DE PNEUS TRICAN INC., a corporation organized under the laws of Canada, as a Canadian Borrower

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

GUARANTORS: AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., as Holdings and a U.S. Guarantor

By
Name:
Title:

TIRE WHOLESALERS, INC., a Washington corporation and a U.S. Guarantor

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., individually and as Agent, an Issuing Bank, a U.S. Revolving Lender and the U.S. Swingline Lender

By
Name:
Title:

BANK OF AMERICA, N.A., (acting through its Canada branch), as an Issuing Bank, a Canadian Revolving Lender, and the Canadian Swingline Lender

By
Name:
Title:

BANK OF AMERICA, N.A., as a Tranche B Lender

By
Name:
Title:

BANK OF AMERICA, N.A., (acting through its Canada branch), as a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC, as a U.S. Revolving Lender

By
Name: Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Tranche B Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Revolving Lender

By
Name:
Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a U.S. Revolving Lender and a Canadian Revolving Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a U.S. Revolving Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Canadian Revolving Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

UBS ~~LOAN FINANCE LLC~~AG, STAMFORD BRANCH, as a U.S. Revolving Lender and a Canadian Revolving Lender

By
Name:
Title:

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as a U.S. Revolving Lender, a Canadian Revolving Lender, a Tranche B Lender and a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

SUNTRUST BANK, as Syndication Agent, a U.S. Revolving Lender, and a Canadian Revolving Lender, ~~and~~ a Tranche B Lender and a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

TD BANK, N.A., as a U.S. Revolving Lender and a Tranche B Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

THE TORONTO-DOMINION BANK, as a Canadian Revolving Lender and a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Revolving Lender and a Tranche B Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, Canada branch, as a Canadian Revolving Lender and a Tranche C Lender

By
Name:
Title:

[Signatures continue on following page.]

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

REGIONS BANK, as a U.S. Revolving Lender and a Tranche B Lender

By
Name:
Title:

[Signature Page to ATD - Sixth Amended and Restated Credit Agreement]

Annex 2

REVISED COMMITMENT SCHEDULE

LENDER	TOTAL U.S. REVOLVING COMMITMENTS	TOTAL CANADIAN REVOLVING COMMITMENTS	TOTAL TRANCHE B COMMITMENTS	TOTAL TRANCHE C COMMITMENTS
Bank of America, N.A.	$278,000,000.00	$0	$45,000,000.00	$0

Bank of America, N.A. (acting through its Canada branch)	$0	$42,000,000.00	$0	$7,000,000.00

Wells Fargo Capital Finance, LLC	$190,000,000.00	$0	$13,000,000.00	$0

Wells Fargo Capital Finance Corporation Canada	$0	$30,000,000.00	$0	$3,500,000.00

SunTrust Bank	$120,000,000.00	$19,000,000.00	$7,000,000.00	$2,000,000.00

UBS AG, Stamford Branch	$60,000,000.00	$10,000,000.00	$0	$0

Regions Bank	$50,000,000.00	$0	$6,000,000.00	$0

U.S. Bank National Association	$37,000,000.00	$0	$3,000,000.00	$0

U.S. Bank National Association, Canada branch	$0	$6,000,000.00	$0	$1,000,000.00

RBS Business Capital	$35,000,000.00	$3,000,000.00	$3,000,000.00	$1,000,000.00

TD Bank, N.A.	$33,000,000.00	$0	$3,000,000.00	$0

The Toronto-Dominion Bank	$0	$5,000,000.00	$0	$500,000.00

Barclays Bank PLC	$28,000,000.00	$5,000,000.00	$0	$0

Royal Bank of Canada	$19,000,000.00	$0	$0	$0

Royal Bank of Canada	$0	$5,000,000.00	$0	$0

TOTAL:	$850,000,000.00	$125,000,000.00	$80,000,000.00	$15,000,000.00

SUPPLEMENTS TO EXISTING SCHEDULES TO CREDIT AGREEMENT

See attached

Schedule 1.01(a)

Existing Letters of Credit

N/A

Schedule 1.01(b)

Immaterial Subsidiaries

Tire Distributor, Inc., USA

Merit Tire, Inc.

International Tire Depot

Carmerica, Inc.

HTR Trucking Company

2046825 Ontario Inc.

Schedule 1.01(c)

Mortgaged Properties

None.

SCHEDULE 1.01(d) – Locations of Inventory

ADDRESS	CITY	ST	ZIP CODE	SQUARE FOOTAGE	LEASED or OWNED

14801 Township Road 212	Findlay	OH	45840	400,000	Owned

16380 E US Route 224	Findlay	OH	45840	20,869	Leased

7600 District Blvd, Suite B	Bakersfield	CA	93313	63,300	Leased

3710 River Road, #400	Franklin Park	IL	60131	60,329	Leased

1714 South Anderson Avenue	Compton	CA	90220	190,679	Leased

9500 Royal Lane, Suite 160	Irving	TX	75063	60,099	Leased

11175 East 55th Ave, Suite 105	Denver	CO	80239	49,600	Leased

500 Northpark Central, Suite 200	Houston	TX	77073	46,800	Leased

9800 NW 100th Road, Suite 1	Medley	FL	33178	91,393	Leased

2222 Diversified Way	Orlando	FL	32804	69,000	Leased

601 S 65th Ave, Suite 6	Phoenix	AZ	85043	72,000	Leased

7515 N Leadbetter Drive	Portland	OR	97203	55,000	Leased

8627 North East Loop 410, Suite 100	San Antonio	TX	78219	55,000	Leased

9110 King Palm Dr, Suite 106	Tampa	FL	33619	55,608	Leased

33375 Central Avenue	Union City	CA	94587	101,475	Leased

Northwest Corporate Park, Building J, 20413 89th Avenue	Kent	WA	98031	32,400	Leased

26918 56th Avenue, Building B	Langley	BC	V4W 1N7	56,003	Leased

722 Edinburgh Drive	Moncton	NB	E1E 4C2	48,000	Leased

405 College Street East	Belleville	ON	K8N 4Z6	124,796	Leased

311 Ingersoll Road	Ingersoll	ON	N5C 3J7	200,615	Leased

41 Ardelt Place	Kitchener	ON	N2C 2C8	11,442	Leased

1740 Argentia Road	Mississauga	ON	L5N 3K3	92,145	Leased

9800 Transcanadieene	Saint-Laurent	QC	H4S 1V9	69,673	Leased

Schenker Logistics, c/o Hercules Tire & Rubber Company, No. 68 Quianwangang Road, Qingdao Bonded Logistics Park, Qingdao Economic Zone	Shangdong, China		266500	250,000	Third Party

Nieuwe Westweg 2 - 2040	Antwerp, Belgium				Third Party

Schedule 3.14

Capitalization and Subsidiaries

Subsidiary	Interest Issued	Record of Beneficial Owner	Percentage Ownership

The Hercules Tire & Rubber Company	Common Stock	American Tire Distributors, Inc.	100%

Hercules Tire Company of Canada/Compagnie de Pneus Hercules du Canada Inc.	Common Stock	The Hercules Tire & Rubber Company	100%

Hercules Asia Pacific, LLC	LLC Interests	The Hercules Tire & Rubber Company	100%

Hercules Tire (Qingdao) Co., Ltd.		Hercules Asia Pacific, LLC	100%

Tire Distributor Inc., USA	Common Stock	The Hercules Tire & Rubber Company	100%

Merit Tire, Inc.		The Hercules Tire & Rubber Company	100%

International Tire Depot		The Hercules Tire & Rubber Company	100%

Carmerica	Class A Common Stock Class B Common Stock	The Hercules Tire & Rubber Company	Class A - 81% Class B - 81%

HTR Trucking Company		The Hercules Tire & Rubber Company	100%

2046825 Ontario Inc.	Common Stock	Hercules Canada/Compagnie de Pneus Hercules du Canada Inc.	51% (51 common shares)

2046825 Ontario Inc.	Common Stock	Power on the Go (Canada) Ltd.	49% (49 common shares)

Schedule 4.01(b)

Local Counsel

Canada

Jurisdiction:	Local Counsel:

New Brunswick	Stewart McKelvey

British Columbia	Lawson Lundell LLP

United States

Jurisdiction:	Local Counsel:

Washington	K&L Gates LLP

Connecticut	Finn Dixon & Herling LLP

Schedule 6.01

Existing Indebtedness

1.	In the Ordinary Course of Business, Hercules makes deposits as set forth in the Supplier Contracts and Leases.

2.	Loan Agreement, dated as of May 31, 2008, between Toledo –Lucas County Port Authority and Hercules and all instruments, notes, mortgages, agreements, and certificates executed or assumed in connection therewith (the “Port Authority Loan Agreement”).

3.	Master Agreement to Lease Equipment, dated as of July 27, 2010, between Cisco Systems Capital Corporation and Hercules, and all Equipment Schedules, including No. 001-000 related thereto.

4.	Master Lease Agreement, dated as of May 9, 2013, between Rebas, Inc. DBA Toyota-Lift of Los Angeles and Hercules, and all equipment schedules related thereto.

5.	Equipment Lease, dated as of July 7, 2011, between CapEx Financial, LLC and Hercules.

6.	As a condition of the Port Authority Loan Agreement the Toledo Port-Authority requires a letter of credit, pursuant to which Hercules has obtained (i) Irrevocable Standby Letter of Credit No. CPCS-634074, dated as of November 7, 2000, issued by JPMorgan Chase Bank, N.A. (successor to Bank One Michigan) in favor of The Bank of New York Trust Company (successor to Chase Manhattan Trust Company National Association) for the account of Hercules in the amount of $500,000, as amended by Amendment No. 6 dated October 7, 2005 and Amendment No. 7 dated February 27, 2007, and (ii) Irrevocable Standby Letter of Credit No. CPCS-634075, dated as of November 7, 2000, issued by JPMorgan Chase Bank, N.A. (successor to Bank One Michigan) in favor of The Huntington National Bank (successor to The Provident Bank) for the account of Hercules in the amount of $835,000, as amended by Amendment No. 2 dated June 21, 2005 and Amendment No. 3 dated June 21, 2005. In addition, the Port Authority Loan Agreement is secured by the following mortgages: Open-end mortgage and Security Agreement from Toledo –Lucas County Port Authority to Chase Manhattan Trust Company, National Association, dated as of November 1, 1998 and Open-end mortgage and Security Agreement from Toledo –Lucas County Port Authority to Director of Development of the State of Ohio, dated as of November 1, 1998.

7.	As a condition to providing services, Erie Thames Power requires a letter of credit, pursuant to which Hercules Canada has obtained Irrevocable Standby Letter of Credit Number 001-962, dated as of October 2, 2007, issued by JPMorgan Chase Bank, N.A. in favor of Erie Thames Power for the account of Hercules Canada in the amount of CAD$10,000.

8.	As a condition to providing services, Svizz-One Corporation Ltd. requires a letter of credit, pursuant to which Hercules has obtained Irrevocable Standby Letter of Credit No. CPCS-918313, dated as of June 27, 2011, issued by JPMorgan Chase Bank, N.A. in favor of Svizz-One Corporation Ltd. (successor to Deestone Radial Tire Company) for the account of Hercules in the amount of $500,000, as amended by Amendment No. 4 as of dated June 11, 2013.

9. In accordance with Belgian VAT requirements, Hercules Canada has obtained Irrevocable Standby Letter of Credit No. OCOS – 704267, dated as of June 21, 2013, issued by issued by JPMorgan Chase Bank, N.A. in favor of ING Belgium sa/nv for the account of Hercules Canada in the amount of EUR105,000, and a Bank Guarantee, dated as of June 26, 2013, issued by ING Belgium sa/nv to Centraal B.T.W. Kantoor voor buitenlandse belastingsplichtigen in the amount of EUR105,000.

SCHEDULE 6.02

Existing Liens

Assignment of Deposit Accounts, dated as of January 31, 2014, made by The Hercules Tire & Rubber Company in favor of JPMorgan Chase Bank, N.A.

Open-End Mortgage and Security Agreement from Toledo-Lucas County Port Authority, to Chase Manhattan Trust Company, National Association, Trustee, in the maximum amount of $5,000,000.00 Taxable Development Revenue Bonds (Northwest Ohio Bond Fund) Series 1998E, filed for record November 12, 1998, in Volume 1675, Page 1, of the Hancock County Records.

Assignment of Certain Rights under a Lease from Toledo-Lucas County Port Authority to Chase Manhattan Trust Company, National Association and Director of Development of the State of Ohio, with the consent of Chase Manhattan Trust Company, National Association, as agent, filed for record November 12, 1998 in Volume 1675, Page 76, of the Hancock County Records.

Intercreditor Agreement by and between The Director of Development of the State of Ohio and Chase Manhattan Trust Company, National Association, as NWOCBF Trustee and Chase Manhattan Trust Company, National Association, as agent and Toledo-Lucas County Port Authority, filed for record November 12, 1998 in Volume 1675, Page 92, of the Hancock County Records.

Financing Statement No. 50143 from The Hercules Tire & Rubber Company (debtor) to Toledo-Lucas County Port Authority (secured party), filed for record November 12, 1998, in the Hancock County Records.

Financing Statement No. 50144 from Toledo Lucas County Port Authority (debtor) to Chase Manhattan Trust Company, N.A. (secured party), filed for record November 12, 1998 in the Hancock County Records.

Non-Disturbance and Attornment Agreement by and between Toledo-Lucas County Port Authority, Chase Manhattan Trust Company, National Association, as NWOCBF Trustee; The Director of Development of the State of Ohio; and The Hercules Tire & Rubber Company, filed for record November 12, 1998 in Volume 1675, Page 114, of the Hancock County Records.

Collateral Assignment of Mortgage and Assignment from Chase Manhattan Trust Company, National Association and Toledo-Lucas County Port Authority to The Fifth Third Bank of Northwestern Ohio, National Association, filed for record November 12, 1998 in Volume 1675, Page 124, of the Hancock County Records.

Financing Statement Assignment No. 50143 from Toledo-Lucas County Port Authority to Chase Manhattan Trust Company, N.A. and Director of Development, filed for record November 12, 1998, in the Hancock County Records.

Amended and Restated Collateral Assignment of Mortgages and Security Agreements tom Chase Manhattan Trust Company, National Association and Toledo-Lucas County Port Authority to Fifth Third Bank of Northwestern Ohio, National Association, filed for record March 18, 1999 in Volume 1735, Page 62, of the Hancock County Records.

First Amendment to Intercreditor Agreement by and between The Director of Development of the State of Ohio and The Bank of New York Trust Company, NA, as NWOCBF Trustee and The Bank of New York Trust Company, NA, as agent and Toledo-Lucas County Port Authority, filed for record June 3, 2008 in Volume 2341, Page 491, of the Hancock County Records.

Open-End Mortgage, and Security Agreement from Toledo-Lucas County Port Authority, to Director of Development of the State of Ohio, in the maximum amount of $8,350,000.00, State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund) Series 1998-5, filed for record November 12, 1998, in Volume 1675, Page 31, of the Hancock County Records.

Assignment of Certain Rights under a Lease from Toledo-Lucas County Port Authority to Chase Manhattan Trust Company, National Association and Director of Development of the State of Ohio, with the consent of Chase Manhattan Trust Company, National Association, as agent, filed for record November 12, 1998 in Volume 1675, Page 76, of the Hancock County Records.

Intercreditor Agreement by and between The Director of Development of the State of Ohio and Chase Manhattan Trust Company, National Association, as NWOCBF Trustee and Chase Manhattan Trust Company, National Association, as agent and Toledo-Lucas County Port Authority, filed for record November 12, 1998 in Volume 1675, Page 92, of the Hancock County Records.

Financing Statement No. 50143 from The Hercules Tire & Rubber Company (debtor) to Toledo-Lucas County Port Authority (secured party), filed for record November 12, 1998, in the Hancock County Records.

Financing Statement No. 50145 from Toledo Lucas County Port Authority (debtor) to Director of Development (secured party), filed for record November 12, 1998 in the Hancock County Records.

Non-Disturbance and Attornment Agreement by and between Toledo-Lucas County Port Authority, Chase Manhattan Trust Company, National Association, as NWOCBF Trustee; The Director of Development of the State of Ohio; and The Hercules Tire & Rubber Company, filed for record November 12, 1998 in Volume 1675, Page 114, of the Hancock County Records.

Financing Statement Assignment No. 50143 from Toledo-Lucas County Port Authority to Chase Manhattan Trust Company, N.A. and Director of Development, filed for record November 12, 1998, in the Hancock County Records.

First Amendment to Intercreditor Agreement by and between The Director of Development of the State of Ohio and The Bank of New York Trust Company, NA, as NWOCBF Trustee and The Bank of New York Trust Company, NA, as agent and Toledo-Lucas County Port Authority, filed for record June 3, 2008 in Volume 2341, Page 491, of the Hancock County Records.

All Encumbrances of record related to the Owned Real Property as set forth on that certain Commitment for Title Insurance, issued by the Chicago Title Insurance Company, dated as of January 16, 2014.

Schedule 6.04

Existing Investments

1.	Hercules Tire Company of Canada Inc./Compagnie de Pneus Hercules du Canada Inc. owns 51 common shares of 2046825 Ontario Inc.

2.	Hercules Tire Company of Canada Inc./Compagnie de Pneus Hercules du Canada Inc. owns 50 common shares of 1077990 Ontario Inc.

3.	The Hercules Tire & Rubber Company owns 100% of the following entities: Hercules Tire Company of Canada Inc./Compagnie de Pneus Hercules du Canada Inc.; Tire Distributor Inc., USA; Merit Tire, Inc.; International Tire Depot; HTR Trucking Company; Hercules Asia Pacific

4.	The Hercules Tire & Rubber Company owns 81% of Carmerica, Inc.

Schedule 6.05

Specified Asset Sales/Leases/Transfers/Dispositions

None

Schedule 6.09

Transactions with Affiliates

Loan Agreement, dated as of November 25, 2013, between Hercules and Nancy Smith (employee), in the principal amount of $15,000.

Schedule 6.10

Existing Restrictions

None

EXHIBIT A TO SECOND AMENDMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignor:

Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

Borrower(s)

Agent:	Bank of America, N.A., as the administrative agent and the collateral agent under the Credit Agreement.

Credit Agreement:

The Sixth Amended and Restated Credit Agreement dated as of November 30, 2012, among American Tire Distributors, Inc., a Delaware corporation (the “Company”), American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), Trican Tire Distributors Inc. /

[1]	Select as applicable.

Distributeurs de Pneus Trican Inc., a corporation incorporated under the laws of Canada, each subsidiary of the Company from time to time party thereto, the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”).

Assigned Interest2:

Aggregate Amount of [Canadian][U.S.] Commitment/Loans	Amount of [Canadian][U.S.] Commitment/Loans Assigned	CUSIP
$	$
$	$
$	$

Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available [Canadian][United States] Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

[2]	Incorporate and specify any Tranche B Commitments or Tranche C Commitments and Loans Assigned, to the extent applicable.

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

Effective Date:                          , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A. as Agent

By:
Name:
Title:

[APPLICABLE ISSUING BANK],[3] as Issuing Bank

By:
Name:
Title:

[APPLICABLE ISSUING BANK] as Issuing Bank

By:
Name:
Title:

[Consented to:][4]

[AMERICAN TIRE DISTRIBUTORS, INC.]

By:
Name:
Title:

[3]	Pursuant to Section 9.04, each Applicable Issuing Bank is required to consent to an assignment under the Credit Agreement.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its [Canadian][U.S.] Commitment, and the outstanding balances of its [Canadian][U.S.] Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Sections 3.04(a) and 3.04(b) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and

Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

2

EXHIBIT F-1 TO SECOND AMENDMENT

[FORM OF]

BORROWING REQUEST

Bank of America, N.A.,

as Agent for the Lenders referred to below,

[                    ]

Attention: [—]

[Date]5

Ladies and Gentlemen:

Reference is made to the Sixth Amended and Restated Credit Agreement dated as of November 30, 2012, among American Tire Distributors, Inc., a Delaware corporation (the “Company”), American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), Am-Pac Tire Dist. Inc., a California corporation, Trican Tire Distributors Inc. / Distributeurs de Pneus Trican Inc., a corporation incorporated under the laws of Canada, each subsidiary of the Company from time to time party thereto, the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned Borrower Agent hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing
(which shall be a Business Day)

(B)	Principal Amount of Borrowing[6]

(C)	Type of Borrowing[7]

[5]	Must be notified in writing (a) in the case of an Interest Period Loan other than a Canadian BA Rate Loan, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing, (b) in the case of a Canadian BA Rate Loan, not later than 12:00 noon, Toronto, Ontario time, three (3) Business Days before the date of the proposed Borrowing, or (c) in the case of a Floating Rate Loan (including any such notice of a Floating Rate Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) of the Credit Agreement), not later than 12:00 noon, New York City time, or with respect to Canadian Prime Rate Loans or Canadian Base Rate Loans, 12:00 noon, Toronto, Ontario time, on the date of the proposed Borrowing.
[6]	Not less than an aggregate principal amount as indicated in Section 2.02(c) and in an integral multiple as indicated therein.
[7]	Specify a Floating Rate Loan or an Interest Period Loan (and if not specified, such Borrowing shall be deemed a request for (A) ABR Loans if requested for or on behalf of a U.S. Borrower, and (B) Canadian Prime Rate Loans if requested for and on behalf of a Canadian Borrower, unless the request specifies such Loans are to be denominated in Dollars in which case it shall be deemed a request for Canadian Base Rate Loans). To the extent applicable, specify if Borrowing requested is for a Tranche B Loan or a Tranche C Loan.

(D)	Currency of Borrowing[8]

(E)	Interest Period[9]

(F)	Account Number and Location

(G)	Identity of Borrower for Borrowing

The undersigned hereby certifies that s/he is a Responsible Officer of the Borrower Agent and hereby confirms that, after giving effect to the Borrowing(s) requested herein, Borrowers are in compliance with the permitted indebtedness provisions of Section 4.09(b)(i) of each of the Senior Secured Notes Indenture, the Senior Subordinated Notes Indenture and any other indenture governing the Supplemental Senior Subordinated Notes, in each case as of the date hereof.

[AMERICAN TIRE DISTRIBUTORS, INC.]

By:
Name:
Title:

[8]	If not specified, such Borrowing shall be deemed a request for (A) ABR Loans in Dollars if on behalf of a U.S. Borrower, and (B) Canadian Prime Rate Loans in Canadian Dollars if on behalf of a Canadian Borrower.
[9]	The initial Interest Period applicable to an Interest Period Loan shall be subject to the definition of “Interest Period”, and, if not specified, the Interest Period requested shall be deemed a request for an Interest Period Loan with an Interest Period of one month’s duration.

EXHIBIT G-4

[FORM OF]

TRANCHE C NOTE

$[ ]	New York, New York
[—], 20[—]

FOR VALUE RECEIVED, the undersigned, TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC., a corporation organized under the laws of Canada, and and certain Canadian Subsidiaries that are borrowers pursuant to Section 5.11(a) of the Credit Agreement (collectively, the “Canadian Borrowers”), hereby unconditionally and jointly and severally promise to pay to [            ] (the “Tranche C Lender”) or its registered assigns, at the office of Bank of America, N.A. (the “Agent”) at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, on the dates and in the amounts set forth in the Sixth Amended and Restated Credit Agreement dated as of November 30, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Tire Distributors, Inc., a Delaware corporation (the “Company”), American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), Trican Tire Distributors Inc. / Distributeurs de Pneus Trican Inc., a corporation incorporated under the laws of Canada, each subsidiary of the Company from time to time party thereto, the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”), in lawful money of the United States of America in immediately available funds, the aggregate unpaid principal amount of all Tranche C Loans made by the Tranche C Lender to the Canadian Borrowers pursuant to the Credit Agreement and unconditionally and jointly and severally promise to pay interest from the date of such Tranche C Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Principal of and interest on this promissory note from time to time outstanding shall be due and payable as provided in the Credit Agreement. This promissory note is issued pursuant to and evidences Tranche C Loans under the Credit Agreement, to which reference is made for a statement of the rights and obligations of the Tranche C Lender and the duties and obligations of the Canadian Borrowers. The Credit Agreement contains provisions for acceleration of the maturity of this promissory note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this promissory note is hereby authorized by the Canadian Borrowers to record on a schedule annexed to this promissory note (or on a supplemental schedule) the amounts owing with respect to Tranche C Loans, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this promissory note or any obligations of the Canadian Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this promissory note. Each Canadian Borrower and all endorsers, sureties and guarantors of this promissory note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this promissory note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this promissory note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. The Canadian Borrowers jointly and severally agree to pay, and to save the holder of this promissory note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this promissory note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this promissory note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under applicable law. If any such excess amount is inadvertently paid by the Canadian Borrowers or inadvertently received by the holder of this promissory note, such excess shall be returned to the Canadian Borrowers or credited as a payment of principal, in accordance with the Credit Agreement. It is the intent hereof that the Canadian Borrowers not pay or contract to pay, and that holder of this promissory note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Canadian Borrowers under applicable law.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

TRICAN TIRE DISTRIBUTORS INC. / DISTRIBUTEURS DE PNEUS TRICAN INC., as a Canadian Borrower

By:
Name:
Title:

[ ], as a Canadian Borrower

By:
Name:
Title: